UNITED STATES BANKRUPTCY COURT DISTRICT OF NEW JERSEY Caption in Compliance with D.N.J. LBR 9004-1(b) KIRKLAND & ELLIS LLP KIRKLAND & ELLIS INTERNATIONAL LLP Edward O. Sassower, P.C. Joshua A. Sussberg, P.C. (admitted pro hac vice) Steven N. Serajeddini, P.C. (admitted pro hac vice) Ciara Foster (admitted pro hac vice) 601 Lexington Avenue New York, New York 10022 Telephone: (212) 446-4800 Facsimile: (212) 446-4900 edward.sassower@kirkland.com joshua.sussberg@kirkland.com steven.serajeddini@kirkland.com ciara.foster@kirkland.com COLE SCHOTZ P.C. Michael D. Sirota, Esq. Warren A. Usatine, Esq. Felice R. Yudkin, Esq. Ryan T. Jareck, Esq. Court Plaza North, 25 Main Street Hackensack, New Jersey 07601 Telephone: (201) 489-3000 msirota@coleschotz.com wusatine@coleschotz.com fyudkin@coleschotz.com rjareck@coleschotz.com Co-Counsel for Debtors and Debtors in Possession In re: WEWORK INC., et al., Debtors.1 Chapter 11 Case No. 23-19865 (JKS) (Jointly Administered) 1 A complete list of each of the Debtors in these Chapter 11 Cases may be obtained on the website of the Debtors’ claims and noticing agent at https://dm.epiq11.com/WeWork. The location of Debtor WeWork Inc.’s principal place of business is 12 East 49th Street, 3rd Floor, New York, NY 10017; the Debtors’ service address in these Chapter 11 Cases is WeWork Inc. c/o Epiq Corporate Restructuring, LLC 10300 SW Allen Blvd. Beaverton, OR 97005. Order Filed on May 30, 2024 by Clerk U.S. Bankruptcy Court District of New Jersey Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 1 of 231 Exhibit 2.1

2 FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER (I) APPROVING THE DEBTORS’ DISCLOSURE STATEMENT AND (II) CONFIRMING THE THIRD AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF WEWORK INC. AND ITS DEBTOR SUBSIDIARIES The relief set forth on the following pages, numbered three (3) through one hundred and twenty-nine (129), is ORDERED. DATED: May 30, 2024 Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 2 of 231

(Page | 3) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries The above-captioned debtors and debtors in possession (collectively, the “Debtors”), having:2 a. commenced, on November 6, 2023 (the “Petition Date”), these chapter 11 cases (these “Chapter 11 Cases”) by Filing voluntary petitions in the United States Bankruptcy Court for the District of New Jersey (the “Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Bankruptcy Rules for the District of New Jersey (the “Local Rules”); b. Filed, on November 6, 2023, (i) the Declaration of David Tolley, Chief Executive Officer of WeWork Inc., in Support of the Chapter 11 Petitions and First Day Motions [Docket No. 21], detailing the facts and circumstances of these Chapter 11 Cases; c. entered into that certain Restructuring Support Agreement, by and among the Debtors and the Consenting Stakeholders party thereto, dated as of November 6, 2023 (the “Restructuring Support Agreement”), which provides for the restructuring of the Debtors’ capital structure and financial obligations pursuant to a plan of reorganization; d. continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code; e. Filed, on November 7, 2023, the Debtors’ Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Use Cash Collateral, (II) Granting Adequate Protection to the Prepetition Secured Parties, (III) Scheduling a Final Hearing, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief [Docket No. 43]; f. Filed, on November 19, 2023, the Debtors’ Motion for Entry of an Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (III) Modifying the Automatic Stay, and (IV) Granting Related Relief [Docket No. 186]; g. obtained, on February 2, 2024, the Order (I) Setting Bar Dates for Submitting Proofs of Claim, Including Requests for Payment Under Section 503(b)(9) of the Bankruptcy Code; (II) Establishing an Amended Schedules Bar Date, a Rejection Damages Bar Date, and a Stub Rent Bar Date; (III) Approving the Form, Manner, and Procedures for Filing Proofs of Claim; (IV) Approving Notices Thereof; and (V) Granting Related Relief [Docket No. 1285]; 2 Capitalized terms used but not otherwise defined herein have the meanings given to them in the Plan, the Disclosure Statement, or the Bankruptcy Code (each as defined herein). The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 3 of 231

(Page | 4) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries h. Filed, on February 4, 2024, (i) the Debtors’ Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 1290], (ii) the Disclosure Statement Relating to the Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 1291]; i. Filed, on February 17, 2024, the Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Information Contained in the Disclosure Statement, (II) Approving the Solicitation and Voting Procedures with Respect to Confirmation of the Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 1397] (the “Disclosure Statement Motion”); j. Filed, on April 18, 2024, the Debtors’ Amended Motion for Entry of an Order (I) Conditionally Approving the Adequacy of the Information Contained in the Disclosure Statement, (II) Approving the Solicitation and Voting Procedures with Respect to Confirmation of the Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 1687]; k. Filed, on April 19, 2024, (i) the First Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 1690] and (ii) the First Amended Disclosure Statement Relating to the First Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 1691]; l. Filed, on April 26, 2024, the Second Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 1757]; m. Filed, on April 27, 2024, the Second Amended Disclosure Statement Relating to the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 1773]; n. Filed, on April 29, 2024, (i) the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 1781] and (ii) the Third Amended Disclosure Statement Relating to the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 1783]; o. obtained, on April 29, 2024, entry of the Order (I) Conditionally Approving the Adequacy of the Information Contained in the Disclosure Statement, (II) Approving the Solicitation and Voting Procedures with Respect to Confirmation of the Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 1787] (the “Conditional Disclosure Statement Order”), Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 4 of 231

(Page | 5) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries conditionally approving the Disclosure Statement and approving the confirmation timeline, the solicitation procedures (the “Solicitation and Voting Procedures”), approving the notices of (i) the combined hearing to be held to consider the adequacy of the Disclosure Statement and Confirmation (the “Combined Hearing,” and such notice, the “Combined Hearing Notice”) and (ii) non-voting status and opt-out form (the “Notice of Non-Voting Status”), the cover letter, and other related forms and ballots (the foregoing materials, collectively, the “Solicitation Packages”); p. entered, on May 8, 2024, into (i) that certain Senior Secured Superpriority Secured Debtor-in-Possession Interim Term Loan Credit Agreement, by and among WeWork Inc., each lender from time to time party hereto (collectively, the “Lenders”), Acquiom Agency Services LLC (“Acquiom”) and Seaport Loan Products LLC (“Seaport”), each as an administrative agent for the Lenders, and Acquiom, as collateral agent (the “Collateral Agent”), certain of the Consenting Stakeholders, and the Debtors party thereto (as may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “DIP New Money Interim Facility Credit Agreement”); and (ii) that certain Senior Secured Superpriority Debtor-in-Possession Exit Term Loan Credit Agreement by and among WeWork Inc., the Lenders, Acquiom and Seaport, each as an administrative agent for the Lenders, and the Collateral Agent, certain of the Consenting Stakeholders, and the Debtors party thereto (as may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “DIP New Money Exit Facility Credit Agreement”); q. Filed, on May 1, 2024, (i) the solicitation version of the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 1816] and (ii) the solicitation version of the Third Amended Disclosure Statement Relating to the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 1818] (the “Disclosure Statement”); r. caused the Solicitation Packages, including the Combined Hearing Notice, to be distributed on or about April 29, 2024, April 30, 2024, May 6, 2024, May 7, 2024, and May 14, 2024, in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Conditional Disclosure Statement Order, and the Solicitation and Voting Procedures, as evidenced by the certificate of services with respect to solicitation [Docket No. 1965] (together with all the exhibits thereto, the “Solicitation Affidavits”); s. caused the Combined Hearing Notice to be published in The New York Times (national edition) and The Financial Times (global edition), as evidenced by the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 5 of 231

(Page | 6) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Affidavits of Service [Docket Nos. 1827, 2028] (collectively, the “Publication Affidavits,” and together with the Solicitation Affidavits, the “Affidavits”); t. entered into that certain Amended and Restated Restructuring Support Agreement, by and among the Debtors and the Consenting Stakeholders, dated as of May 5, 2024, (as may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Amended and Restated Restructuring Support Agreement”), which provides for the restructuring of the Debtors’ capital structure and financial obligations pursuant to a plan of reorganization, which includes a post-petition financing; u. Filed, on May 7, 2024, the Debtors’ Motion for Entry of an Order (I) Approving (A) the Settlement Between the Debtors and the Ad Hoc Unsecured Noteholder Group and (B) The Opt-In Procedures Applicable to the Settlement, (II) Authorizing the Debtors to Perform All of Their Obligations Thereunder, and (III) Granting Related Relief [Docket No. 1880]; v. Filed, on May 17, 2024, the Notice of Filing of Plan Supplement for the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 1954] (the “Initial Plan Supplement,” and as amended, supplemented, or otherwise modified from time to time in accordance with the Plan, including by (i) the Notice of Filing First Amended Plan Supplement for the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 1997] and (ii) the Notice of Filing Second Amended Plan Supplement for the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 2048], the “Plan Supplement,” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of the “Plan”); w. Filed, on May 23, 2024, the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries (Technical Modifications) [Docket No. 1982]; x. Filed, on May 26, 2024, the Findings of Fact, Conclusions of Law, And Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and its Debtor Subsidiaries [Docket No. 1996] (the “Confirmation Order”); y. Filed, on May 28, 2024, the Declaration of Stephenie Kjontvedt of Epiq Corporate Restructuring, LLC Regarding the Solicitation and Tabulation of Ballots Cast on the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 2032] (the “Voting Report”); z. Filed, on May 28, 2024, the Declaration of Kurt Wehner in Support of (I) Confirmation of the Third Amended Joint Chapter 11 Plan of Reorganization of Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 6 of 231

(Page | 7) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries WeWork Inc. and Its Debtor Subsidiaries and (II) Final Approval of the Disclosure Statement [Docket No. 2030] (the “Wehner Declaration”); aa. Filed, on May 28, 2024, the Declaration of Brian Corio in Support of (I) Confirmation of the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries and (II) Final Approval of the Disclosure Statement [Docket No. 2025] (the “Corio Declaration”); bb. Filed, on May 28, 2024, the Declaration of Paul Keglevic, Chairman of Board of Directors of WeWork Inc., in Support of (I) Final Approval of the Disclosure Statement and (II) Confirmation of the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries (Technical Modifications) [Docket No. 2027] (the “Keglevic Declaration”); cc. Filed, on May 28, 2024, the Declaration of Jamie Baird in Support of (I) Confirmation of the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries and (II) Final Approval of the Disclosure Statement [Docket No. 2026] (the “Baird Declaration”); dd. Filed, on May 28, 2024, the Declaration of Matthew Frank in Support of (I) Confirmation of the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries and (II) Final Approval of the Disclosure Statement [Docket No. 2024] (the “Frank Declaration,” and together with the Voting Report, the Corio Declaration, the Baird Declaration, the Keglevic Declaration, and the Wehner Declaration, the “Declarations”)); ee. Filed, on May 30, 2024, the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries (Further Technical Modifications) [Docket No. 2051] (as may be amended, supplemented, or otherwise modified from time to time, in accordance with the terms thereof, the Amended and Restated Restructuring Support Agreement, and this Confirmation Order, and including all exhibits and supplements thereto, the “Plan”); ff. Filed, on May 30, 2024, the Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and its Debtor Subsidiaries [Docket No. 2047] (the “Revised Confirmation Order”); and gg. Filed, on May 29, 2024, the Debtors’ Memorandum of Law in Support of (I) Final Approval of the Third Amended Disclosure Statement and (II) Confirmation of the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries [Docket No. 2036] (the “Confirmation Brief”). Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 7 of 231

(Page | 8) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries This Court having: a. entered, on December 11, 2023, the Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Granting Liens and Providing Claims With Superpriority Administrative Expense Status, (III) Modifying the Automatic Stay, and (IV) Granting Related Relief [Docket No. 427]; b. entered, on December 11, 2023, the Final Order (I) Authorizing the Debtors to Use Cash Collateral, (II) Granting Adequate Protection to the Prepetition Secured Parties, (III) Modifying the Automatic Stay and (IV) Granting Related Relief [Docket No. 428] (the “Cash Collateral Final Order”); c. entered, on April 29, 2024, the Conditional Disclosure Statement Order, among other things, conditionally approving the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code; d. entered, on May 8, 2024, the Interim Order (I) Authorizing the Debtors to Obtain New Postpetition Financing, (II) Granting Liens and Providing Claims Superpriority Administrative Expense Status, (III) Modifying the Automatic Stay, and (IV) Scheduling a Final Hearing, and (V) Granting Related Relief [Docket No. 1883]; e. entered on May 21, 2024, the Order (I) Approving (A) the Settlement Between the Debtors and the Ad Hoc Unsecured Noteholder Group, and (B) the Opt-In Procedures Applicable to the Settlement, (II) Authorizing the Debtors to Perform All of Their Obligations Thereunder, and (III) Granting Related Relief (the “9019 Order”) [Docket No. 1966]; f. set May 24, 2024, at 4:00 p.m. (prevailing Eastern Time), as the deadline for voting on the Plan and opt-out deadline (the “Voting Deadline”); g. set May 28, 2024, at 4:00 p.m. (prevailing Eastern Time), as the deadline for Filing objections to final approval of the Disclosure Statement and/or Confirmation (the “Combined Objection Deadline”); h. entered, on May 30, 2024, the Final Order (I) Authorizing the Debtors to Obtain New Postpetition Financing, (II) Granting Liens and Providing Claims Superpriority Administrative Expense Status, (III) Modifying the Automatic Stay, and (IV) Granting Related Relief [Docket No. 2054]; i. set May 30, 2024, at 10:00 a.m. (prevailing Eastern Time), as the date and time for the Combined Hearing, pursuant to sections 1125, 1126, 1128, and 1129 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, rule 3018-1 of the Local Rules, as set forth in the Conditional Disclosure Statement Order; j. set June 20, 2024, at 4:00 p.m. (prevailing Eastern Time), as the deadline for Holders of Claims in Non-Voting Classes to submit Opt-Out Forms; Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 8 of 231

(Page | 9) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries k. reviewed: (i) the Plan (including the Plan Supplement and the discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VIII of the Plan); (ii) the Disclosure Statement; (iii) the Disclosure Statement Motion; (iv) the Conditional Disclosure Statement Order; (v) the Plan Supplement; (vi) the Confirmation Brief; (vii) the Declarations; (viii) the Voting Report; (ix) the Affidavits; (x) the Combined Hearing Notice; and (xi) all Filed pleadings, exhibits, declarations, affidavits, statements, responses, and comments regarding final approval of the Disclosure Statement and Confirmation, including all objections, joinders, statements, and reservations of rights; l. considered the Restructuring Transactions incorporated and described in the Plan, including the Plan Supplement; m. held the Combined Hearing on May 30, 2024 at 10:00 a.m. (prevailing Eastern Time); n. heard the statements and arguments made by counsel in respect of final approval of the Disclosure Statement and Confirmation; o. considered all oral representations, live testimony, written direct testimony, exhibits, documents, filings, and other evidence presented at the Combined Hearing; p. made rulings on the record at the Combined Hearing; q. overruled (i) any and all objections to the Plan and to Confirmation, except as otherwise stated herein or indicated on the record, and (ii) all statements, joinders, and reservations of rights not consensually resolved, agreed to, adjourned, or withdrawn unless otherwise indicated herein; and r. taken judicial notice of all pleadings and other documents Filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases. NOW, THEREFORE, it appearing to the Court that the Combined Hearing Notice and the opportunity for any party in interest to object to approval of the Disclosure Statement and Confirmation having been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the record of the Chapter 11 Cases, and the legal and factual bases set forth in the documents Filed in support of final approval of the Disclosure Statement and Confirmation and other evidence presented at the Combined Hearing, Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 9 of 231

(Page | 10) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries including, without limitation, the Declarations in support thereof, establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following findings of fact, conclusions of Law, and orders: FINDINGS OF FACT AND CONCLUSIONS OF LAW IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT: A. Findings of Fact and Conclusions of Law. 1. The findings of fact and conclusions of Law set forth herein and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of Law under rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. All findings of fact and conclusions of Law announced by the Court at the Combined Hearing in relation to Confirmation, including any rulings made on the record at the Combined Hearing, are hereby incorporated in this Confirmation Order. To the extent any of the following conclusions of Law constitute findings of fact, or vice versa, they are adopted as such. B. Jurisdiction, Venue, and Core Proceeding. 2. The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334 and the Standing Order of Reference to the Bankruptcy Court Under Title 11, entered July 23, 1984, and amended on September 18, 2012 (Simandle, C.J.). The Court has (a) exclusive jurisdiction to determine the adequacy of the Disclosure Statement and whether the Plan, including the Restructuring Transactions and the establishment of the UCC Settlement Trust contemplated in connection therewith, comply with all of the applicable provisions of the Bankruptcy Code and Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 10 of 231

(Page | 11) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries should be confirmed and (b) enter a final order with respect thereto. Pursuant to Bankruptcy Rule 7008, the Debtors consent to entry of a final order by the Court in connection with Confirmation to the extent that it is later determined that the Court, absent consent of the parties, cannot enter final orders or judgments in connection herewith consistent with Article III of the United States Constitution. Venue in this Court was proper as of the Petition Date and continues to be proper under 28 U.S.C. §§ 1408 and 1409. Approval of the Disclosure Statement on a final basis and Confirmation of the Plan are core proceedings within the meaning of 28 U.S.C. § 157(b)(2). C. Eligibility for Relief. 3. The Debtors were and are Entities eligible for relief under chapter 11 pursuant to section 109 of the Bankruptcy Code. D. Commencement and Joint Administration of these Chapter 11 Cases. 4. On the Petition Date, each Debtor commenced its respective Chapter 11 Case. In accordance with the Order (I) Directing Joint Administration of Chapter 11 Cases and (II) Granting Related Relief [Docket No. 87], these Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015(b). Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Chapter 11 Cases. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 11 of 231

(Page | 12) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries E. Appointment of the Creditors’ Committee. 5. On November 16, 2023, the United States Trustee for the District of New Jersey (the “U.S. Trustee”) appointed an official committee of unsecured creditors pursuant to section 1102 of the Bankruptcy Code [Docket No. 150] (the “Creditors’ Committee”). The Creditors’ Committee supports confirmation of the Plan. F. The Bar Dates. 6. On February 2, 2024, the Court entered an order setting (i) March 12, 2024, as the last date and time for all persons and entities to file Proofs of Claim based on prepetition claims, including requests for payment under section 503(b)(9) of the Bankruptcy Code and unsecured priority claims specified in the Bar Date Motion against any Debtor; (ii) March 12, 2024, as the last date and time for a Member Claimant (as defined in the Bar Date Motion) to file Proofs of Claim if the Member Claimant disagrees with the amount of Member Claims (as defined in the Bar Date Motion) listed on its Member Notice (as defined in the Bar Date Motion); (iii) May 6, 2024, as the last date and time for each Governmental Unit (as defined in section 101(27) of the Bankruptcy Code) to file Proofs of Claim asserting claims against any Debtor that arose or are deemed to have arisen on or before the Petition Date; (iv) in the event that the Debtors amend or supplement their Schedules and Statements, the later of (a) the applicable Bar Date and (b) the date that is thirty (30) calendar days from the date on which the Debtors serve notice of the amendment to the Schedules and Statements, as the last date and time by which claimants holding claims affected by the amendment must file Proofs of Claim with respect thereto against any Debtor, solely as to claims arising from the Debtors’ rejection of executory contracts and unexpired Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 12 of 231

(Page | 13) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries leases; (v) the later of (a) (i) the General Claims Bar Date or (ii) the Governmental Bar Date, as applicable, and (b) the date that is thirty (30) calendar days after the later of (i) entry of the order approving the Debtors’ rejection of the applicable executory contract or unexpired lease and (ii) the effective date of such rejection, as the last date and time by which claimants holding claims based upon such rejection must file Proofs of Claim with respect thereto against any Debtor, unless otherwise ordered by the Court; and (vi) solely as to claims that from the Stub Rent Claims (as defined in the Bar Date Motion) and solely in the event that a Stub Rent Claimant (as defined in the Bar Date Motion) disagrees with the amount of its Stub Rent Claim identified on the Stub Rent Claim Schedule and does not resolve such disagreement with the Debtors in accordance with the calendar days after the Debtors serve the Stub Rent Claim Schedule on each Stub Rent Claimant and any other party entitled to receive notice of the same pursuant to the Case Management Order, as the last date and time by which Stub Rent Claimants must file Proofs of Claim with respect to Stub Rent Claims against any Debtor. G. Plan Supplement. 7. The Plan Supplement (including as subsequently amended, supplemented, or otherwise modified from time to time in accordance with the Plan and the Amended and Restated Restructuring Support Agreement) complies with the Bankruptcy Code and the terms of the Plan, and the Debtors provided good and proper notice of the Filing of the Plan Supplement in accordance with the Conditional Disclosure Statement Order, the Solicitation and Voting Procedures, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and all other Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 13 of 231

(Page | 14) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries applicable rules, Laws, and requirements. No other or further notice is necessary or will be required with respect to the Plan Supplement or any of the documents contained therein or related thereto. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and the Amended and Restated Restructuring Support Agreement, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement and any of the documents contained therein or related thereto before the Effective Date, subject to compliance with the Bankruptcy Code and the Bankruptcy Rules; provided that no such alteration, amendment, update, or modification shall be inconsistent with the terms of this Confirmation Order, the Amended and Restated Restructuring Support Agreement, or the Plan. H. Modifications to the Plan. 8. Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan since the commencement of Solicitation and in accordance with the Amended and Restated Restructuring Support Agreement described or set forth in this Confirmation Order constitute technical or clarifying changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and the Solicitation Packages served pursuant to the Conditional Disclosure Statement Order, and notice of these modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases. In accordance with Bankruptcy Rule 3019, these modifications do not require Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 14 of 231

(Page | 15) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes on the Plan under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims or Interests be afforded an opportunity to change previously cast votes accepting or rejecting the Plan. Accordingly, the Plan is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan. The disclosure of any Plan modifications in accordance with the Amended and Restated Restructuring Support Agreement prior to or on the record at the Combined Hearing constitutes due and sufficient notice of any and all Plan modifications. The Plan as modified in accordance with the Amended and Restated Restructuring Support Agreement shall constitute the Plan submitted for Confirmation. I. Conditional Disclosure Statement Order. 9. On April 29, 2024, the Court entered the Conditional Disclosure Statement Order [Docket No. 1787], which, among other things, fixed May 24, 2024, at 4:00 p.m. (prevailing Eastern Time) as the Voting Deadline, May 28, 2024, at 4:00 p.m. (prevailing Eastern Time) as the Combined Objection Deadline, and May 30, 2024, at 10:00 a.m. (prevailing Eastern Time) as the date and time for the Combined Hearing. The Debtors’ use of the Disclosure Statement to solicit votes to accept or reject the Plan was authorized by the Conditional Disclosure Statement Order. J. Disclosure Statement. 10. The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy Laws, rules, and regulations, Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 15 of 231

(Page | 16) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries including the Securities Act, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. K. Bankruptcy Rule 3016. 11. The Plan and all modifications thereto were dated and identified the entities submitting such modification, thus satisfying Bankruptcy Rule 3016(a). The Debtors appropriately Filed the Disclosure Statement and the Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and the Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined, released, and exculpated and identify the entities that will be subject to the injunction, releases, and exculpations, thereby satisfying Bankruptcy Rule 3016(c). L. Burden of Proof—Confirmation of the Plan. 12. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard. Each witness who testified on behalf of the Debtors in connection with Confirmation, including those who testified via the Declarations, was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 16 of 231

(Page | 17) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries M. Notice. 13. As evidenced by the Affidavits and the Voting Report, the Debtors provided due, adequate, and sufficient notice of commencement of these Chapter 11 Cases, the Plan (and the opportunity to opt out of the third-party release contained therein (the “Third-Party Release”)), the Disclosure Statement, the Conditional Disclosure Statement Order, the Solicitation Packages, the Voting Deadline, any applicable bar dates and hearings described in the Conditional Disclosure Statement Order, the Combined Hearing, (as may be continued from time to time), the Plan Supplement, and all other materials distributed by the Debtors in connection with Confirmation in compliance with the Bankruptcy Code, the Bankruptcy Rules, including Bankruptcy Rules 2002, 3017, 2019, and 3020, the Bankruptcy Local Rules, and the Solicitation and Voting Procedures set forth in the Conditional Disclosure Statement Order. Further, (a) the Combined Hearing Notice was published in The New York Times (U.S. national edition) and The Financial Times (global edition), in compliance with Bankruptcy Rule 2002(i), as evidenced by the Publication Affidavits, and (b) the Combined Hearing Notice was properly served on parties in interest on April 29, 2024, and April 30, 2024, as evidenced by the Affidavit of Service [Docket No. 1965]. The foregoing notice was adequate and sufficient under the facts and circumstances of these Chapter 11 Cases in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the Conditional Disclosure Statement Order. No other or further notice is necessary or shall be required. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 17 of 231

(Page | 18) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries N. Voting Report. 14. Before the Combined Hearing, the Debtors Filed the Voting Report. The Voting Report was admitted into evidence during the Combined Hearing. The procedures used to solicit and tabulate the Ballots were fair, reasonable, and conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Conditional Disclosure Statement Order, and all other applicable non-bankruptcy rules, Laws, and regulations. 15. As set forth in the Plan and the Disclosure Statement, Holders of Claims in Class 3A (Drawn DIP TLC Claims), Class 3B (Undrawn DIP TLC Claims), Class 4A (Prepetition LC Facility Claims), Class 4B (1L Notes Claims), and Class 5 (2L Notes Claims) (collectively, the “Voting Classes”) were eligible to vote to accept or reject the Plan in accordance with the Solicitation and Voting Procedures. The Ballots used to solicit votes to accept or reject the Plan from Holders in the Voting Classes adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for Holders in the Voting Classes to vote to accept or reject the Plan. 16. Holders of Claims in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), and Class 9 (Go-Forward Guaranty Claims) (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan and, therefore, were not entitled to vote to accept or reject the Plan. Holders of Claims in Class 6 (3L Notes Claims), Class 7 (Unsecured Notes Claims), Class 8 (General Unsecured Claims), Class 12 (Parent Interests), and Class 13 (Section 510(b) Claims) (collectively, the “Deemed Rejecting Classes”) are Impaired, are entitled to no recovery under the Plan, and are deemed to have rejected the Plan, Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 18 of 231

(Page | 19) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries and, therefore, were not entitled to vote to accept or reject the Plan. Holders of Claims in Class 10 (Intercompany Claims) and Holders of Interests in Class 11 (Intercompany Interests) (together, the “Deemed Accepting/Rejecting Classes,” and together with the Deemed Accepting Classes and the Deemed Rejecting Classes, the “Non-Voting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan (to the extent Reinstated) or are Impaired and deemed to have rejected the Plan (to the extent cancelled and released), and, in either event, were not entitled to vote to accept or reject the Plan. 17. As evidenced by the Voting Report, each of the Voting Classes voted to accept the Plan. O. Solicitation. 18. As described in the Voting Report and the Solicitation Affidavits, the Debtors solicited votes for acceptance or rejection of the Plan in good faith, and the Solicitation Packages provided the Holders of Claims in the Voting Classes the opportunity to opt out of the Third-Party Releases. Such solicitation complied with the Solicitation and Voting Procedures, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and all other applicable non-bankruptcy rules, Laws, and regulations, including any registration requirements under the Securities Act. 19. As described in the Voting Report and the Solicitation Affidavits, as applicable, the Solicitation Packages were transmitted and served, including to all Holders of Claims in the Voting Classes, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 19 of 231

(Page | 20) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Bankruptcy Rules, including Bankruptcy Rules 3017, 3018, and 3019, the Bankruptcy Local Rules, the Conditional Disclosure Statement Order, and all other applicable non-bankruptcy rules, Laws, and regulations. Transmission and service of the Solicitation Packages was timely, adequate, and sufficient under the facts and circumstances of these Chapter 11 Cases. No further notice is necessary or will be required. 20. As set forth in the Voting Report and the Solicitation Affidavits, the Solicitation Packages were distributed to Holders in the Voting Classes that held a Claim in such Class as of April 22, 2024 (the “Voting Record Date”). The establishment and notice of the Voting Record Date were reasonable and sufficient under the facts and circumstances of these Chapter 11 Cases. 21. The period during which the Debtors solicited acceptances of or rejections to the Plan was a reasonable and sufficient period of time for each Holder in the Voting Classes to make an informed decision to accept or reject the Plan. P. Service of Opt-Out Form. 22. Under sections 1126(f) and 1126(g) of the Bankruptcy Code, the Debtors were not required to solicit votes from the Holders of Claims or Interests in the Non-Voting Classes, each of which is conclusively presumed to have accepted or deemed to have rejected the Plan. Nevertheless, the Debtors served the Combined Hearing Notice and the Notices of Non-Voting Status on Holders of Claims and Interests in the Non-Voting Classes,3 which adequately summarized the material terms of the Plan, including classification and treatment of Claims and 3 See Affidavits of Service of Mailings of Solicitation Materials for the Period from April 29, 2024, through May 14, 2024 [Docket No. 1965]. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 20 of 231

(Page | 21) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Interests and the release, exculpation, and injunction provisions of the Plan. Further, because the form enabling stakeholders to opt out of the Third-Party Release (the “Opt-Out Form”) was included in both the Ballots and the Notices of Non-Voting Status, every known stakeholder was provided with the means to opt out of the Third-Party Release. For the avoidance of doubt, any party that elected in the Opt-Out Form to opt out of the Third-Party Release prior to the applicable deadline to submit an Opt-Out Form, whether under an original or extended deadline, shall be neither a Released Party nor a Releasing Party under the Plan; provided, however, that any Opt-Out Form submitted by an Unsecured Notes Settlement Participant (as defined in the 9019 Order) is deemed withdrawn and such Unsecured Notes Settlement Participant is deemed to have granted the Third-Party Release and to be a Releasing Party under the 9019 Order and the Plan. Q. 9019 Settlement. 23. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, the provisions of the Unsecured Notes Settlement by and between the Debtors, the Creditors’ Committee, the Ad Hoc Group, the SoftBank Parties, Cupar, and the Unsecured Notes Settlement Participants, as approved by the 9019 Order, constitute a good-faith compromise of the settled claims and disputes held by the Unsecured Notes Settlement Participants. Such compromise and settlement are fair, equitable, and reasonable and in the best interests of the Debtors, the Reorganized Debtors, and their Estates. R. The Amended and Restated Restructuring Support Agreement. 24. The terms and conditions of the Amended and Restated Restructuring Support Agreement and the Debtors’ assumption of and performance under the Amended and Restated Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 21 of 231

(Page | 22) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Restructuring Support Agreement are essential elements of the Plan and are in the best interests of the Debtors, the Estates and Holders of Claims and Interests. The terms and conditions of the Amended and Restated Restructuring Support Agreement are fair and reasonable, reflect the Debtors’ exercise of reasonable business judgment consistent with their fiduciary duties and are supported by reasonably equivalent value and fair consideration. The Amended and Restated Restructuring Support Agreement was negotiated at arm’s length and in good faith, without the intent to hinder, delay or defraud any creditor of the Debtors. S. DIP New Money Interim Facility and DIP New Money Exit Facility. 25. The DIP New Money Interim Facility, the DIP New Money Interim Facility Documents, the DIP New Money Exit Facility, and the DIP New Money Exit Facility Documents, are each an essential element of the Plan, necessary for Consummation, and critical to the overall success and feasibility of the Plan. 26. Entry into the DIP New Money Interim Facility, the DIP New Money Interim Facility Documents, the DIP New Money Exit Facility, and the DIP New Money Exit Facility Documents is in the best interests of the Debtors, the Reorganized Debtors, and their Estates and consistent with the Debtors’ exercise of their fiduciary duties. The Debtors have exercised reasonable business judgment in determining to enter into the DIP New Money Interim Facility Documents and the DIP New Money Exit Facility Documents and have or will have provided sufficient and adequate notice of the material terms of the DIP New Money Interim Facility and the DIP New Money Exit Facility, which material terms were or will be Filed as part of the Plan (including through the Plan Supplement) and related pleadings prior to the Effective Date. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 22 of 231

(Page | 23) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries The terms and conditions of the DIP New Money Interim Facility and the DIP New Money Exit Facility are fair and reasonable and were negotiated in good faith and at arm’s length, and any credit extended and loans made thereunder shall be deemed to have been extended, assumed and assigned, issued, or made in good faith. All premiums and fees due and payable under or in connection with the DIP New Money Interim Facility and the DIP New Money Exit Facility (which, for the avoidance of doubt, includes the DIP New Money Initial Commitment Premium (as defined in the DIP New Money Orders)) have been or are hereby approved, and the Debtors or the Reorganized Debtors, as applicable, are authorized and directed to pay such premiums and fees in accordance with the DIP New Money Interim Facility Documents and the DIP New Money Exit Facility Documents. The Debtors or the Reorganized Debtors, as applicable, have been or are authorized without further approval of this Court or any other party to execute and deliver the DIP New Money Interim Facility Documents and the DIP New Money Exit Facility Documents, and execute, deliver, File, record, and issue all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents related or incidental thereto and to perform their obligations thereunder and all transactions contemplated thereby, including the payment or reimbursement of any premiums, fees, expenses, losses, damages, or indemnities and the creation or perfection of all Liens in connection therewith, in each case, without further notice to this Court or further act or action under applicable non-bankruptcy Law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity. 27. To the extent applicable, the Reorganized Debtors and the Persons and Entities granted such Liens and security interests have been or in conjunction with the DIP New Money Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 23 of 231

(Page | 24) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Interim Facility and the DIP New Money Exit Facility shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents, necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other Law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required). T. Exit LC Facility. 28. The Exit LC Facility and the Exit LC Facility Documents4, are each an essential element of the Plan, necessary for Consummation, and critical to the overall success and feasibility of the Plan. 29. Entry into the Exit LC Facility and the Exit LC Facility Documents is in the best interests of the Debtors, the Reorganized Debtors, and their Estates. The Debtors have exercised reasonable business judgment in determining to enter into the Exit LC Facility and the Exit LC Facility Documents and have or will have provided sufficient and adequate notice of the material terms of the Exit LC Facility and the Exit LC Facility Documents, which material terms were or will be Filed as part of the Plan (including through the Plan Supplement) and related pleadings prior to the Effective Date. The terms and conditions are fair and reasonable and were negotiated in good faith and at arm’s length, and any credit that was or will be extended and loans that were 4 For the avoidance of doubt, the “Exit LC Facility Documents” include all documents related to cash collateral support for the Exit LC Facility, including, without limitation, any amendments or modified forms of such documents, and any agreements relating to the issuance of New Interests and the release of such New Interests or cash to the SoftBank Parties post-emergence in satisfaction of the Undrawn DIP TLC Claims. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 24 of 231

(Page | 25) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries or will be made pursuant to the Exit LC Facility, if and as applicable, shall be deemed to have been extended, assumed and assigned, issued, or made, as applicable, in good faith. All fees due and payable or that will become due and payable under or in connection with the Exit LC Facility and Exit LC Facility Documents are hereby approved, and the Debtors or the Reorganized Debtors, as applicable, are authorized and directed to pay such fees in accordance with the Exit LC Facility and Exit LC Facility Documents. The Debtors are authorized without further approval of this Court or any other party to execute and deliver the Exit LC Facility Documents (including any modifications, supplements, or amendments) and execute, deliver, File, record, and issue all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents related or incidental thereto and to perform their obligations thereunder and all transactions contemplated thereby, including the payment or reimbursement of any fees, expenses, losses, damages, or indemnities and the creation or perfection of all Liens in connection therewith, in each case, without further notice to this Court or further act or action under applicable non- bankruptcy Law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity. U. UCC Settlement Trust. 30. As set forth in Article IV.D.4 of the Plan, on or following the later of the Effective Date and the UCC Settlement Determination Date, the Reorganized Debtors shall transfer, or cause to be transferred, to the UCC Settlement Trust all of the rights, title, and interest in the UCC Settlement Proceeds, and the UCC Settlement Trustee shall execute the UCC Settlement Trust Documents and take all steps necessary to establish the UCC Settlement Trust in accordance with Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 25 of 231

(Page | 26) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries the Plan and the UCC Settlement Trust Documents; provided, however, no disbursement or distribution shall be made from the UCC Settlement Trust until such point in time as final amounts have been determined (including in the case of Allowed Professional Fee Claims of the Professionals retained by the Creditors’ Committee, until such point in time as final fee applications have been approved and Allowed) in respect of (i) the Ad Hoc Unsecured Noteholder Group Expenses, (ii) the 3L/Unsecured Notes Trustee Expenses, (iii) the Creditors’ Committee Member Expenses, and (iv) Allowed Professional Fee Claims of the Professionals retained by the Creditors’ Committee; provided that only after such final amounts have been determined and final fee applications have been approved and Allowed shall the UCC Settlement Deduction be calculated. The transfers contemplated under the Plan from the applicable Debtors to the UCC Settlement Trust shall be exempt from any stamp, real estate transfer, other transfer, mortgage reporting, sales, use, or other similar tax. 31. To the extent that any UCC Settlement Proceeds cannot be transferred to the UCC Settlement Trust because of a restriction on transferability under applicable non-bankruptcy Law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such UCC Settlement Proceeds shall be deemed to have been retained by the Reorganized Debtors on behalf of the UCC Settlement Trust and the UCC Settlement Trust shall be deemed to have been designated as a representative of the Reorganized Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such UCC Settlement Proceeds on behalf of the Reorganized Debtors for the benefit of the UCC Settlement Trust Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 26 of 231

(Page | 27) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries beneficiaries, until such transfer restrictions are removed or the Reorganized Debtors receive or become entitled to distribute the UCC Settlement Proceeds. 32. Method and Timing of Distributions. Distributions to Holders of Allowed 3L Notes Claims and Allowed General Unsecured Claims will be made from the UCC Settlement Trust in accordance with the terms of the Plan, the UCC Settlement Trust Documents, and this Confirmation Order; provided that no disbursement or distribution shall be made from the UCC Settlement Trust until the UCC Settlement Determination Date (which, for the avoidance of doubt, shall only occur after such point in time as final amounts have been determined (including in the case of Allowed Professional Fee Claims of the Professionals retained by the Creditors’ Committee, after such point in time as final fee applications have been approved and Allowed) in respect of (i) the Ad Hoc Unsecured Noteholder Group Expenses, (ii) the 3L/Unsecured Notes Trustee Expenses, (iii) the Creditors’ Committee Member Expenses, and (iv) Allowed Professional Fee Claims of the Professionals retained by the Creditors’ Committee (each as defined in the Plan). The UCC Settlement Trust may engage disbursing agents and other Persons to assist in making distributions. V. Compliance with Bankruptcy Code Requirements—Section 1129(a)(1). 33. The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code. (i) Proper Classification—Sections 1122 and 1123. 34. Article III of the Plan provides for the separate classification of Claims and Interests into thirteen Classes based on differences in the legal nature or priority of such Claims and Interests Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 27 of 231

(Page | 28) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries (other than Administrative Claims, Professional Fee Claims, DIP Administrative Claims, Priority Tax Claims, Stub Rent Claims, and Post-Petition Rent Claims, which are addressed in Article II of the Plan and are not required to be classified by section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. (ii) Specified Unimpaired Classes—Section 1123(a)(2). 35. Article III of the Plan specifies that Claims in the following Classes are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code: Class Claims 1 Other Secured Claims 2 Other Priority Claims 9 Go-Forward Guarantee Claims 36. Holders of Intercompany Claims in Class 10 and Holders of Intercompany Interests in Class 11 are either Unimpaired and conclusively presumed to have accepted the Plan or are Impaired and deemed to have rejected the Plan, and, in either event, are not entitled to vote to accept or reject the Plan. Additionally, Article II of the Plan specifies that Allowed Administrative Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 28 of 231

(Page | 29) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Claims, DIP Administrative Claims, Professional Fee Claims, Priority Tax Claims, Stub Rent Claims, Post-Petition Rent Claims, and the Restructuring Expenses will be paid in full or otherwise unimpaired in accordance with the terms of the Plan, although these Claims are not classified under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. (iii) Specified Treatment of Impaired Classes—Section 1123(a)(3). 37. Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes: Class Claims 3A Drawn DIP TLC Claims 3B Undrawn DIP TLC Claims 4A Prepetition LC Facility Claims 4B 1L Notes Claims 5 2L Notes Claims 6 3L Notes Claims 7 Unsecured Notes Claims 8 General Unsecured Claims 12 Parent Interests 13 Section 510(b) Claims 38. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 29 of 231

(Page | 30) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries (iv) No Discrimination—Section 1123(a)(4). 39. The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. (v) Adequate Means for Plan Implementation—Section 1123(a)(5). 40. The provisions of the Plan, including Article IV, together with the exhibits and attachments to the Plan (including the Plan Supplement), provide, in detail, adequate and proper means for the Plan’s implementation, including, among other provisions: (a) the general settlement of Claims and Interests; (b) the authorization for the Debtors and/or the Reorganized Debtors, as applicable, to take all actions necessary or appropriate to effectuate the Plan, including those actions necessary or appropriate to effectuate the Restructuring Transactions and any and all actions set forth in the Restructuring Transactions Exhibit; (c) the adoption, authorization, and entry of the New Corporate Governance Documents; (d) the funding and sources of consideration for the Plan distributions, including the Exit LC Facility, the DIP New Money Interim Facility, the DIP New Money Exit Facility, and Cash on hand; (e) preservation of the Debtors’ corporate existence following the Effective Date (except as otherwise provided in the Plan); (f) the reservation of New Interests for future distribution in accordance with the terms and conditions of the MIP and at the discretion of the New Board following the Effective Date; (g) the vesting of assets of the Debtors’ estates in the Reorganized Debtors; (h) except as otherwise provided in this Confirmation Order or the Plan, the cancellation of all notes, instruments, Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 30 of 231

(Page | 31) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries certificates, and other documents evidencing Claims or Interests; (i) except as otherwise provided in this Confirmation Order or the Plan, the cancellation of existing securities and agreements; (j) the authorization and approval of the Debtors and/or the Reorganized Debtors, as applicable, to enter into the Exit LC Facility, the DIP New Money Interim Facility, the DIP New Money Exit Facility; (k) the issuance and distribution of the New Interests, and entry into any agreements related to the same as set forth in the Plan or the Plan Supplement; (l) the authorization, approval, and entry of corporate actions under the Plan; (k) the creation of the Professional Fee Escrow Account; (m) the appointment of the New Board; (n) the adoption, authorization, and entry of the UCC Settlement Trust Documents and all actions contemplated thereby, including the appointment of Entity Services (SPV), LLC as the UCC Settlement Trustee and creation of the UCC Settlement Trust; (o) the preservation and vesting of certain Causes of Action not released pursuant to the Plan in the Reorganized Debtors; (p) the adoption or assumption of all Compensation and Benefits Programs; (q) the assumption and assignment or rejection of Executory Contracts and Unexpired Leases (with the consent of the Required Consenting Stakeholders); and (r) the effectuation and implementation of documents and further transactions, in each case subject to the consent rights of the Required Consenting Stakeholders set forth in the Plan and the Amended and Restated Restructuring Support Agreement. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. (vi) Voting Power of Equity Securities—Section 1123(a)(6). 41. The New Corporate Governance Documents and the Plan prohibit the issuance of non-voting equity securities to the extent required to comply with section 1123(a)(6) of the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 31 of 231

(Page | 32) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Bankruptcy Code and provide for an appropriate distribution of voting power among the classes of equity securities possessing voting power. To the extent the beneficial interests in the UCC Settlement Trust are deemed to be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and/or applicable state securities laws, the beneficial interests shall not be non-voting equity securities. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. (vii) Directors and Officers—Section 1123(a)(7). 42. The appointment, employment, and manner of selection of any officer, director, or trustee (or any successor of any officer, director, or trustee) of the Reorganized Debtors will be determined in accordance with the Amended and Restated Restructuring Support Agreement, the Plan, the New Corporate Governance Documents, and the Corporate Governance Term Sheet, as applicable, which is consistent with the interests of creditors and equity holders and with public policy. The selection of the members of the New Board, identified in the Plan Supplement, is also consistent with the interests of creditors and equity holders and with public policy. Accordingly, the Plan satisfies the requirement of section 1123(a)(7) of the Bankruptcy Code. (viii) Impairment/Unimpairment of Classes—Section 1123(b)(1). 43. Article III of the Plan Impairs or leaves Unimpaired, as the case may be, each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code. Thus, the Plan satisfies section 1123(b)(1). (ix) Assumption—Section 1123(b)(2). Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 32 of 231

(Page | 33) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 44. Notwithstanding anything to the contrary herein, entry of this Confirmation Order shall not prejudice any assumption, rejection, or Cure disputes that are pending as of such entry. The applicable parties’ rights with respect to such disputes are fully reserved, and any such disputes shall be addressed and, if applicable, heard pursuant to the procedures set forth in the Plan, including Article V.D thereof. 45. Article V of the Plan provides that, on the Effective Date, except as otherwise provided in the Plan, all Executory Contracts and Unexpired Leases will be deemed assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (1) are Unexpired Leases of non-residential real property that (a) have not been assumed by the Debtors pursuant to a Final Order and (b) are not expressly set forth in the Schedule of Assumed Executory Contracts and Unexpired Leases, which schedule shall be subject to the consent of the Required Consenting Stakeholders, and assumed by the deadline set forth in section 365(d)(4) or any applicable Extension Order or any subsequent extension as agreed between the Debtors and the applicable landlord; (2) are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases, which schedule shall be subject to the consent of the Required Consenting Stakeholders; (3) have previously expired or terminated pursuant to their own terms or agreement of the parties thereto, forfeiture or by operation of law; (4) have been previously rejected by the Debtors pursuant to a Final Order; (5) any obligations of WeWork Inc. arising under contracts or leases that are not assumed; or (6) are, as of the Effective Date, the subject of (a) a motion to reject that is pending or (b) an order of the Court that is not yet a Final Order. For the avoidance of doubt, for an Unexpired Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 33 of 231

(Page | 34) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Lease that is as of the Effective Date the subject of a pending notice of assumption filed pursuant to the Order (I) Authorizing and Approving Procedures to Reject or Assume Executory Contracts and Unexpired Leases and (II) Granting Related Relief [Docket No. 289] (the “Lease Procedures Order”) for which no Final Order has been entered (“Pending Assumption Notice”), such Unexpired Lease will be assumed by separate Final Order and not by this Confirmation Order. Accordingly, the Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. 46. The Debtors’ determinations with the consent of the Required Consenting Stakeholders regarding the assumption and rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims and Interests, and other parties in interest in these Chapter 11 Cases. Entry of this Confirmation Order by the Court shall constitute approval of such assumptions, assumptions and assignments, and/or rejections, as applicable, subject to the consent of the Required Consenting Stakeholders, and including the assumption of the Executory Contracts or Unexpired Leases as provided in the Plan Supplement pursuant to sections 365(a) and 1123 of the Bankruptcy Code. 47. Notwithstanding anything to the contrary in this Confirmation Order, the Plan (other than Article V.I.1), the Plan Supplement, or any Definitive Document: (i) all Compensation and Benefits Programs shall be assumed without amendment, unless otherwise agreed in writing as between the Debtors and the Required Consenting Stakeholders; provided, for the avoidance of doubt, that with respect to those individuals referenced in the term sheet agreed to by email by the Required Consenting Stakeholders on May 29, 2024 (the “Employment Agreements Term Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 34 of 231

(Page | 35) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Sheet”), such terms of employment shall only be assumed as amended on the terms set forth in the Employment Agreements Term Sheet); (ii) such assumptions shall be effective as of the Effective Date; and (iii) such assumptions on the foregoing terms shall not be subject to the consent of the Required Consenting Stakeholders. (x) Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3). 48. To the greatest extent permissible under the Bankruptcy Code and the Bankruptcy Rules, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan and with the support of the various creditors, stakeholders, and other parties in interest, including the Creditors’ Committee, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, as applicable, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. The compromises and settlements embodied in the Plan (a) are the result of extensive, arm’s-length, good faith negotiations that, in addition to the Plan, resulted in the execution of the Restructuring Support Agreement and the Amended and Restated Restructuring Support Agreement; (b) preserve value for the Debtors, their Estates, and all their stakeholders by, among other things, avoiding extended, uncertain, time-consuming, and value-destructive litigation; and (c) represent a fair and reasonable compromise of all Claims, Interests, and controversies and a sound exercise of the Debtors’ business judgment. The compromises and settlements in the Plan are fair, equitable, reasonable, and in the best interests of Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 35 of 231

(Page | 36) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries the Debtors and their Estates and satisfy the requirements of applicable Law for approval pursuant to Bankruptcy Rule 9019. a. Debtor Release. 49. Article VIII.C of the Plan describes certain releases granted by the Debtors (the “Debtor Release”). The Debtors have satisfied the business judgment standard under Bankruptcy Rule 9019 with respect to the propriety of the Debtor Release. The Debtors’ or the Reorganized Debtors’ pursuit of any such claims against the Released Parties is not in the best interests of the Estates’ various constituencies because the costs involved would outweigh any potential benefit from pursuing such claims. The Debtor Release is a necessary and integral element of the Plan, is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. 50. For the reasons set forth herein and in the Keglevic Declaration, the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) given and made after reasonable investigation by the Debtors through their Special Committee; (d) a bar to any of the Debtors, the Reorganized Debtors, or the or the Debtors’ Estates asserting any Claim or Cause of Action of any kind whatsoever released pursuant to the Debtor Release; (e) essential to the Confirmation of the Plan; and (f) a sound exercise of the Debtors’ business judgment. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 36 of 231

(Page | 37) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 51. The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process. Each of the Released Parties made significant concessions and contributions to these Chapter 11 Cases, including, as applicable, (a) negotiating and actively supporting the Plan and the Chapter 11 Cases; (b) providing necessary liquidity for the Debtors during the Chapter 11 Cases; (c) settling and compromising substantial rights and claims against the Debtors under the Plan; and (d) proposing, negotiating in good faith, and ultimately consummating the UCC Settlement and Unsecured Notes Settlement. The Debtor Release for the Debtors’ current and former directors and officers is appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, supported and made substantial contributions to the success of the Plan and these Chapter 11 Cases, actively participated in meetings, hearings, and negotiations during these Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization and continued operation. The Debtor Release for the parties to the Amended and Restated Restructuring Support Agreement (which has broad support of parties across the Debtors’ capital structure) is appropriate because such parties have actively supported the Plan, and, as applicable, agreed to equitize their Claims to deleverage the Debtors’ prepetition capital structure, provided the Debtors with liquidity (including by providing debtor-in-possession financing and consenting to the use of cash collateral), or otherwise provided financing (including exit letter-of-credit financing) and made other contributions of value to the Debtors’ restructuring. In addition, an unbiased and independent special committee comprising four experienced and independent directors of the Board (the “Special Committee”) conducted a thorough and independent investigation into certain Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 37 of 231

(Page | 38) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries potential claims and historical transactions and properly determined that the Debtor Release is appropriate and in the best interests of the Debtors or their Estates in the context of the value-maximizing Plan. 52. The scope of the Debtor Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Estates and the critical nature of the Debtor Release to the Plan. 53. In light of the foregoing, the Debtor Release is approved in its entirety. b. Third-Party Release. 54. The Third-Party Release is a necessary and integral element of the Plan, is fair, equitable, reasonable, and is in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests. Also, the Third-Party Release is: (a) consensual; (b) essential to Confirmation; (c) given in exchange for the good and valuable consideration provided by the Released Parties (other than with respect to parties in interest that were deemed to reject the Plan), including, without limitation, the Released Parties’ contributions to facilitating the restructuring and implementing the Plan; (d) a good faith settlement and compromise of the Causes of Action released pursuant to the Third-Party Release; (e) in the best interests of the Debtors, their Estates, and their stakeholders and is important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties in interest in the Chapter 11 Cases; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; (h) narrowly tailored to the circumstances of these Chapter 11 Cases; (i) a bar to any of the Releasing Parties asserting Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 38 of 231

(Page | 39) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries any Claim or Cause of Action of any kind whatsoever released pursuant to the Third-Party Release; and (j) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code. 55. Article VIII.D of the Plan describes the Third-Party Release granted by the Releasing Parties. The Third-Party Release is an integral part of the Plan. Like the Debtor Release, the Third-Party Release was critical to incentivizing parties to support the Plan, facilitated participation in the Restructuring Support Agreement, the Amended and Restated Restructuring Support Agreement, and the chapter 11 process generally, and prevents significant, time- consuming, and value-destructive litigation. The Third-Party Release was a core negotiation point and an integral component of the Restructuring Support Agreement and the Amended and Restated Restructuring Support Agreement, and was critical to developing a plan that maximized value for all of the Debtors’ stakeholders. As such, the Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan. 56. The Third-Party Release is consensual as to all relevant parties, including all Releasing Parties, and such parties were provided notice of these Chapter 11 Cases, the Plan, and the Combined Objection Deadline, received the Combined Hearing Notice or the Notice of Non-Voting Status, and were properly informed that the Holders of Claims or Interests that did not check the “Opt Out” box on a timely returned Ballot or Opt-Out Form, as applicable, would be deemed to have expressly, unconditionally, generally, individually, and collectively consented to the release and discharge of all Claims and Causes of Action against the Debtors and the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 39 of 231

(Page | 40) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Released Parties as set forth in Article VIII.D of the Plan. The Combined Hearing Notice sent to Holders of Claims and Interests and published in The New York Times (national edition) and The Financial Times (global edition), as evidenced by the Publication Affidavits, and the Ballots sent to all Holders of Claims and Interests entitled to vote on the Plan, in each case, unambiguously stated that the Plan contains the Third-Party Release. The Releasing Parties were given due and adequate notice of the Third-Party Release, and thus the Third-Party Release is consensual under controlling precedent as to those Releasing Parties that did not elect to opt out of granting the Third-Party Release. Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, the Notices of Non-Voting Status, and the Combined Hearing Notice. The Debtors, as evidenced by the Affidavits, provided sufficient notice of the Third-Party Release, and no further or other notice or disclosure is necessary. 57. There is an identity of interests between the Debtors and the entities that will benefit from the Third-Party Release. Each of the Released Parties, as stakeholders and critical participants in the Debtors’ Chapter 11 Cases and the Plan process, share a common goal with the Debtors in seeing the Plan succeed. The Third-Party Release provides finality to the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors. The Third-Party Release is specific in language, is integral to and a condition of the compromises and settlements embodied in the Plan, and is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. 58. In light of the foregoing, the Third-Party Release is approved in its entirety. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 40 of 231

(Page | 41) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries c. Exculpation. 59. The exculpation provisions set forth in Article VIII.E of the Plan (the “Exculpation”) are appropriately tailored to the facts and circumstances of these Chapter 11 Cases and are essential to the Plan. The record in the Chapter 11 Cases fully supports the Exculpation, which is appropriately tailored to protect the Exculpated Parties from unnecessary litigation and contains appropriate carve outs for actual fraud, willful misconduct, or gross negligence. d. Injunction. 60. The injunction provisions set forth in Article VIII.F of the Plan are essential to the Plan and are necessary to implement, preserve, and enforce the Plan, the Debtors’ discharge, the Debtor Release, the Third-Party Release, and the Exculpation. The injunction provisions are appropriately tailored to achieve these purposes. e. Preservation of Causes of Action. 61. Pursuant to Article IV.O of the Plan and in accordance with section 1123(b) of the Bankruptcy Code, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, to commence, prosecute, or settle such Retained Causes of Action, which shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of the Plan to the contrary, other than any Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Article VIII of the Plan, which shall be Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 41 of 231

(Page | 42) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date; provided, however, that no Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or Reorganized Debtors as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as set forth in Article VIII.C of the Plan. 62. The provisions regarding the preservation of Causes of Action in the Plan, including those contained in the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors and their Estates. The Debtors and the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Retained Causes of Action against any Entity, except as set forth in Article VIII.C of the Plan. f. Gatekeeper Provision. 63. Article VIII.G of the Plan contains a provision that states no party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Cause of Action of any kind against the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties, as applicable, that relates to, or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of, a Cause of Action subject to Article VIII.C, Article VIII.D, Article VIII.E, and Article VIII.F of the Plan without first: (a) requesting a determination from the Court (which request must attach to the complaint or petition proposed to be filed by the requesting party), after Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 42 of 231

(Page | 43) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries notice and a hearing, that such Cause of Action (i) represents a colorable claim against a Debtor, Reorganized Debtor, Exculpated Party, or Released Party and (ii) was not discharged, released, enjoined, or otherwise prohibited under the Plan; and (b) obtaining from the Court the foregoing determination as well as specific authorization for such party to bring such Cause of Action against any such Debtor, Reorganized Debtor, Exculpated Party, or Released Party, as applicable (the “Gatekeeper Provision”). The Court shall have the sole and exclusive jurisdiction to determine whether a Cause of Action constitutes a direct or derivative claim, is colorable and, only to the extent legally permissible, shall have jurisdiction to adjudicate the underlying colorable Cause of Action. The Court finds that the Gatekeeper Provision is a material and necessary term of the Plan. The Court admitted the testimony of Paul Keglevic, independent director and member of the Special Committee, regarding the investigation into potential claims and causes of action against certain of the Debtors’ Released Parties. Mr. Keglevic credibly established that, was it not for the inclusion of the Gatekeeper Provision in the Plan, the Debtors or other Released Parties may be bogged down in vexatious, meritless litigation, thereby jeopardizing the consensual Debtor Release and Third-Party Release. Based on the foregoing, the Court finds that the Gatekeeper Provision is necessary, appropriate, and critical to the effective and efficient administration, implementation, and consummation of the Plan. g. Lien Release. 64. The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article VIII.B of the Plan (the “Lien Release”) is essential to, and necessary to implement, the Plan. For the avoidance of Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 43 of 231

(Page | 44) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries doubt, solely to the extent there are Remaining DIP LCs (as defined below), the DIP LC Loan Collateral Accounts (as defined in the DIP LC/TLC Order) will remain in full force and effect and will retain an amount of cash (which, for the avoidance of doubt, shall remain LC Cash Collateral) no less than the Minimum Cash Collateral Requirement (as defined in the DIP LC/TLC Order), attributable to letters of credit (if any) that (i) were issued pursuant to the DIP LC/TLC Credit Agreement, (ii) are outstanding as of the Effective Date, and (iii) are not being rolled or replaced with Exit LCs (the letters of credit described in the foregoing clause (i) through (iii), “Remaining DIP LCs”), and Section 10.22 of the DIP LC/TLC Credit Agreement shall continue in full force and effect; provided that obligations arising under the DIP LC/TLC Credit Agreement with respect to Remaining DIP LCs (and any accrued cash on LC Cash Collateral related thereto) will be satisfied and automatically discharged upon the return or the equitization, as applicable, of the applicable DIP LC Loan Collateral pursuant to the terms of the Satisfaction Letter to be entered into by and among Goldman Sachs International Bank and JPMorgan Chase Bank, N.A., SoftBank Vision Fund II-2 L.P., WeWork Companies U.S. LLC and the other parties thereto. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, their Estates, and Holders of Claims and Interests. (xi) Additional Plan Provisions—Section 1123(b)(6). 65. The other discretionary provisions of the Plan, including, without limitation, the Plan Supplement, provisions for the allowance of certain Claims and Interests, treatment of the D&O Liability Insurance Policies, and the retention of court jurisdiction, and, in each case, subject to the consent rights set forth in the Plan and the Amended and Restated Restructuring Support Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 44 of 231

(Page | 45) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Agreement, are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code. (xii) Cure of Defaults—Section 1123(d). 66. Article V.D of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b) of the Bankruptcy Code. On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors, as applicable, shall, in accordance with the Schedule of Assumed Executory Contracts and Unexpired Leases, the Final Orders otherwise assuming the Executory Contracts and Unexpired Leases, and Article V.D of the Plan, satisfy all Cure Obligations relating to Executory Contracts and Unexpired Leases that are being assumed under the Plan; provided that, to the extent any Cure Obligations are owed on account of the membership agreements assumed under the Plan, the counterparties to such agreements shall receive the payment of their respective Cure Obligations; provided, further, if the effective date of such assumption occurs prior to the Effective Date, such payment shall be on the effective date of such assumption or as soon as reasonably practicable thereafter. If there is any dispute regarding any Cure Claims, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption or assumption and assignment, such dispute shall be determined in accordance with the terms set forth in Article V.D of the Plan. As part of the Plan Supplement, the Debtors Filed the Schedule of Assumed and Rejected Executory Contracts and Unexpired Leases, which either (i) listed a proposed Cure amount, based on the Debtors’ books Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 45 of 231

(Page | 46) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries and records, for each Executory Contract and Unexpired Lease to be assumed or (ii) listed a proposed Cure amount as “TBD” to the extent such Cure amount is subject to active negotiations between the Debtors and the applicable counterparty. The counterparties to such Executory Contracts and Unexpired Leases therefore received adequate notice of such proposed Cure amount, with an ability to dispute and be heard in connection therewith. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code. W. Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2). 67. The Debtors have complied with the applicable provisions of the Bankruptcy Code, and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor: a. is eligible to be a debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code; b. has complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and c. complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable non-bankruptcy Law, rule, and regulation, the Conditional Disclosure Statement Order, and all other applicable Law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan. 68. The Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with respect to the offering, issuance, and distribution of recoveries under the Plan and, therefore are not and, on account of such distributions, will not be liable at any time for the violation of any applicable law, rule, or Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 46 of 231

(Page | 47) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan so long as such distributions are made consistent with and pursuant to the Plan. X. Plan Proposed in Good Faith—Section 1129(a)(3). 69. The Debtors have proposed the Plan in good faith and not by any means forbidden by Law. In so determining, this Court has examined the totality of the circumstances surrounding the Filing of these Chapter 11 Cases, including the Declarations, the Plan itself and the process leading to its formulation, the Disclosure Statement, the Restructuring Support Agreement , the Amended and Restated Restructuring Support Agreement, the process leading to Confirmation, including the overwhelming support of Holders of Claims for the Plan, and the transactions to be implemented pursuant thereto. The Debtors’ good faith is evident from the facts and the record of these Chapter 11 Cases, the Disclosure Statement, the hearing on conditional approval of the Disclosure Statement, and the record of the Combined Hearing and other proceedings held in these Chapter 11 Cases. These Chapter 11 Cases were Filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from these Chapter 11 Cases with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources. 70. The Plan and the contracts, instruments, releases, agreements, and other documents necessary and related to implementing, effectuating, and consummating the Plan, are the product of good faith, arm’s-length negotiations by and among the Debtors, the Consenting Stakeholders, the Creditors’ Committee, and their respective representatives and professionals, among others. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 47 of 231

(Page | 48) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries The Plan itself and the process leading to its formulation provide independent evidence of the Debtors’ and such other parties’ good faith, serve the public interest, and assure fair treatment of Holders of Claims and Interests. Consistent with the overriding purpose of chapter 11, the Debtors Filed these Chapter 11 Cases with the belief that the Debtors were in need of reorganization, and the Plan was negotiated and proposed with the intention of accomplishing a successful reorganization that maximizes value of the Debtors’ estates for the benefit of creditors and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied. Y. Payment for Services or Costs and Expenses—Section 1129(a)(4). 71. The procedures set forth in the Plan for this Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code. Z. Directors, Officers, and Insiders—Section 1129(a)(5). 72. The identities, or process for appointment, of the Reorganized Debtors’ directors and officers proposed to serve after the Effective Date were disclosed (to the extent known) in the Plan Supplement. The appointment to, or continuance in, such office of such persons is consistent with the interests of the Holders of Claims and Interests and with public policy. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 48 of 231

(Page | 49) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries AA. No Rate Changes—Section 1129(a)(6). 73. Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission. BB. Best Interests of Creditors—Section 1129(a)(7). 74. The liquidation analysis attached as Exhibit F to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered at, prior to, or in connection with the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other persuasive evidence; and (d) establish that Holders of Allowed Claims and Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors, and the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. CC. Acceptance by Certain Classes—Section 1129(a)(8). 75. The Deemed Accepting Classes are the Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. As evidenced by the Voting Report, each of the Voting Classes has voted to accept the Plan. Holders of Intercompany Claims in Class 10 and Holders of Intercompany Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 49 of 231

(Page | 50) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Interests in Class 11 are Unimpaired and conclusively presumed to have accepted the Plan (to the extent Reinstated) or are Impaired and deemed to have rejected the Plan (to the extent cancelled and released), and, in either event, were not entitled to vote to accept or reject the Plan. Pursuant to the Plan, Holders of Claims in Class 6, Class 7, Class 8, and Class 13 and Holders of Interests in Class 12 shall receive no recovery under the Bankruptcy Code on account of their Claims and Interests and are deemed to have rejected the Plan. Although the Plan does not satisfy section 1129(a)(8) of the Bankruptcy Code with respect to the Deemed Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to such Classes as set forth in paragraph 83 herein, and thus satisfies section 1129(b) of the Bankruptcy Code. DD. Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code Section 1129(a)(9). 76. The treatment of Allowed Administrative Claims, DIP Administrative Claims, Professional Fee Claims, Priority Tax Claims, Stub Rent Claims, Post-Petition Rent Claims, and the Restructuring Expenses under Article II of the Plan, and Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code. EE. Acceptance By At Least One Impaired Class Section 1129(a)(10). 77. As evidenced by the Voting Report, at least one Voting Class, with all Voting Classes being Impaired, voted to accept the Plan by the requisite number and amount of Claims, determined without including any acceptance of the Plan by any insider (as that term is defined in Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 50 of 231

(Page | 51) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries section 101(31) of the Bankruptcy Code), as specified under the Bankruptcy Code. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied. FF. Feasibility Section 1129(a)(11). 78. The financial projections attached as Exhibit E to the Disclosure Statement and the other evidence supporting Confirmation proffered or adduced by the Debtors at, prior to, or in the Declarations Filed in connection with, the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other persuasive evidence; (d) establish that the Plan is feasible and Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan, and (f) establishes that the Reorganized Debtors, as applicable, will have the financial wherewithal to pay any Claims that accrue, become payable, or are allowed by Final Order following the Effective Date. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. GG. Payment of Fees Section 1129(a)(12). 79. Article II.E of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a). Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 51 of 231

(Page | 52) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries HH. Continuation of Employee and Retiree Benefits Section 1129(a)(13). 80. Except as otherwise specified in the Plan, Article IV.N of the Plan provides that all Compensation and Benefits Programs shall be assumed by the Reorganized Debtors; provided, for the avoidance of doubt, that with respect to those individuals referenced in the Employment Agreements Term Sheet, such terms of employment shall only be assumed as amended on the terms set forth in the Employment Agreements Term Sheet; and the Reorganized Debtors shall be authorized to continue the Compensation and Benefits Programs and shall continue to honor the terms thereof; provided, however, that, following the Effective Date, in accordance with the New Corporate Governance Documents, the Reorganized Debtors may review, amend, terminate, or modify any of the foregoing programs in accordance with applicable Law and the terms of the applicable Compensation and Benefits Program. From and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law. Accordingly, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. 81. Notwithstanding anything to the contrary in this Confirmation Order, the Plan (other than Article V.I.1), the Plan Supplement, or any Definitive Document: (i) all Compensation and Benefits Programs shall be assumed without amendment, unless otherwise agreed in writing as between the Debtors and the Required Consenting Stakeholders; provided, for the avoidance of doubt, that with respect to those individuals referenced in the Employment Agreements Term Sheet, such terms of employment shall only be assumed as amended on the terms set forth in the Employment Agreements Term Sheet; and (ii) such assumptions shall be effective as of the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 52 of 231

(Page | 53) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Effective Date; and (iii) such assumptions on the foregoing terms shall not be subject to the consent of the Required Consenting Stakeholders. II. Non-Applicability of Certain Sections Sections 1129(a)(14), (15), and (16). 82. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations. JJ. Confirmation Notwithstanding Deemed Rejection by Certain Classes Section 1129(b). 83. Notwithstanding the fact that the Deemed Rejecting Classes have been deemed to reject, the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) of the Bankruptcy Code have been met. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Classes. The Plan has been proposed in good faith, is reasonable, and meets the requirements that (a) no Holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest and (b) no Holder of a Claim in a Class senior to such Class is receiving more than 100% on account of its Claim. Accordingly, the Plan is fair and equitable to all Holders of Claims and Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Deemed Rejecting Classes because similarly situated creditors in such Classes that have not accepted the Plan will receive substantially similar treatment on account of their Claim or Interest irrespective of Class. Finally, Holders of Claims in Classes 3A, 3B, 4A, 4B, and 5 Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 53 of 231

(Page | 54) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries voted to accept the Plan in sufficient number and in sufficient amount to constitute accepting classes under the Bankruptcy Code. As a result, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code and can be confirmed even though section 1129(a)(8) of the Bankruptcy Code is not satisfied. After entry of this Confirmation Order and upon the occurrence of the Effective Date, the Plan shall be binding upon the members of the Deemed Rejecting Classes. KK. Only One Plan Section 1129(c). 84. The Plan (including previous versions thereof) is the only chapter 11 plan Filed in each of these Chapter 11 Cases and, accordingly, satisfies section 1129(c) of the Bankruptcy Code. LL. Principal Purpose of the Plan Section 1129(d). 85. No Governmental Unit has requested that the Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied. MM. Not Small Business Cases Section 1129(e). 86. These Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to these Chapter 11 Cases. NN. Good Faith Solicitation Section 1125(e). 87. The Debtors, along with the Consenting Stakeholders, and with respect to each of the foregoing parties, each of such party’s current and former predecessors, successors, Affiliates Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 54 of 231

(Page | 55) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries (regardless of whether such interests are held directly or indirectly), and any and all Affiliates, agents, representatives, directors, officers, members, managers, principals, shareholders, partners, employees, attorneys, and advisors of each of the foregoing, as applicable, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules in connection with all of their respective activities relating to support of the Plan and Consummation, including, among other things, the execution, delivery, and performance of and under the Restructuring Support Agreement, the Amended and Restated Restructuring Support Agreement, the DIP Documents, the Exit LC Facility Documents, and the UCC Settlement Trust Documents, the issuance of the New Interests, the extension of financing under the DIP Documents, DIP Facilities, and Exit LC Facility Documents, and solicitation and tabulation of votes on the Plan, as applicable, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code, the exculpation provisions set forth in Article VIII.E of the Plan, and all other protections and rights provided in the Plan. OO. Satisfaction of Confirmation Requirements. 88. Based on the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Combined Hearing, the Plan and the Debtors, as applicable, satisfy the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 55 of 231

(Page | 56) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries PP. Likelihood of Satisfaction of Conditions Precedent to the Effective Date. 89. Each of the conditions precedent to the Effective Date, as set forth in Article IX.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.B of the Plan. QQ. Implementation. 90. All documents and agreements necessary to implement the Plan and the transactions contemplated thereby, including, without limitation, those contained in the Plan Supplement, and all other relevant and necessary or desirable documents (including, but not limited to, the Amended and Restated Restructuring Support Agreement, the DIP Facilities, the DIP Documents, the Exit LC Facility, the Exit LC Facility Documents, the UCC Settlement Trust Documents, and the New Corporate Governance Documents) have been negotiated in good faith and at arm’s-length and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements, not avoidable, and not in conflict with any federal, state, or foreign Law. The documents and agreements are essential elements of the Plan, and entry into and consummation of the transactions contemplated by each such document or agreement are in the best interests of the Debtors, the Estates, and the Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining which documents and agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 56 of 231

(Page | 57) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries RR. Disclosure of Facts. 91. The Debtors have disclosed all material facts regarding the Plan, including with respect to (a) the Restructuring Support Agreement, (b) the Amended and Restated Restructuring Support Agreement; (c) the DIP Facilities; (d) the DIP Documents; (e) the Exit LC Facility; (f) the Exit LC Facility Documents; (g) UCC Settlement Trust Documents; (h) the New Corporate Governance Documents; (i) the method and manner of distributions under the Plan; (j) the adoption, execution, and implementation of the other matters provided for under the Plan, including those involving corporate action to be taken by or required of the Debtors or the Reorganized Debtors, as applicable; (k) the exemptions under sections 1145 and 1146(a) of the Bankruptcy Code; (l) the Retained Causes of Action; and (m) the adoption, execution, and delivery of all contracts, leases, instruments, securities, releases, indentures, and other agreements related to any of the foregoing prior to the Combined Hearing, and the fact that each applicable Debtor will emerge from its Chapter 11 Case as a validly existing corporation, limited liability company, partnership, or other form, as applicable, with separate assets, liabilities, and obligations, as set forth in the Plan. SS. Good Faith. 92. The Debtors and their respective directors, officers, management, counsel, advisors, and other agents have proposed the Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Estates for the benefit of their stakeholders. The Plan accomplishes this goal. Accordingly, the Debtors or the Reorganized Debtors, as applicable, and their respective officers, directors, advisors, and the Released Parties, have been, are, and will Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 57 of 231

(Page | 58) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries continue to act in good faith if they proceed to: (a) consummate the Plan, the DIP New Money Facilities, the DIP Documents, the Exit LC Facility, the Exit LC Facility Documents, the UCC Settlement Trust Documents, the Restructuring Transactions, and all agreements, settlements, transactions, transfers, and other actions contemplated thereby, regardless of whether such agreements, settlements, transactions, transfers, and other actions are expressly authorized by this Confirmation Order; and (b) take any actions authorized and directed or contemplated by this Confirmation Order and the Plan to reorganize the Debtors’ businesses and effectuate the New Corporate Governance Documents and the Restructuring Transactions. 93. Each of the Agents under each of the Indentures diligently and in good faith discharged their duties and obligations under their respective Indentures and otherwise conducted themselves with the same degree of care and skill that a prudent person would exercise under the circumstances with respect to all matters in any way related to their respective Indentures, Notes, and any related or ancillary transactions or agreements. The Holders of the Notes have not received, with respect to their holdings of a particular series of Notes, disparate treatment under the Plan or any related or ancillary transactions or agreements, and the Holders’ treatment is consistent with the terms and conditions under such Notes’ respective Indenture. TT. Essential Element of the Plan. 94. The DIP Facilities, the DIP Documents, the Exit LC Facility, the Exit LC Facility Documents, the New Corporate Governance Documents, the UCC Settlement Trust Documents, and all other documents and transactions contemplated by the Plan are essential elements of the Plan, are necessary for Confirmation and Consummation, and are critical to the overall success Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 58 of 231

(Page | 59) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries and feasibility of the Plan. The execution, performance, and incurrence of all obligations by the Reorganized Debtors, and/or any successors, assigns, or transferees of the applicable Debtors or the Reorganized Debtors, including in connection with the Restructuring Transactions and the creation and perfection of Liens in connection therewith, are necessary and appropriate for Confirmation and the operations of the Reorganized Debtors. The Debtors have exercised sound business judgment in deciding to pursue, enter into, and consummate, as applicable, the DIP Facilities, the DIP Documents, the Exit LC Facility, the Exit LC Facility Documents, the New Corporate Governance Documents, the UCC Settlement Trust Documents, and all other documents and transactions contemplated by the Plan and have provided sufficient and adequate notice of the material terms thereof to all parties in interest in these Chapter 11 Cases. The execution, delivery, or performance by the Debtors or the Reorganized Debtors, as applicable, of any of the DIP Facilities, the DIP Documents, the Exit LC Facility, the Exit LC Facility Documents, the New Corporate Governance Documents, the UCC Settlement Trust Documents, and any other document and transaction contemplated by the Plan and any agreements related thereto and compliance by the Debtors or the Reorganized Debtors, as applicable, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order. UU. Valuation. 95. The evidence with respect to the valuation analysis of the Debtors set forth in Exhibit D of the Disclosure Statement and introduced at the Combined Hearing and in the Declarations, provides the basis for, and supports, the distributions and recoveries to Holders of Claims and Interests under the Plan, is reasonable, persuasive, and credible, and uses reasonable Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 59 of 231

(Page | 60) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries and appropriate methodologies and assumptions. Given such enterprise value of the Debtors, pursuant to the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, the Plan’s treatment of Claims and Interests is appropriate and reasonable as set forth herein. VV. Vesting of Assets. 96. Except as otherwise provided in the Plan, this Confirmation Order, or any other agreement, instrument, or other document incorporated therein or entered into in connection with or pursuant to the Plan or the Plan Supplement, on the Effective Date, all property of the Estates (other than the UCC Settlement Consideration) shall vest in the Reorganized Debtors. Such assets shall be held free and clear of all liens, claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or this Confirmation Order. Any distributions to be made under the Plan from such assets shall be made (as applicable) by the Debtors, the Reorganized Debtors, the UCC Settlement Trustee or their designees. The Reorganized Debtors and the UCC Settlement Trustee shall be deemed to be fully bound by the terms of the Plan and this Confirmation Order. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. WW. Treatment of Executory Contracts and Unexpired Leases. 97. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, the Plan provides for the assumption, assumption and assignment, assignment, or rejection of certain Executory Contracts and Unexpired Leases, effective as of the Effective Date except as otherwise provided Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 60 of 231

(Page | 61) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries therein or in the Amended and Restated Restructuring Support Agreement (including with respect to the consent rights set forth therein) or in a prior or pending notice, motion, and/or order. The Debtors’ determinations regarding the assumption, assumption and assignment, assignment, or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims and Interests, and other parties in interest in these Chapter 11 Cases. XX. Approval and Authorization to Enter Into the DIP New Money Exit Facility and the DIP New Money Exit Facility Documents. 98. The DIP New Money Orders, the DIP New Money Exit Facility, and the DIP New Money Exit Facility Documents are an essential element of the Plan, are necessary for consummation of the Plan, and are critical to the overall success and feasibility of the Plan. Entry into the DIP New Money Exit Facility and the DIP New Money Exit Facility Documents is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining to enter into the DIP New Money Exit Facility Documents and have provided sufficient and adequate notice of the material terms of the DIP New Money Exit Facility, which material terms were filed as part of the Plan and other pleadings. The terms and conditions of the DIP New Money Exit Facility are fair and reasonable and were negotiated in good faith and at arm’s length, and any credit extended and loans made pursuant to the DIP New Money Exit Facility shall be deemed to have been extended, assumed and assigned, issued, or made in good faith. All premiums and fees due and payable under or in Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 61 of 231

(Page | 62) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries connection with the DIP New Money Exit Facility are hereby approved and the Debtors or the Reorganized Debtors, as applicable, are authorized and directed to pay such fees in accordance with the DIP New Money Exit Facility Documents. The Debtors are authorized without further approval of the Court or any other party to execute and deliver the DIP New Money Exit Facility Documents and execute, deliver, file, record, and issue all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents related or incidental thereto and to perform their obligations thereunder and all transactions contemplated thereby, including the payment or reimbursement of any fees, expenses, losses, damages, or indemnities and the creation or perfection of all liens in connection therewith, in each case, without further notice to the Court or further act or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity. YY. Issuance of New Interests. 99. The issuance of the New Interests, and any other Securities derivative thereto, is an essential element of the Plan and is in the best interests of the Debtors, their Estates, and Holders of Claims and interests. ZZ. Objections. 100. All objections, responses, reservations, statements, and comments in opposition to the Plan and final approval of the Disclosure Statement, except with respect to unresolved Cure disputes and objections to the assumption or rejection of any Executory Contracts or Unexpired Leases, that are not resolved, adjourned, or withdrawn with prejudice prior to, or on the record at, the Combined Hearing, are overruled on the merits in all respects. All withdrawn objections, if Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 62 of 231

(Page | 63) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries any, are deemed withdrawn with prejudice. All objections to Confirmation and to final approval of the Disclosure Statement not filed and served prior to the applicable deadlines, if any, are deemed waived and shall not be considered by the Court. 101. All parties have had a full and fair opportunity to litigate all issues raised or might have been raised in the objections to Confirmation of the Plan and final approval of the Disclosure Statement, and the objections have been fully and fairly litigated or resolved, including by agreed-upon reservations of rights as set forth in this Confirmation Order. ORDER IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT: 1. Disclosure Statement. The Disclosure Statement, the Solicitation Packages, and the Solicitation and Voting Procedures are APPROVED on a final basis pursuant to section 1125 of the Bankruptcy Code. 2. Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED pursuant to section 1129 of the Bankruptcy Code. 3. The terms of the Plan, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest, including, without limitation: (a) the Debtors; (b) the Creditors’ Committee; and (c) all Holders of Claims or Interests. 4. This Confirmation Order approves the Plan Supplement, including the documents contained therein, as they may be amended through and including the Effective Date in accordance with and as permitted by the Plan, subject to the consent rights set forth therein and in the Amended Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 63 of 231

(Page | 64) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries and Restated Restructuring Support Agreement, the DIP Documents, the DIP Facilities, the Exit LC Facility Documents, the Exit LC Facility, the UCC Settlement Trust Documents, and all other Definitive Documents. The terms of the Plan, including the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order; provided that, if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control solely to the extent of such conflict. 5. 9019 Settlement. The 9019 Order is incorporated herein and all transactions implemented in connection therewith are hereby approved in their entirety. 6. Objections Overruled. To the extent that any objections (including any reservations of rights, joinders, or statements contained therein) to final approval of the Disclosure Statement and/or Confirmation have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Combined Hearing, all such objections (including any reservation of rights, joinders, or statements contained therein), except with respect to unresolved Cure disputes and objections to the assumption or rejection of Executory Contracts and Unexpired Leases, are hereby overruled in their entirety and on the merits5, except with respect 5 Notwithstanding anything in this Confirmation Order or the Plan to the contrary, counterparties to Unexpired Leases identified as assumed in Exhibit B-2 (Draft Schedule of Assumed Executory Contracts and Unexpired Leases) in the Plan Supplement [Docket No. 1954] (the “Assumption Supplement Schedule”) shall have until fourteen (14) days after the later of (i) service of the notice of assumption (either through the Assumption Supplement Schedule or pursuant to the Lease Procedures Order), and (ii) service of any notice of amendment to the treatment of such Unexpired Lease in the Assumption Supplement Schedule (including any adjustment to the proposed cure amount) to file an objection to the assumption of such Unexpired Lease or proposed cure amount. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 64 of 231

(Page | 65) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries to the objections of IQHQ-Aventine West, LP to the assumption of the lease at 8910 University Center Lane, San Diego, California, the subject of a pending appeal before the United States District Court for the District of New Jersey (Case No. 2:24-cv-06136-JKS), which are adjourned and for which all of the parties’ respective rights are reserved. For the avoidance of doubt, filed objections to unresolved Cure disputes regarding the Assumption of Executory Contracts and Unexpired Leases are reserved and shall be treated in accordance with Article V.D of the Plan. 7. All objections to Confirmation or final approval of the Disclosure Statement not Filed and served prior to the Combined Objection Deadline set forth in the Combined Hearing Notice (as may have been extended by the Debtors), if any, are deemed waived and shall not be considered by the Court. 8. Findings of Fact and Conclusions of Law. The findings of fact and conclusions of Law set forth herein and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of Law under rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. All findings of fact and conclusions of Law announced by the Court at the Combined Hearing in relation to Confirmation, including any rulings made on the record at the Combined Hearing, are hereby incorporated in this Confirmation Order. To the extent any of the following conclusions of Law constitute findings of fact, or vice versa, they are adopted as such. 9. Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims and Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 65 of 231

(Page | 66) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 10. No Action Required. Under section 1142(b) of the Bankruptcy Code and any other comparable provisions under applicable Law (including section 303 of the Delaware Corporate Code, 8 Del. C. 1953, § 303), (a) no action of the respective directors, managers, members, stockholders, or other equity holders of any of the Debtors is required to authorize any of the Debtors to enter into, execute, deliver, File, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transactions (subject, in each case, to any consent rights set forth or incorporated in the Plan or the Amended and Restated Restructuring Support Agreement), this Confirmation Order, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including each Definitive Document, and the appointment and election of the New Board and the officers, directors, and/or managers of each of the Reorganized Debtors, and (b) to the extent the Debtors determine any Person or Entity is a necessary party to execute and deliver or join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, or perform any other act in furtherance of the transactions contemplated by the Plan and this Confirmation Order, and in furtherance of consummation of the Plan, and such Person or Entity is so informed by the Debtors, then such Person or Entity is authorized to take such steps as necessary to comply with the foregoing and section 1142(b) of the Bankruptcy Code. 11. Subject to the terms of the Amended and Restated Restructuring Support Agreement and Article IV of the Plan, the Debtors, the Reorganized Debtors, and the UCC Settlement Trustee, as applicable, are also authorized from and after the date of entry of this Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 66 of 231

(Page | 67) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Confirmation Order to negotiate, execute, issue, deliver, implement, File, or record any contract, instrument, release, or other agreement or document or take any action necessary or appropriate to implement the transactions contemplated by the Plan. 12. Plan Modifications. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are presumed to accept the Plan, subject to modifications, if any (subject to the consent of the Required Consenting Stakeholders). All modifications to the Plan or Plan Supplement made after the Voting Deadline (subject to the consent of the Required Consenting Stakeholders) are hereby approved pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. 13. Binding Effect. Subject to Article IX.A of the Plan and paragraph 44 hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, on the date of and after entry of this Confirmation Order (but subject to any applicable provisions of the Bankruptcy Rules and the occurrence of the Effective Date), the terms of the Plan and the Restructuring Transactions (and any documents related or ancillary thereto, including any Liens, Claims6, and security interests and, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and not subject to avoidance or other challenge, legal or otherwise, and deemed binding upon the Debtors, the Reorganized Debtors, the 6 For the avoidance of doubt, while Adequate Protection Obligations and Adequate Protection Claims (each as defined in the Cash Collateral Orders) will be deemed waived and cancelled as of the Effective Date, the SoftBank Parties shall receive the Adequate Protection Supplemental Distribution on account of its waiver of such Adequate Protection Obligations and Adequate Protection Claims (other than First Lien Adequate Protection Fees and Expenses). Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 67 of 231

(Page | 68) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Creditors’ Committee, any and all Holders of Claims or Interests (irrespective of whether Holders of such Claims or Interests have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan or this Confirmation Order, each Entity acquiring property under the Plan and this Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims against and Interests in the Debtors shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, upon the Effective Date, the provisions of this Confirmation Order and the Plan shall apply and be binding and enforceable notwithstanding any otherwise applicable non- bankruptcy Law. 14. Corporate Existence. Except as otherwise provided in the Plan, the Plan Supplement, or any agreement, instrument, or other document incorporated therein, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable Law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan or otherwise, in each case, consistent with the Plan, and to the extent such documents are amended in accordance therewith, such documents are Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 68 of 231

(Page | 69) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite Filings, approvals, or consents required under applicable state, provincial, or federal Law). 15. Incorporation by Reference. The terms and provisions of the Plan, the Plan Supplement, and each of the foregoing schedules and exhibits are incorporated by reference herein asset forth therein and are an integral part of this Confirmation Order. The terms of the Plan, the Plan Supplement, all exhibits thereto, this Confirmation Order, the Definitive Documents, and all other relevant and necessary documents shall, on and after the Effective Date, be binding in all respects upon, and shall inure to the benefit of, the Debtors, the Reorganized Debtors, their Estates and their creditors and equity holders, and their respective successors and assigns, non-Debtor affiliates, any affected third parties, all Holders of Interests, all Holders of any Claims, whether known or unknown, including, but not limited to, all contract counterparties, leaseholders, Governmental Units, and any trustees, examiners, administrators, responsible officers, estate representatives, or similar Entities for the Debtors, if any, subsequently appointed in any of these Chapter 11 Cases or upon a conversion to chapter 7 under the Bankruptcy Code of any of these Chapter 11 Cases, and each of their respective affiliates, successors, and assigns. 16. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Plan Supplement and the Restructuring Transactions Exhibit and the vesting of the UCC Settlement Trust Proceeds in the UCC Settlement Trust), or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan or the Plan Supplement, on the Effective Date, all property Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 69 of 231

(Page | 70) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries in each Estate, all Causes of Action of the Debtors that are not released, waived, or extinguished pursuant to the Plan, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, and/or any successors, assigns, or transferees of the applicable Debtors or the Reorganized Debtors, including in connection with the Restructuring Transactions, free and clear of all Liens, Claims, Causes of Action, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, this Confirmation Order, or any agreement, instrument, or other document incorporated herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. 17. Effectiveness of All Actions. All actions contemplated by the Plan, including all actions in connection with the DIP Documents, the DIP Facilities, the Exit LC Facility, the Exit LC Facility Documents, the New Corporate Governance Documents, the UCC Settlement Trust Documents, the Amended and Restated Restructuring Support Agreement, the Restructuring Transactions Exhibit, and any other Definitive Document are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to or order of this Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been deemed taken by unanimous action, consent, approval, and vote of such officers, directors, managers, members, or equity holders. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 70 of 231

(Page | 71) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 18. Compromise of Controversies. In consideration for the classification, distributions, and other benefits, including releases, provided under the Plan, the provisions of the Plan hereby constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan, including resolution of intercompany liabilities, allocation of value among the Debtors, and treatment of Holders of Claims against each of the Debtors, and the entry of this Confirmation Order constitutes approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Court that such compromise and settlement is in the best interests of the Debtors and their Estates under Bankruptcy Rule 9019. 19. Release, Exculpation, Discharge, and Injunction Provisions. The release, exculpations, discharge, injunction, and related other provisions in Article VIII of the Plan, including, for the avoidance of doubt, Articles VIII.B, VIII.C, VIII.D, VIII.E, VIII.F, are incorporated herein in their entirety, are approved and authorized in their entirety, and such provisions are immediately effective and binding on the Effective Date on all parties and Entities to the extent provided therein. For the avoidance of doubt, except as expressly provided herein or as otherwise agreed as between the Debtors and such landlord, nothing in this Confirmation Order, the Plan, or Plan Supplement, shall affect, modify, waive, limit, or expand upon the rights of any landlord with respect to outstanding letters of credit, security deposits, or surety bonds securing an obligation under an Unexpired Lease (whether such Unexpired Lease is assumed or rejected under the Plan or otherwise). Notwithstanding anything in the Plan or this Confirmation Order to the contrary, any party that is included on the Released Parties Exception Schedule shall not be a Released Party. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 71 of 231

(Page | 72) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 20. Preservation of Causes of Action. Except as otherwise provided in the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, each Reorganized Debtor shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Retained Causes of Action, which shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of the Plan to the contrary, other than any Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII thereof, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. 21. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. Article IV.O of the Plan further provides that: “No Entity may rely on the absence of a specific reference in th[e] Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Retained Causes of Action of the Debtors against it. The Debtors and the Reorganized Debtors (as applicable) expressly reserve all rights to prosecute any and all Retained Causes of Action against any Entity (except as set forth in Article VIII.C).” Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 72 of 231

(Page | 73) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Order, the Reorganized Debtors expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. 22. For the avoidance of doubt and notwithstanding anything to the contrary in the Plan, the Plan Supplement, or this Confirmation Order, the Retained Causes of Action shall not include any claims or Causes of Action relating or incidental to the rights, powers and duties granted to the UCC Settlement Trustee in the UCC Settlement Trust Documents, including, but not limited to, so long as the UCC Settlement Trust (including the UCC Settlement Deduction and the UCC Settlement Determination Date) complies with the Plan, the right to review, reconcile, compromise, settle or object to General Unsecured Claims of any kind. 23. The provisions regarding the preservation of Causes of Action in Article IV.O of the Plan are approved in their entirety, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors and their Estates. 24. Executory Contracts and Unexpired Leases. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption, assumption and assignment, Cure, or rejection, as applicable, of such Executory Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 73 of 231

(Page | 74) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Contracts and Unexpired Leases, and including all consent rights set forth in the Plan and the Amended and Restated Restructuring Support Agreement in connection therewith) shall be, and hereby are, approved in their entirety. For the avoidance of doubt, and subject to decretal paragraph 44 hereof, on the Effective Date, except as otherwise provided in the Plan or this Confirmation Order and subject to the consent of the Required Consenting Stakeholders, all Executory Contracts or Unexpired Leases shall be deemed assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (1) are Unexpired Leases of non-residential real property that (a) have not been assumed by the Debtors pursuant to a Final Order and (b) are not expressly set forth in the Schedule of Assumed Executory Contracts and Unexpired Leases, which schedule shall be subject to the consent of the Required Consenting Stakeholders, and assumed by the deadline set forth in section 365(d)(4) or any applicable Extension Order or any subsequent extension as agreed between the Debtors and the applicable landlord; (2) are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases, which schedule shall be subject to the consent of the Required Consenting Stakeholders; (3) have previously expired or terminated pursuant to their own terms or agreement of the parties thereto, forfeiture or by operation of law; (4) have been previously rejected by the Debtors pursuant to a Final Order; (5) any obligations of WeWork Inc. arising under contracts or leases that are not assumed; or (6) are, as of the Effective Date, the subject of (a) a motion to reject that is pending or (b) an order of the Court that is not yet a Final Order. For the avoidance of doubt, the Unexpired Leases described in subsection (1) of this paragraph shall be deemed rejected pursuant to section 365 of the Bankruptcy Code. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 74 of 231

(Page | 75) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 25. Notwithstanding anything to the contrary in this Confirmation Order, the Plan (other than Article V.I.1), the Plan Supplement, or any Definitive Document: (i) all Compensation and Benefits Programs shall be assumed without amendment, unless otherwise agreed in writing as between the Debtors and the Required Consenting Stakeholders, provided, for the avoidance of doubt, that with respect to those individuals referenced in the Employment Agreements Term Sheet, such terms of employment shall only be assumed as amended on the terms set forth in the Employment Agreements Term Sheet); (ii) such assumptions shall be effective as of the Effective Date; and (iii) such assumptions on the foregoing terms shall not be subject to the consent of the Required Consenting Stakeholders. 26. For the avoidance of doubt and notwithstanding anything to the contrary in the Plan, the Plan Supplement, or this Confirmation Order, the Debtors shall make all assumption and rejection determinations for their Executory Contracts and Unexpired Leases either through the Filing of a motion, Filing of a notice of assumption or rejection consistent with the Lease Procedures Order, or identification in the Plan Supplement, in each case, prior to the applicable deadlines set forth in section 365(d)(2) and 365(d)(4) of the Bankruptcy Code, as clarified by the Extension Order or any subsequent extension as agreed between the Debtors and the applicable landlord. 27. Debtor WeWork Companies U.S. LLC is party to an indemnification agreement dated as of November 6, 2023, whereby it has agreed to indemnify non-Debtor affiliate WeWork Companies LLC with respect to all guarantee obligations associated with any leases related to real property located in Ireland, the United Kingdom, or Australia, where such lease (or the associated Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 75 of 231

(Page | 76) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries guarantee obligations) remained in effect as of November 6, 2023 (the “Excluded Guarantee Obligation Indemnity”). Pursuant to Article III.B.12 of the Plan, the Excluded Guarantee Obligation Indemnity is Reinstated. 28. Guaranty obligations that (i) arise under any Unexpired Lease that is assumed pursuant to an order of the Court, including this Confirmation Order, (ii) are listed in the Plan Supplement on the schedule of Go-Forward Guaranty Claims, or (iii) are identified via written notice provided by the Debtors (or the Reorganized Debtors) to such creditor at any time on or after the Effective Date shall be Reinstated effective as of the Effective Date. For the avoidance of doubt, the schedule of Go-Forward Guaranty Claims described in Article I.A.177(b) of the Plan may be amended or supplemented through and including forty-five (45) days after the Effective Date. 29. The Debtors will not be considered to have failed to surrender possession of any premises or be considered a holdover tenant or otherwise be required to pay rent at a holdover or penalty rate, or incur any liability whatsoever, solely on account of any member's failure to vacate either (i) premises previously occupied pursuant to an Unexpired Lease that is rejected pursuant to an order of the Court or (ii) any portion of the Debtor’s leased, licensed, or managed premises that the Debtor has surrendered pursuant to an amendment to an Unexpired Lease that is amended and assumed pursuant to an order of the Court; provided that in both (i) and (ii), that the Debtors notify such members of the Debtors' exit of the relevant space and instruct such members to vacate the same. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 76 of 231

(Page | 77) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 30. For the avoidance of doubt, the “Sell-Out Right” arising under and as defined in that certain Shareholders’ Agreement by and among LATAM CO B.V., WeWork Companies (International) B.V., and SLA WW Holdco LLC, dated as of September 1, 2021 (as amended, modified, or supplemented from time to time), and any Claims or Causes of Action related thereto, are cancelled, released, discharged, and extinguished pursuant to the Plan (including Article III and Article VIII of the Plan). 31. Unless a party to an Executory Contract or Unexpired Lease has objected to the Cure amounts or any assumption or assumption and assignment of such Executory Contract or Unexpired Lease identified in the Plan Supplement and any amendments thereto, as applicable, the Debtors or the Reorganized Debtors, as applicable, shall satisfy all Cure Obligations in accordance with the terms of the Plan and the assumption or assumption and assignment of any Executory Contract or Unexpired Lease, pursuant to the Plan or otherwise, shall result in the full release and satisfaction of any Cure Obligations, Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption, upon the satisfaction of all applicable Cure Obligations. Any disputed Cure amounts shall be determined in accordance with the procedures set forth in Article V.D of the Plan, and applicable bankruptcy and non-bankruptcy Law. Nothing in the Plan or this Confirmation Order shall modify the Debtors’ obligation to pay or perform all obligations, including but not limited to payment of an agreed Cure amount, in accordance with the terms of any amendment executed by the Debtors and Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 77 of 231

(Page | 78) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries the counterparties to the applicable assumed Unexpired Lease. For the avoidance of doubt, any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan or otherwise may not be terminated on account of such assumption or assumption and assignment or on account of the Plan or the consummation thereof, the transactions contemplated therein, or any change of control or ownership interest composition that may occur at any time before or on the Effective Date. The consummation of the Plan and implementation of the Restructuring Transactions are not intended to, and shall not, constitute a “change of control,” “change in control,” or other similar event under any lease, contract, or agreement to which the Debtor or Reorganized Debtor, as applicable, is a party. To the maximum extent permitted by law (a) to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other rights with respect thereto, and (b) to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan includes a “change of control,” “change in control,” or other similar provision, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non- Debtor party thereto to exercise any other rights with respect thereto. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan (with the consent of the Required Consenting Stakeholders) or by Court order but not assigned to a third party before the Effective Date shall Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 78 of 231

(Page | 79) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries revest in and be fully enforceable by the applicable Reorganized Debtors in accordance with its terms, including in accordance with any amendments executed by the Debtors and the counterparties to the applicable Executory Contract or Unexpired Lease during these Chapter 11 Cases and effective upon assumption by the Debtors; provided that, prior to the Effective Date and in connection with such assumption, any such terms that are rendered unenforceable by the provisions of the Plan or the Bankruptcy Code shall remain unenforceable solely in connection therewith. Notwithstanding anything herein to the contrary, upon assumption of an Unexpired Lease, the Debtors or the Reorganized Debtors, as applicable, shall be obligated to pay or perform, unless waived or otherwise modified by any amendment to such Unexpired Lease mutually agreed to by the applicable landlord and Debtor(s), any accrued, but unbilled and not yet due to be paid or performed, obligations as of the applicable deadline to File objections or disputes to the Cure Obligations for such Unexpired Lease under such assumed Unexpired Lease, including, but not limited to, common area maintenance charges, taxes, year-end adjustments, indemnity obligations, and repair and maintenance obligations, under the Unexpired Lease, regardless of whether such obligations arose before or after the Effective Date, when such obligations become due in the ordinary course; provided, further, that all rights of the parties to any such assumed Unexpired Lease to dispute amounts asserted thereunder are fully preserved; provided, further, that nothing herein shall relieve the Debtors or the Reorganized Debtors, as applicable, from any amounts that come due between (a) the applicable deadline to File objections or disputes to the Cure Obligation for such Unexpired Lease and (b) the effective date of assumption for such Unexpired Lease. For the avoidance of doubt, any assumed Compensation and Benefit Programs, including employment Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 79 of 231

(Page | 80) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries agreements, that (1) include provisions that provide for rights to acquire Parent Interests or (2) provide for equity or equity-based compensation pursuant to equity-based compensation plans, shall be deemed assumed notwithstanding that such equity-based compensation plans shall not be assumed. 32. The Debtors’ determinations with the consent of the Required Consenting Stakeholders regarding the assumption, assumption and assignment, or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, and other parties in interest in these Chapter 11 Cases. This Confirmation Order shall constitute a Final Order, subject to decretal paragraph 44 hereof, approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts and Unexpired Leases (in each case, including with agreed modifications as applicable) as set forth in the Plan, the Schedule of Rejected Executory Contracts and Unexpired Leases or the Schedule of Assumed Executory Contracts and Unexpired Leases, and subject to the consent of the Required Consenting Stakeholders as set forth in the Plan and the Amended and Restated Restructuring Support Agreement, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. For the avoidance of doubt, the assumption and rejection of the Executory Contracts and Unexpired Leases listed on the Schedule of Rejected Executory Contracts and Unexpired Leases or the Schedule of Assumed Executory Contracts and Unexpired Leases approved pursuant to this Confirmation Order is without prejudice to and does not affect the assumption or rejection of Executory Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 80 of 231

(Page | 81) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Contracts or Unexpired Leases approved pursuant to a prior order of the Court, and all such assumptions and rejections are hereby reaffirmed. 33. Notwithstanding Bankruptcy Rule 3020(e) or 6004, upon the entry of this Confirmation Order, the Debtors are immediately authorized, subject to decretal paragraph 44 hereof, to assume any Executory Contract or Unexpired Lease, in accordance with the Amended and Restated Restructuring Support Agreement and the consent rights set forth therein, and pay any related Cure Claims, pursuant to the Plan, including the Plan Supplement. 34. The Master Services Agreement, MSA-870109, and related amendments, schedules, exhibits, appendices and documents (the “Aetna MSA”), under which Aetna Life Insurance Company (“Aetna”) provides claims administration and related services with respect to the Debtors’ self-funded employee benefits plan (the “Benefits Plan”), is hereby assumed. Notwithstanding any other provision of the Plan or this Confirmation Order or any other order entered in these Bankruptcy Cases, the Debtors or the Reorganized Debtors, as applicable, shall pay to Aetna in the ordinary course of business all amounts that become due to Aetna under the Aetna MSA or otherwise, including, without limitation, all service fees, premiums, and all Benefits Plan obligations paid by Aetna for which Aetna has not otherwise been reimbursed, without regard to the dates of service for such benefits. 35. Plan Supplement. The Debtors reserve the right to alter, amend, modify, or supplement any document in the Plan Supplement in accordance with the Plan, the Amended and Restated Restructuring Support Agreement, the DIP Documents, the DIP Facilities, the Exit LC Facility Documents, and the Exit LC Facility in accordance with the consent rights set forth in the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 81 of 231

(Page | 82) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries foregoing, at any time before the Effective Date or any such other date as may be provided for by the Plan or by order of this Court. To the extent any document intended to be in the Plan Supplement is not attached to the Plan Supplement as of the entry of this Confirmation Order, the Debtors are authorized to enter into such document to the extent it is consistent with this Confirmation Order, the Plan, and the Amended and Restated Restructuring Support Agreement (including any applicable consent rights and approval requirements set forth therein). 36. Restructuring Transactions. The Debtors or the Reorganized Debtors, as applicable, are hereby authorized, immediately upon entry of this Confirmation Order (but subject to the occurrence of the Effective Date), to enter into and take all steps desirable or necessary to effectuate the Restructuring Transactions, including the entry into and consummation of the transactions contemplated by the Amended and Restated Restructuring Support Agreement, the DIP Documents, the DIP Facilities, the Exit LC Facility, the Exit LC Facility Documents, the Plan, the Plan Supplement, or the New Corporate Governance Documents, as the same may be modified in accordance with the Plan, the Amended and Restated Restructuring Support Agreement, or the DIP Facilities, the DIP Documents, the Exit LC Facility, the Exit LC Facility Documents, from time to time prior to the Effective Date (including, without limitation, any restructuring transaction steps set forth in the Restructuring Transactions Exhibit or other exhibits to or referred to in the Plan Supplement), and may take any actions as may be necessary or appropriate to effectuate a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided in the Plan, which actions may include, as applicable: (a) the execution and delivery of appropriate agreements or Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 82 of 231

(Page | 83) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan, the Amended and Restated Restructuring Support Agreement, and the Plan Supplement, and that satisfy the requirements of applicable Law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, the Amended and Restated Restructuring Support Agreement, the Plan Supplement and having other terms for which the applicable Entities may agree; (c) the execution, delivery, and Filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial Law, including any applicable New Corporate Governance Documents; (d) such other transactions and/or Court filings that are required to effectuate the Restructuring Transactions, including any sales, mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations or those conducted pursuant to the Restructuring Transactions Exhibit (including, for the avoidance of doubt, if so provided in the Restructuring Transactions Exhibit, all transactions necessary to provide for the sale/purchase of all or substantially all of the assets or Interests of any of the Debtors, which purchase may be structured as a taxable transaction for U.S. federal income tax purposes); (e) the execution, delivery, and Filing of the DIP New Money Documents; (f) the execution, delivery, and Filing of the Exit LC Facility Documents, including any Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 83 of 231

(Page | 84) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries modifications, supplements, or amendments thereto; (g) the execution and delivery of the UCC Settlement Trust Documents and all other steps that are necessary or appropriate to establish the UCC Settlement Trust; and (h) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable Law in connection with the Plan. Any transfers of assets, Claims, or equity interests effected or any obligations incurred through the Restructuring Transactions (including the deemed contributions of Claims or the transfers of assets of and/or Claims and Liens against a Debtor or a Reorganized Debtor or its property contemplated in the Restructuring Transactions Exhibit) are hereby approved and shall be deemed not to constitute a fraudulent conveyance, fraudulent transfer, or undervalue transaction or any similar avoidable or voidable transaction and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute an unfair preference or a preferential transfer, fraudulent conveyance, or any similar avoidable or voidable transaction under the Bankruptcy Code or any applicable Law, whether federal, state, or foreign Law. Except as otherwise provided in the Plan, including in the Restructuring Transactions Exhibit, each Reorganized Debtor, as applicable, shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable Law in the jurisdiction in which such applicable Debtor is incorporated or formed. The Debtors or the Reorganized Debtors, as applicable, are hereby authorized, immediately upon entry of this Confirmation Order, without the need to seek any third-party consents, corporate approvals, or Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 84 of 231

(Page | 85) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries further approvals of this Court, to take any and all actions necessary to implement the Restructuring Transactions contemplated by the Restructuring Transactions Exhibit, including the transfers of assets of and/or Claims and Liens against a Debtor or a Reorganized Debtor or its property. Holders of Excess DIP TLC Claims who receive cash in accordance with Article III.B(4)(c)(i) of the Plan may direct such payment in their sole and absolute discretion. 37. Cancelation of Existing Securities and Agreements. On the later of the Effective Date and the date on which distributions are made pursuant to the Plan (if not made on the Effective Date), except for the purpose of evidencing a right to a distribution under the Plan or as otherwise provided in the Plan, the Plan Supplement, this Confirmation Order, the DIP New Money Documents, or the Exit LC Facility Documents, or any agreement, instrument, or other document incorporated therein, all notes, Securities, instruments, certificates, credit agreements, indentures, and other documents evidencing Claims or Interests (collectively, the “Canceled Instruments”), shall be cancelled and the rights of the Holders thereof and obligations of the Debtors (and, as applicable under bankruptcy and non-bankruptcy Law, of the non-Debtor Affiliates) thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, released, discharged, and of no force and effect without any need for further action or approval of the Court or for a Holder to take further action, and the Agents and Holders, as applicable, shall be discharged and released and shall not have any continuing duties or obligations thereunder. Holders of or parties to such Cancelled Instruments will have no rights arising from or relating to such Cancelled Instruments, or the cancellation thereof, except the rights provided for or reserved pursuant to the Plan, this Confirmation Order, the DIP New Money Documents, or the Exit LC Facility Documents. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 85 of 231

(Page | 86) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 38. Notwithstanding anything to the contrary herein or in the Plan, but subject to any applicable provisions of Article VI of the Plan, to the extent cancelled pursuant to paragraph 37, the Debt Documents shall continue in effect solely to the extent necessary to: (a) permit Holders of Claims under the Debt Documents to receive and accept their respective Plan Distributions on account of such Claims or Interests, if any, subject to any applicable charging Liens;7 (b) permit the Disbursing Agent or other Agents, as applicable, to make Plan Distributions on account of the Allowed Claims under the Debt Documents, subject to any applicable charging Liens; (c) preserve any rights of each Agent (on its own behalf or on behalf of any applicable Holder) thereunder, respectively, to maintain, exercise, and enforce any applicable rights of indemnity, reimbursement, or contribution, or subrogation or any other claim or entitlement; (d) preserve any rights of each Agent (on its own behalf or on behalf of any applicable Holder) thereunder, respectively, to maintain, enforce and exercise their respective liens, including any charging liens, as applicable, under the terms of the applicable Indentures or other agreements, or any related or ancillary document, instrument, agreement, or principle of law, against any money or property distributed or allocable on account of such Claims or Interests, as applicable; and (e) preserve the rights of each Agent (on its own behalf or on behalf of any applicable Holder), to appear and be heard in the Chapter 11 Cases or in any proceeding in the Court, including, but not limited to, enforcing 7 For the avoidance of doubt, charging Liens include any and all charging liens the applicable Agents may assert, pursuant to the Indentures, with respect to the Plan Distributions set forth in the Plan; provided, however, that notwithstanding anything to the contrary in the Plan or the Plan Supplement, the Unsecured Notes Trustee shall not be entitled to assert any charging Liens or other right of surcharge over payment of the Unsecured Notes Settlement Proceeds to Unsecured Notes Settlement Participants pursuant to the Unsecured Notes Settlement and the 9019 Order. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 86 of 231

(Page | 87) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries any obligations owed to any such Agent (on its own behalf or on behalf of any applicable Holder), as applicable under the Plan, the Plan Supplement, this Confirmation Order, or any other document incorporated therein. Except as provided in the Plan (including Article VI thereof), the Plan Supplement, or this Confirmation Order, or as may be necessary to effectuate the terms of the Plan, on the Effective Date, without any further action or approval of the Court or any Holders, the Agents and each Holder, and their respective agents, successors, and assigns, shall be automatically and fully discharged and released of all of their duties and obligations associated with the Debt Documents, as applicable; provided that any provisions of the Debt Documents that survive their termination shall survive in accordance with their terms.8 39. Distributions. The procedures governing distributions contained in Article VII of the Plan and the UCC Settlement Trust Documents shall be, and hereby are, approved in their entirety. The timing of distributions required under the Plan, the UCC Settlement Trust Documents, or this Confirmation Order shall be made in accordance with and as set forth in the Plan, the UCC Settlement Trust Documents, or this Confirmation Order, as applicable. The Debtors are authorized, but not required, to accommodate any creditor requests to facilitate certain tax elections in connection with distributions under the Plan. 40. Subordination. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to seek to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto. 8 For the avoidance of doubt, this paragraph does not and shall not be construed to cancel any Unexpired Lease and does not impair the Claims of any counterparty to an Unexpired Lease arising under letters of credit, surety bonds, security deposits, or liabilities of third parties, subject to any of the Debtors’ defenses, claims, or setoffs. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 87 of 231

(Page | 88) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 41. Indemnification. All indemnification provisions, consistent with applicable Law, in place as of the Effective Date (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, restructuring advisors, the Unsecured Notes Trustee (whether or not such indemnification provisions are determined by a court of competent jurisdiction to be executory), and other professionals and/or agents or representatives of, or acting on behalf of the Debtors, as applicable, shall be Reinstated and remain intact, irrevocable, and subject to the consent of the Required Consenting Stakeholders, shall survive the effectiveness of the Plan on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, restructuring advisors, the Unsecured Notes Trustee, and other professionals and/or agents or representatives of, or acting on behalf of the Debtors, as applicable, than those that existed prior to the Effective Date; provided that all indemnification provisions in the agreements listed on the Schedule of Rejected Executory Contracts and Unexpired Leases will not be assumed; provided, further, that the Reorganized Debtors shall retain the ability not to indemnify former directors of the Debtors for any Claims or Causes of Action arising out of or relating to any act or omission that constitutes intentional fraud, gross negligence, or willful misconduct, or to the extent the agreement contemplating such indemnification obligation is rejected, terminated, or discharged pursuant to the Plan Supplement; provided, further, that nothing in the Plan or this Confirmation Order shall expand any of the Debtors’ indemnification obligations in place as of the Petition Date. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 88 of 231

(Page | 89) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 42. Notwithstanding anything in the Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of this Confirmation Order constitutes this Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be Filed. 43. In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect on or after the Petition Date, with respect to conduct occurring prior to, on, or after the Petition Date, and all members, directors, managers, and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such members, directors, managers, and officers remain in such positions after the Effective Date; provided, however, that the Reorganized Debtors shall retain the ability to supplement, terminate or otherwise modify the coverage under any D&O Liability Insurance Policies for any Causes of Action arising out of or related to any act or omission that is a criminal act or constitutes actual fraud, gross negligence, bad faith, or willful misconduct. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 89 of 231

(Page | 90) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 44. Exit LC Facility. On or after the Effective Date, the Debtors and Reorganized Debtors, as applicable, shall enter into the Exit LC Facility (on the terms set forth in the Exit LC Facility Documents, which terms shall be in all material respects consistent with the Plan and the Amended and Restated Restructuring Support Agreement, and subject to the consent rights of the Required Consenting Stakeholders as set forth therein), and are hereby authorized to enter into the Exit LC Facility. This Confirmation Order shall be deemed approval of the Exit LC Facility and the Exit LC Facility Documents, as applicable, and all transactions and related agreements contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all premiums, fees, indemnities, expenses, and other payments provided for therein and authorization of the Debtors or the Reorganized Debtors to enter into, execute, and perform under the Exit LC Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit LC Facility. To the extent any document or agreement relating to the Exit LC Facility is either not attached to the Plan Supplement as of the entry of this Confirmation Order, or is attached to the Plan Supplement as of the entry of this Confirmation Order but subsequently modified, supplemented, or amended, in each case subject to the consent rights of the Required Consenting Stakeholders as set forth in the Plan and the Amended and Restated Restructuring Support Agreement, such document or agreement (or the revised form of such document or agreement, if applicable) shall be filed with the Court prior to the Effective Date, and such document or agreement is approved to the extent it is not materially inconsistent with this Confirmation Order, the Plan, and the Plan Supplement. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 90 of 231

(Page | 91) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 45. Upon the execution and delivery of the Exit LC Facility Documents, except as otherwise expressly provided in the Plan, all of the Liens and security interests to be granted in accordance with the Exit LC Facility Documents: (i) shall be deemed to be granted; (ii) shall be legal, binding, automatically perfected, non-avoidable, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit LC Facility Documents; (iii) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the respective Exit LC Facility Documents; (iv) shall have the priorities set forth in the Exit LC Facility Documents; and (v) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy Law. 46. To the extent applicable, the Reorganized Debtors, the applicable non-Debtor Affiliates, and the Persons and Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents, and to take any other actions necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other Law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be in accordance with the Exit LC Facility Documents and necessary under applicable Law to give notice of such Liens and security interests to third parties. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 91 of 231

(Page | 92) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries In the event an order dismissing these Chapter 11 Cases is at any time entered, the Liens securing the Exit LC Facility shall not be affected and shall continue in full force and effect in all respects and shall maintain their priorities and perfected status as provided in the Exit LC Facility Documents until all obligations in respect thereof shall have been paid and satisfied in full. 47. DIP New Money Exit Facility. On or before the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall enter into the DIP New Money Exit Facility (on the terms set forth in the DIP New Money Exit Facility Documents, which terms shall be in all respects consistent with the Plan and the Amended and Restated Restructuring Support Agreement, and are hereby and by the DIP New Money Orders authorized to enter into the DIP New Money Exit Facility). This Confirmation Order shall be deemed approval of the DIP New Money Exit Facility and DIP New Money Exit Facility Documents, as applicable, and all transactions and related agreements contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all premiums, fees, indemnities, expenses, and other payments provided for therein and authorization of the Debtors or the Reorganized Debtors to enter into and execute the DIP New Money Exit Facility Documents and such other documents as may be required to effectuate the treatment afforded by the DIP New Money Exit Facility. 48. Pursuant to the DIP New Money Orders and upon the execution and delivery of the DIP New Money Documents, except as otherwise expressly provided in the Plan, all of the Liens and security interests to be granted in accordance therewith: (a) shall be deemed to be granted; (b) shall be legal, binding, automatically perfected, non-avoidable, and enforceable Liens on, and Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 92 of 231

(Page | 93) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries security interests in, the collateral granted thereunder in accordance with the terms of the DIP New Money Exit Facility Documents; (c) shall be deemed automatically perfected on the date of entry of the interim order approving the DIP New Money Facilities, subject only to such Liens and security interests as may be permitted under the respective DIP New Money Exit Facility Documents; (d) shall have the priorities set forth in the DIP New Money Exit Facility Documents; and (e) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy Law. 49. To the extent applicable, the Reorganized Debtors, the applicable non-Debtor Affiliates, and the Persons and Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents, and to take any other actions necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other Law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be in accordance with the DIP New Money Exit Facility Documents and necessary under applicable Law to give notice of such Liens and security interests to third parties. In the event an order dismissing these Chapter 11 Cases is at any time entered, the Liens securing the DIP New Money Exit Facility shall not be affected and shall continue in full force and effect in all respects and shall maintain their priorities and perfected status as provided Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 93 of 231

(Page | 94) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries in the DIP New Money Exit Facility Documents until all obligations in respect thereof shall have been paid and satisfied in full. 50. The Plan Effective Date Milestone set forth in Schedule 6.16 to each of the DIP New Money Credit Agreements is extended through and including June 11, 2024, without prejudice to further extensions as agreed among the Debtors and the Required Lenders (as defined in the DIP New Money Credit Agreements). 51. New Corporate Governance Documents and the Issuance of New Interests. The terms of the New Corporate Governance Documents, which shall be included in the Plan Supplement, in each case as may be amended, restated, amended and restated, supplemented, or modified on or before the Effective Date consistent with the Plan and the Amended and Restated Restructuring Support Agreement, are approved in all respects. To the extent any document or agreement is not attached to the Plan Supplement as of the entry of this Confirmation Order, such document or agreement shall be filed with the Court prior to the Effective Date, and such document or agreement is approved to the extent it is consistent with this Confirmation Order, the Plan, the Plan Supplement and the Amended and Restated Restructuring Support Agreement (including any applicable consent rights therein). The obligations of the applicable Reorganized Debtors related thereto will, upon execution, constitute legal, valid, binding, and authorized obligations of each of the Debtors or the Reorganized Debtors, as applicable, enforceable in accordance with their terms and not in contravention of any state, federal, or foreign Law. To the extent applicable, entry of this Confirmation Order shall be deemed approval of the New Corporate Governance Documents and the issuance of the New Interests, if any, contemplated thereunder (in each case, including the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 94 of 231

(Page | 95) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries transactions and related agreements contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the applicable Debtors or the Reorganized Debtors, as applicable, and/or any successors, assigns, or transferees of the applicable Debtors or the Reorganized Debtors, including in connection with the Restructuring Transactions, as applicable, in connection therewith), to the extent not approved by this Court previously. On the Effective Date, without any further action by this Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is authorized to enter into the New Corporate Governance Documents and all related documents to which such Reorganized Debtor is contemplated to be a party on the Effective Date. 52. In addition, on the Effective Date, without any further action by this Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each applicable Reorganized Debtor will be and is authorized to: (a) execute, deliver, file, and record any other contracts, assignments, certificates, instruments, agreements, guaranties, or other documents executed or delivered in connection with the New Corporate Governance Documents and the New Interests; (b) issue the New Interests; (c) perform all of its obligations under the New Corporate Governance Documents; and (d) take all such other actions as any of the responsible officers of such Reorganized Debtor may determine are necessary, appropriate, or desirable in connection with the consummation of the transactions contemplated by the New Corporate Governance Documents and for the issuance of the New Interests. Notwithstanding anything to the contrary in this Confirmation Order or Article XI of the Plan, after the Effective Date, any disputes arising Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 95 of 231

(Page | 96) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries under the New Corporate Governance Documents and any documents related thereto shall be governed by the jurisdictional provisions therein and the Court shall not retain jurisdiction with respect thereto. For the avoidance of doubt, any claimant’s acceptance of the New Interests shall be deemed as its agreement to be bound by the New Corporate Governance Documents without the need for execution by any party other than Reorganized WeWork. 53. Issuance of New Interests. On or prior to the Effective Date, Reorganized WeWork shall take steps to provide that the New Interests are issued and/or transferred in accordance with the terms of the Plan (including the Plan Supplement and the Restructuring Transactions), this Confirmation Order, the Exit LC Facility, the Exit LC Facility Documents, the New Corporate Governance Documents, and applicable Law (including applicable securities Laws). 54. Certain Securities Laws Matters. The New Interests (other than any New Interests issued pursuant to the MIP), or any other Securities, being issued, offered, or distributed under the Plan (including any securities issued on the Effective Date, issued or delivered on a deferred basis, and/or released from escrow, in each case pursuant to the Exit LC Facility Documents), and any interests in the UCC Settlement Trust pursuant to this Plan and the UCC Settlement Trust Documents, to the extent constituting Securities, will be issued without registration under the Securities Act or any similar federal, state, or local Law in reliance upon section 1145 of the Bankruptcy Code to the maximum extent permitted by law. To the extent the New Interests, or any other Securities cannot be issued, offered, or distributed in reliance upon section 1145 of the Bankruptcy Code, including with respect to an Entity that is an “underwriter” Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 96 of 231

(Page | 97) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries as defined in section 1145(b) of the Bankruptcy Code relating to the definition of underwriter in section 2(a)(11) of the Securities Act, they will be issued without registration under the Securities Act or similar Law in reliance upon Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S under the Securities Act (or another applicable exemption from the registration requirements of the Securities Act). Any equity or equity-linked interests issued pursuant to the MIP (including any New Interests issued pursuant to the MIP) will be issued without registration under the Securities Act or similar Law in reliance upon Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D and/or Rule 701 promulgated thereunder, and/or Regulation S under the Securities Act (or another applicable exemption from the registration requirements of the Securities Act). 55. Pursuant to section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the offering, issuance, distribution, and sale of the New Interests (other than any New Interests issued pursuant to the MIP), as applicable, (a) shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, (b)(i) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (ii) are freely tradable and transferable by any initial recipient thereof that (w) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (x) has not been such an “affiliate” within ninety (90) calendar days of such transfer, (y) has not acquired such New Interests from an “affiliate” of the Reorganized Debtors within one year of such transfer, and (z) is not an entity that is an Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 97 of 231

(Page | 98) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries “underwriter” as defined in subsection (b) of Section 1145 of the Bankruptcy Code, and (c) will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments, and (iii) the restrictions in the New Corporate Governance Documents. The offering, issuance, distribution, and sale of any Securities in accordance with section 1145 of the Bankruptcy Code shall be made without registration under the Securities Act or any similar federal, state, or local Law in reliance upon section 1145(a) of the Bankruptcy Code. 56. The issuance of the New Interests or any other Securities shall not constitute an invitation or offer to sell, or the solicitation of an invitation or offer to buy, any securities in contravention of any applicable Law in any jurisdiction. No action has been taken, nor will be taken, in any jurisdiction that would permit a public offering of any of the New Interests or any other Securities (other than Securities issued pursuant to section 1145 of the Bankruptcy Code) in any jurisdiction where such action for that purpose is required. 57. Any New Interests, or any other Securities, issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S under the Securities Act will be “restricted securities.” Such Securities may not be resold, exchanged, assigned, or otherwise transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom and other applicable Law and subject to any restrictions in the New Corporate Governance Documents. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 98 of 231

(Page | 99) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries The offering, issuance, distribution, and sale of such Securities shall be made without registration under the Securities Act or any similar federal, state, or local Law in reliance upon Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S under the Securities Act. 58. Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Interests to be issued under the Plan through the facilities of DTC (or another similar depository), the Reorganized Debtors need not provide any further evidence other than the Plan or this Confirmation Order with respect to the treatment of the New Interests to be issued under the Plan under applicable securities Laws. DTC (or another similar depository) shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding whether the New Interests to be issued under the Plan is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Interests to be issued under the Plan is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. 59. Waiver or Estoppel. Except as otherwise set forth in the Plan or this Confirmation Order, each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 99 of 231

(Page | 100) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Court before the Confirmation Date. 60. Dissolution of Statutory Committees. On the Effective Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases. 61. Claims Reconciliation Process. The procedures and responsibilities for, and costs of, reconciling Disputed Claims shall be as set forth in the Plan or as otherwise ordered by the Court. 62. Authorization to Consummate. The Debtors are authorized to consummate the Plan after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan. 63. Professional Compensation. All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than forty-five (45) days after the Effective Date. The Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Court, the Bankruptcy Rules, and Prior Court Orders. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount this Court Allows, including from the Professional Fee Escrow Account, as soon as reasonably practicable after such Professional Fee Claims are Allowed, and which Allowed amount shall not be subject to disallowance, setoff, recoupment, subordination, recharacterization, or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code. To the extent that funds held in the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 100 of 231

(Page | 101) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of the Plan. 64. When all such Allowed Professional Fee Claims have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be transferred to the Reorganized Debtors without any further notice to or action, order, or approval of this Court. Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Reorganized Debtors are authorized in the ordinary course of business and without any further notice to or action, order, or approval by the Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Reorganized Debtors, or solely as it pertains to the final fee applications, the Creditors’ Committee. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Court. 65. Payment of Restructuring Expenses. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with the terms of the Amended and Restated Restructuring Support Agreement, the Cash Collateral Orders, or any other Final Order of the Court without any requirement to (1) File a fee application with the Court, or (2) for review or Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 101 of 231

(Page | 102) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries approval by the Court; provided that the foregoing shall be subject to the Debtors’ receipt of an invoice with reasonable detail (but without the need for itemized time detail) from the applicable Entity entitled to such Restructuring Expenses. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date, and such estimates shall be delivered to the Debtors at least three (3) Business Days before the anticipated Effective Date; provided, however, that such estimates (and related invoices) shall not be considered an admission or limitation with respect to such Restructuring Expenses. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay, when due and payable in the ordinary course (but no sooner than within five (5) Business Days of receipt of an invoice), Restructuring Expenses related to implementation, Consummation, and defense of the Plan, whether incurred before, on, or after the Effective Date without any requirement for review or approval by the Court or for any party to File a fee application with the Court; provided that the foregoing shall be subject to the Debtors’ receipt of an invoice with reasonable detail (but without the need for itemized time detail) from the applicable Entity entitled to such Restructuring Expenses. 66. Section 1146(a) Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code and applicable Law, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to (a) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors, including the New Interests, the Exit LC Facility, the DIP New Money Facilities, (b) the Restructuring Transactions, (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 102 of 231

(Page | 103) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries or the securing of additional indebtedness by such or other means, (d) the making, assignment, or recording of any lease or sublease, (e) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Exit LC Facility, or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing, other than in respect of any tax imposed under any foreign Law), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, and upon entry of this Confirmation Order, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 103 of 231

(Page | 104) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 67. Provisions Regarding the United States. As to the United States (including all agencies, departments, and instrumentalities thereof), notwithstanding anything to the contrary in this Confirmation Order, the Plan or any other Definitive Documents, nothing shall: a. limit or expand the scope of discharge, release or injunction permitted to Debtors under the Bankruptcy Code. For the avoidance of doubt, the discharge, release, and injunction provisions contained in the Plan and this Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Confirmation Order, pursuing any police or regulatory action, or any criminal action; b. discharge, release, exculpate, impair, extinguish, enjoin, or otherwise preclude the United States in any way from asserting, enforcing, or collecting, outside the Court: (i) any liability to the United States that is not a “claim” (as defined in 11 U.S.C. § 101(5)) against a Debtor; (ii) any Claim of the United States arising on or after the Effective Date; (iii) any liability of the Debtors under police or regulatory statutes or regulations to the United States as the owner, lessor, lessee or operator of property that such Entity owns, operates or leases after the Confirmation Date; or (iv) any liability to the United States, including but not limited to any liabilities arising under the Tax Code, environmental law, criminal law, civil law or common law, of any non-Debtor Entity (including any Released Parties or Exculpated Parties); c. affect or impair any right of setoff or recoupment of the United States; provided, however, that the rights and defenses with respect any such rights of setoff or recoupment are fully preserved (other than any rights or defenses based on language in the Plan or the Confirmation Order that may extinguish or limit setoff or recoupment rights or otherwise require the United States to seek leave of the Court before exercising its rights; d. confer jurisdiction (exclusive or otherwise) to the Court with respect to any interests, claims, rights, defenses, liabilities, or causes of action of the United States, except to the extent set forth in 28 U.S.C. § 1334 (as limited by any other provisions of the United States Code); and e. characterize the United States (including any department, agency, or instrumentality thereof) as a Releasing Party. For the avoidance of doubt, without need for further action, the United States shall not be required to opt out of the Releases and the United States is not required to seek Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 104 of 231

(Page | 105) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries permission from the Court authorizing the United States to bring any claim or Cause of Action against any Released Party. 68. Provisions Regarding Philadelphia Insurance Indemnity Company. Notwithstanding any other provisions of the Plan or this Confirmation Order, on the Effective Date, any rights, claims, and obligations of Philadelphia Indemnity Insurance Company (the “PIIC Surety”), including trust and subrogation rights, arising under (a) that certain surety bond numbered PB02096600004, dated July 19, 2019, as amended, supplemented, or otherwise modified from time to time, including by the surety rider dated January 19, 2023 (the “PIIC Surety Bond”); (b) that certain lease between Debtor 6900 North Dallas Parkway Tenant LLC and KBSIII Legacy Town Center, LLC for the premises at 6900 North Dallas Parkway, Plano, Texas, dated June 19, 2019, as amended, supplemented, or otherwise modified from time to time (the “6900 North Dallas Parkway Lease”); and (c) any agreements governing the collateral of the PIIC Surety, with respect to or in connection with the PIIC Surety Bond or any other bonds issued by PIIC Surety (the “PIIC Bonds”), including cash, letters of credit, and the proceeds thereto (the “PIIC Surety Collateral,” and together with the PIIC Bonds and the 6900 North Dallas Parkway Lease, the “PIIC Surety Bond Agreements”) shall be deemed reaffirmed and ratified by the applicable Reorganized Debtors, shall continue in full force and effect, and the rights, claims, and obligations thereunder, including, trust and subrogation rights, shall not be altered, modified, discharged, enjoined, impaired, or released by the Plan or this Confirmation Order. Solely to the extent any of the PIIC Surety Bond Agreements are deemed to be executory contracts, such PIIC Surety Bond Agreements will be deemed assumed with the consent of the PIIC Surety on the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 105 of 231

(Page | 106) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Effective Date, by the applicable Reorganized Debtor, pursuant to section 365 of the Bankruptcy Code. If on or after the Effective Date any of the PIIC Surety Bond Agreements cease to be in effect solely as a result of a determination by a court of competent jurisdiction that such agreements are non-assumable under applicable bankruptcy law, the PIIC Surety Bond Agreements shall be deemed reinstated or ratified on the terms of such PIIC Surety Bond Agreements that existed immediately prior to the Effective Date. 69. Notwithstanding any other provisions of the Plan or this Confirmation Order, the PIIC Surety Collateral shall remain in place to secure any obligations under the PIIC Surety Bond Agreements in accordance with the terms of such agreements. To the extent expressly permitted by the terms of the PIIC Surety Bond Agreements, any other agreements with the Debtors, and applicable law, the PIIC Surety may apply its respective PIIC Surety Collateral or the proceeds therefrom to payment or reimbursement of any and all claims and demands under the PIIC Bonds, premiums, losses, and expenses, including reasonable attorneys’ fees to the extent permitted under the PIIC Surety Bond Agreements. The PIIC Surety’s Claims under the PIIC Surety Bond Agreements are Allowed without any requirement for the PIIC Surety to file a Proof of Claim or request for payment of an Administrative Claim. The PIIC Surety’s Claims shall be Reinstated and are thus Unimpaired. PIIC shall be deemed to have opted out of the third-party releases contained in Article VIII.D of the Plan and other Definitive Documents. 70. Provisions Regarding U.S. Specialty Insurance Company. Notwithstanding anything to the contrary in the Definitive Documents, nothing in the Definitive Documents shall in any way prime, discharge, impair, modify, subordinate or affect the rights of U.S. Specialty Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 106 of 231

(Page | 107) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Insurance Company and/or its past, present, or future affiliated sureties (each as surety in their role as an issuer of bonds individually and collectively referred to herein as “USSIC Surety”) including, without limitation, as to: (a) any indemnity or collateral obligations relating to bonds or related instruments issued and/or executed on behalf of or at the request of any of the Debtors, and/or non- Debtor affiliates (each such bond or related instrument, including but not limited to any and all bonds that were assumed in these proceedings with the consent of the USSIC Surety, a “Bond,” and, collectively, the “Bonds”); (b) any funds the USSIC Surety is holding and/or that are being held for USSIC Surety presently or in the future, whether in trust, as security, or otherwise, including any proceeds due or to become due to any of the Debtors in relation to contracts or obligations for which the USSIC Surety has issued or may in the future issue any bond or related instrument; (c) any substitutions or replacements of such funds including accretions to and interest earned on such funds; (d) any collateral or letter of credit related to any indemnity, collateral trust, bond, arrangement, contract, or other agreements between or involving the USSIC Surety and any of the Debtors and/or their non-debtor affiliates or predecessors; (e) any rights, remedies and/or defenses the USSIC Surety may now or in the future have with respect to any and all bonds and/or related instruments issued and/or executed by the USSIC Surety on behalf of any of the Debtors and/or their non-debtor affiliates; (f) current or future setoff and/or recoupment rights and/or the lien rights and/or trust fund claims of the USSIC Surety or any party to whose rights the USSIC Surety has or may be subrogated and/or any existing or future subrogation or other common law rights of the USSIC Surety; (g) any indemnity agreement related to any of the Bonds (collectively, the “USSIC Indemnity Agreements”), which include, without limitation, six (6) General Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 107 of 231

(Page | 108) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Agreements of Indemnity in favor of the USSIC Surety, as indemnitee, dated on or about March 22, 2019, April 9, 2019, April 10, 2019, April 30, 2019, August 26, 2019, and March 10, 2020, by non-debtors WeWork Companies LLC, WeWork Companies Inc. and Debtors 500 11th Ave North Tenant LLC, 101 East Washington Street Tenant LLC, 1115 Broadway Q LLC, 2222 Ponce DeLeon Blvd Tenant LLC, and 830 NE Holladay Street Tenant LLC; and (h) the rights of the USSIC Surety in connection with any letter of credit and/or the proceeds thereof (and any amendment(s) or modifications (s) thereto) relating to any of the Debtors or their non-debtor affiliates, including but not limited to that certain Irrevocable Letter of Credit and amendments thereto in favor of among others, the USSIC Surety, having an aggregate amount of credit of $5,113,960.00 (the “ILOCs”), which proceeds were received by the USSIC Surety pursuant to a draw on the ILOCs and thereafter reduced by $1,633,210.00 by way of payment of a claim on a bond, resulting in current cash being held by the USSIC Surety in the amount of $3,480,750.00 (and neither the ILOCs nor an proceeds therefrom constitute property of the bankruptcy estate). 71. The USSIC Surety shall be deemed to have opted out of the third-party releases contained in Article VIII.D of the Plan and other Definitive Documents. 72. In addition, notwithstanding anything in the Definitive Documents, the rights, claims, and defenses of the Debtors and of the USSIC Surety, including, but not limited to, the USSIC Surety’s rights under any properly perfected liens and claims, trust claims, and/or claims for equitable rights of subrogation, and rights of the Debtors and of any successors in interest to any of the Debtors and any creditors, to object to any such liens, trust claims, claims, and/or equitable subrogation and other rights, are fully preserved, and the USSIC Surety need not be Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 108 of 231

(Page | 109) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries required to file an administrative proof of claim, request for payment or fee application to protect any such claims. 73. For the avoidance of doubt, Article IV.H (Cancelation of Existing Securities and Agreements), Article IV.O (Preservation of Causes of Action), that portion of Article V.A that provides that the Schedule of Rejected Executory Contracts and Unexpired Leases and/or Schedule of Assumed Executory Contracts and Unexpired Leases may be amended or supplemented through and including forty-five (45) days after the Effective Date, Article VI.D.5 (Surrender of Canceled Instruments or Securities), Article VI.K (Preservation of Setoffs and Recoupment), Article VI.L.1 (Claims Paid by Third Parties), Article VII.D (Estimation of Claims and Interests to the extent such provision contradicts section 502(j) of the Bankruptcy Code), Article VII.F (Adjustment to Claims or Interests without Objection), Article VIII.B (Release of Liens), Article VIII.F(d) (Injunction clause that bars an entity holding a claim that is released or discharged from thereafter asserting any right of setoff, subrogation, or recoupment), and Article VIII.J (Reimbursement or Contribution to the extent the USSIC Surety’s rights under section 502(j) of the Bankruptcy Code are extinguished), of the Plan shall not apply to the USSIC Surety or any beneficiary of the bonds issued by the USSIC Surety. Nothing herein shall limit the USSIC Surety’s rights to cancel, terminate, not renew, or refuse to increase the amount of any bonds, to the extent not inconsistent with the terms of such bonds, and nothing herein shall require the USSIC Surety to issue new bonds. 74. Upon the reasonable request of the USSIC Surety, the Reorganized Debtors will undertake to execute a post-Effective Date indemnity agreement with the USSIC Surety, in Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 109 of 231

(Page | 110) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries accordance with the terms of the Bonds, which will be substantially similar to the USSIC Indemnity Agreement. 75. Nothing in the Definitive Documents is an admission by the USSIC Surety or the Debtors, or a determination by the Court, regarding any claims under any bonds, and the USSIC Surety and the Debtors (on behalf of themselves and their successors and creditors) reserve any and all rights, remedies, and defenses in connection therewith. 76. Notwithstanding any provision in the Definitive Documents, upon reasonable request and to the extent not inconsistent with the USSIC Indemnity Agreement or other agreement with the Debtors or the Reorganized Debtors, as applicable, and the USSIC Surety, the USSIC Surety shall have access to specific portions of any and all books and records held by the Debtor Entities relating to the USSIC Surety’s Bonds, and the USSIC Surety shall receive no less than thirty (30) days written notice by the entity holding such books and records prior to destruction or abandonment of any such books and records. Without limitation to any other rights of the USSIC Surety, if one or more claims is or are asserted against any Bond(s) and/or related instruments, then the USSIC Surety shall be granted access to, and may make copies of, any books and records related to such Bonds upon the USSIC Surety’s reasonable request. 77. Notwithstanding any provision in the Definitive Documents, consistent with certain joint and several obligations under the USSIC Indemnity Agreement, and/or any new indemnity agreement executed after the Effective Date, the Debtors and/or Reorganized Debtors shall continue to reimburse the USSIC Surety for any and all fees and costs, including attorneys’ fees, incurred or to be incurred by the USSIC Surety with regard to this matter and the suretyship Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 110 of 231

(Page | 111) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries through and after the Effective Date, to the extent such amounts have not been previously reimbursed, without filing any administrative claim. 78. Provisions Regarding Federal Insurance Company and Westchester Fire Insurance Company.9 The Westchester Surety issued various surety bonds on behalf of certain of the Debtors, certain of their affiliates, and certain non-Debtors (collectively, the “Existing Surety Bonds” and each, individually, an “Existing Surety Bond”). WeWork Companies Inc., on behalf of itself and certain subsidiaries and/or affiliates, and certain non-Debtors (all such affiliates and non-Debtors, collectively, the “Indemnitors”), executed certain written indemnification agreements with the Westchester Surety, including, but not limited to, a certain General Agreement of Indemnity dated January 30, 2019 (collectively, the “Westchester Indemnity Agreements”), and the Indemnitors provided to the Westchester Surety certain letters of credit (“Letters of Credit”) to secure all obligations under the Westchester Indemnity Agreements. 79. Nothing in the Plan, the Plan Supplement, this Confirmation Order, the Amended and Restated Restructuring Support Agreement, or any other document or order of the Court shall be deemed to limit Westchester Surety’s existing rights or interests under applicable non- bankruptcy law in any collateral or the proceeds of such collateral securing the Existing Surety Bonds and the Westchester Indemnity Agreements (the “Surety Collateral”), including, without limitation, under or in connection with any Letter of Credit, the right to draw or use any Surety 9 Federal Insurance Company and Westchester Fire Insurance Company, their respective direct and indirect subsidiaries, parent companies, and affiliates, whether in existence now or formed or acquired hereafter, co- sureties, fronting companies, companies which any of them may procure to issue or deliver any bonds for, on behalf of or at the request of any of the Indemnitors, and reinsurers, and the successors and assigns of each of them (individually and collectively, and solely in their capacity as sureties, the “Westchester Surety”). Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 111 of 231

(Page | 112) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Collateral to reimburse any claim of Westchester Surety under or in respect of any Existing Surety Bond and/or the Westchester Indemnity Agreements consistent with applicable non-bankruptcy law (the “Right to Draw”). For the avoidance of doubt, but subject to any agreements as between the Debtors or the Reorganized Debtors and Westchester Surety, Westchester Surety shall retain the Right to Draw notwithstanding the replacement of any Existing Surety Bonds prior to, or after, Confirmation or the occurrence of the Effective Date. 80. Nothing in the Plan, the Plan Supplement, this Confirmation Order, the Amended and Restated Restructuring Support Agreement, or any other document or order of the Court shall impair, release, discharge, preclude, or enjoin any obligations of the Debtors or the Reorganized Debtors, including Reorganized WeWork, to the Westchester Surety under or related to the Westchester Indemnity Agreements, any Existing Surety Bond, or under the common law of suretyship, and such obligations are unimpaired and are not being released, discharged, precluded, or enjoined by the Plan, the Plan Supplement, this Confirmation Order, the Amended and Restated Restructuring Support Agreement, or any other document or order of the Court or any agreements with any third parties. 81. For the avoidance of doubt: (i) the Westchester Surety shall be deemed to have opted-out of the third-party release set forth in Article VIII.D of the Plan; (ii) the Westchester Surety shall not be deemed to be a Releasing Party; (iii) the Existing Surety Bonds, the Westchester Indemnity Agreements, and the Surety Collateral shall not be cancelled, surrendered, satisfied, or released as provided in Article IV.H of the Plan; (iv) the Westchester Surety’s liens and security interests evidenced by the Surety Collateral shall not be released or cancelled as provided in Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 112 of 231

(Page | 113) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Article VIII.B of the Plan; and (v) to the extent any of the Existing Surety Bonds, the Westchester Indemnity Agreement, or the Surety Collateral are deemed to be assets of the Estate, they shall vest in the applicable Reorganized Debtor or the Reorganized WeWork, subject to the Westchester Surety’s related rights, claims or liens. 82. The Westchester Surety’s execution of bonds for any Debtor shall not be deemed or construed as an agreement to issue any other bonds on behalf of any Debtor, to bond any Reorganized Debtor or Reorganized WeWork, or to prevent Westchester Surety from cancelling any bond in accordance with the terms of any bond and applicable law. 83. To the extent that any Unexpired Lease of the Debtors, as to which any Existing Surety Bond relates, is assumed by the Debtors in accordance with Article V of the Plan and applicable law, then in such case, all related Existing Surety Bonds shall, with the Westchester Surety’s consent, continue in effect and, to the extent that any such Unexpired Lease is assumed by or assigned to the Reorganized Debtor or Reorganized WeWork, the related Existing Surety Bond shall, with the Westchester Surety’s consent, be deemed to be modified such that the named principal thereupon shall be the Reorganized Debtor or Reorganized WeWork who has assumed the Unexpired Lease, as applicable. 84. Upon the reasonable request of the Westchester Surety, the Reorganized Debtors and Reorganized WeWork will undertake to execute and deliver to the Westchester Surety a post- Effective Date Westchester Indemnity Agreement, which shall be substantially similar to the Westchester Indemnity Agreements. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 113 of 231

(Page | 114) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 85. Notwithstanding anything set forth to the contrary in the Plan, the Plan Supplement, this Confirmation Order, the Amended and Restated Restructuring Support Agreement, or any other document or order of the Court, including in Article VI.K of the Plan, nothing shall be deemed to impair, limit, release, discharge, preclude, or enjoin Westchester Surety’s existing rights or defenses of setoff or recoupment. 86. Provisions Regarding Certain Landlords’ Leases. With respect to the leases of nonresidential property (i) listed on the Schedule of Assumed Executory Contracts and Unexpired Leases or (ii) assumed pursuant to a prior order of the Court, notwithstanding anything to the contrary in the Plan, the Plan Supplement, or this Confirmation Order, nothing in the Plan, the Plan Supplement, or this Confirmation Order shall modify, limit, or impair the liabilities or obligations of the Debtors or the Reorganized Debtors, as applicable, under any assumed Unexpired Lease or the obligation to effectuate a replacement guaranty with respect to any Allowed Go-Forward Guaranty Claims, or the remedies of any lessor in connection therewith, if any; provided, however, that all rights and defenses, if any, of the Debtors or the Reorganized Debtors, as applicable, to dispute cure amounts due under the assumed Unexpired Leases as well as with respect to any liabilities or obligations of guarantor Debtors under the terms of assumed Unexpired Leases are preserved. Notwithstanding anything herein or in the Plan or Plan Supplement to the contrary, underlying contractual obligations under assumed Unexpired Leases are not released, exculpated, or otherwise waived by operation of the Plan, including Article VIII of the Plan. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 114 of 231

(Page | 115) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 87. Provisions Regarding Power & Light Stipulation. The Debtors, on behalf of themselves, their respective Estates, and the Reorganized Debtors, pursuant to that certain Stipulation and Consent Order Resolving the Motion to Compel Filed by Power & Light Buildings, LLC at Docket No. 1249, dated February 15, 2024 (the “Power & Light Stipulation”), hereby release Power & Light Buildings, LLC (“Power & Light”) from any claims they may have arising from or related to the December LC Draw (as defined in the Power & Light Stipulation) or Power & Light’s use of the proceeds therefrom. 88. Provisions Regarding the Texas Comptroller of Public Accounts. Notwithstanding anything else to the contrary in the Plan or this Confirmation Order, the Texas Comptroller of Public Accounts (the “Texas Comptroller”) reserves the following rights: (1) any statutory or common law setoff rights in accordance with 11 U.S.C. § 553; (2) any rights to pursue any non-debtor third parties for tax debts or claims; (3) the payment of interest on the Texas Comptroller’s administrative expense tax claims, if any; (4) to the extent that interest is payable with respect to any administrative expense, priority, or secured tax claim of the Texas Comptroller, the statutory rate of interest pursuant to Texas Tax Code § 111.060; and (5) the Texas Comptroller is not required to file a motion or application for payment of administrative expense claims pursuant to 11 U.S.C. § 503(b)(1)(D). 89. If the Debtors or the Reorganized Debtors fail to make a Plan payment to an agency of the State of Texas and fail to cure such missed payment within fifteen (15) days after service of a written notice of default, then that agency may (a) enforce the entire amount of its claim, (b) exercise any and all rights and remedies available under applicable non-bankruptcy law, and Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 115 of 231

(Page | 116) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries (c) seek such relief as may be appropriate in this court. The Debtors and/or Reorganized Debtors can receive up to three (3) notices of default, however, the third default cannot be cured. 90. Provisions Regarding the Commonwealth of Pennsylvania, Department of Revenue. Notwithstanding any provision to the contrary in the Plan, the Definitive Documents, and this Confirmation Order (the “Specified Documents”), as to any tax claim held by the Commonwealth of Pennsylvania, Department of Revenue (“Pennsylvania DOR”) nothing in the Specified Documents shall: (a) require the Pennsylvania DOR, as provided “in 11 U.S.C. § 503(b)(1)(D), to file an administrative claim in order to receive payment for any liability described in 11 U.S.C. §§ 503(b)(1)(B) and 503(b)(1)(C); (b) affect any setoff and recoupment rights of the Pennsylvania DOR under applicable law or the Debtors’ defenses thereto and such rights are expressly preserved and shall not be altered or impaired; (c) affect the ability of the Pennsylvania DOR to pursue any non-Debtors to the extent allowed by non-bankruptcy law for any liabilities that may be related to any state tax liabilities owed to the Pennsylvania DOR by the Debtors and the Reorganized Debtors; (d) affect the imposition of the Pennsylvania realty transfer tax against all transfers made prior to the confirmation of the Plan as provided for under 11 U.S.C. § 1146(a); (e) confer exclusive jurisdiction to the Court, except to the extent set forth in 28 U.S.C. § 1334(b), or divest any court of its jurisdiction to adjudicate the validity of any claim of the Pennsylvania DOR; and (f) allow the Debtors and the Reorganized Debtors to estimate, for whatever reason, any of the Department’s allowed claims beyond what is provided and allowed for in section 502(c) of the Bankruptcy Code. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 116 of 231

(Page | 117) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 91. Administrative expense claims, regardless of amount, of the Pennsylvania DOR allowed pursuant to the Plan or the Bankruptcy Code shall be paid in accordance with section 1129(a)(9)(A) of the Bankruptcy Code in full in cash on the later of (i) the Effective Date or as soon as practicable after the Effective Date, or (ii) the date on which such Allowed Administrative Expense Claim becomes payable under applicable law, and shall accrue interest (if any) (pursuant to section 511 of the Bankruptcy Code at the rate set forth under applicable law) and penalties (if any) in accordance with the Bankruptcy Code and non-bankruptcy law10 until paid in full. Priority Tax Claims, regardless of amount, of the Pennsylvania DOR allowed pursuant to the Plan or the Bankruptcy Code will be paid in accordance with section 1129(a)(9)(C) of the Bankruptcy Code with interest to the extent required under applicable law. To the extent such allowed Priority Tax Claims (including any penalties, interest, or additions to tax entitled to priority under the Bankruptcy Code) are not paid in full in cash on the Effective Date, then such Priority Tax Claims shall accrue interest commencing on the Effective Date at the rate set forth in section 511 of the Bankruptcy Code and non-bankruptcy law until paid in full. 92. Nothing contained in the Specified Documents shall be deemed to bind the Pennsylvania DOR to any characterization of any transaction for tax purposes or to determine the tax liability or withholding or collection obligations of any person or entity, including, but not limited to the Debtors or any of the Debtors’ estates, nor shall the Specified Documents be deemed 10 See 53 Pa.B. 8006 (Saturday, December 23, 2023) (“Under sections 806 and 806.1 of The Fiscal Code (72 P.S. §§ 806 and 806.1), the Secretary of Revenue announces that, for the calendar year beginning January 1, 2024, all underpayments of tax which became due and payable to the Commonwealth shall bear interest at the rate of 8% per annum. …. These rates will remain constant until December 31, 2024. These rates will be codified under 4.2(a) (relating to rate of interest).”). Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 117 of 231

(Page | 118) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries to have determined the Pennsylvania state tax treatment of any item, distribution, or entity, including the Pennsylvania state tax consequences of the Plan nor shall anything in the Specified Documents be deemed to have conferred jurisdiction upon the Court to make determinations as to Pennsylvania state tax liability and Pennsylvania state tax treatment except as provided under section 505 of the Bankruptcy Code. 93. Nothing in the Specified Documents shall relieve the Debtors and the Reorganized Debtors and their non-Debtor affiliates from any obligation to file pre-petition and post-petition Pennsylvania tax returns that are required under applicable law and pay all taxes, if any, on such tax returns when due. 94. Provisions Regarding the United States Securities and Exchange Commission. Notwithstanding any language to the contrary in the Disclosure Statement, the Plan, and/or this Confirmation Order, no provision shall (i) preclude the United States Securities and Exchange Commission (“SEC”) from enforcing its police or regulatory powers; or (ii) enjoin, limit, impair, or delay the SEC from commencing or continuing any claims, causes of action, proceeding, or investigations against any non-debtor person or non-debtor entity in any forum. 95. Provisions Regarding the Texas Taxing Authorities. Notwithstanding anything to the contrary in the Plan or this Order, the prepetition claims of the Texas Taxing Authorities11 (the “Tax Claims”), shall be classified as Class 1 – Other Secured Claims and paid in full, in cash 11 The “Texas Taxing Authorities” are Dallas County, City of Houston, Houston Community College System, Houston Independent School District, Irving Independent School District, City of Richardson, Montgomery County, Tarrant County, Plano Independent School District, Highland Park Independent School District, Dallas County Utility and Reclamation District, Woodlands Road Utility District, Montgomery County Municipal District 67, and Harris County Improvement District #01. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 118 of 231

(Page | 119) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries within ten (10) days of the Effective Date. The Tax Claims shall include all accrued interest required to be paid under section 506(b) of the Bankruptcy Code through the date of payment. The prepetition and postpetition tax liens of the Texas Taxing Authorities, if any, shall be expressly retained against the Debtors’ assets in accordance with applicable non-bankruptcy law until the applicable Tax Claims and post-petition taxes are paid in full. The Texas Taxing Authorities’ lien priority shall not be primed or subordinated by any exit financing entered into in conjunction with the confirmation of the Plan or otherwise. In the event that collateral that secures a Tax Claim or post-petition taxes is returned pursuant to the Plan to a creditor holding a lien that is junior to that of the Texas Taxing Authorities, the Debtors shall first pay all ad valorem property taxes that are secured by such collateral. All rights and defenses of the Debtors under applicable law are reserved and preserved with respect to such Tax Claims. Reorganized Debtors shall pay all post-petition ad valorem tax liabilities (tax year 2024 and subsequent tax years) owing to the Texas Taxing Authorities in the ordinary course of business as such tax debt comes due and prior to said ad valorem taxes becoming delinquent without the need of the Texas Taxing Authorities to file an administrative expense claim and/or request for payment. 96. Provisions regarding Chubb. Notwithstanding anything to the contrary in this Confirmation Order, the Plan, or any other of the Definitive Documents, any bar date notice or claim objection, any other document related to any of the foregoing, or any other order of the Court (including, without limitation, any other provision that purports to be preemptory or supervening, purports to limit or impact a setoff or recoupment right, grants an injunction, discharge or release, Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 119 of 231

(Page | 120) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases) on and after the Effective Date: a. all insurance policies that have been issued at any time by Westchester Fire Insurance Company, ACE Property & Casualty Insurance Company, Westchester Surplus Lines Insurance Company, Federal Insurance Company, ACE American Insurance Company, Pacific Indemnity Company, Great Northern Insurance Company, Illinois Union Insurance Company, Chubb Custom Insurance Company, Chubb Insurance Company Limited and/or any of their respective U.S.-based affiliates and predecessors (collectively, and solely in their capacities as insurers, “Chubb”) to (or providing coverage to) any of the Debtors or any of their affiliates or predecessors, all extensions and renewals thereof, and all agreements, documents or instruments related thereto (each as amended, modified, or supplemented and including any exhibit or addenda thereto, collectively, the “Chubb Insurance Program”) shall be assumed pursuant to sections 105 and 365 of the Bankruptcy Code, and shall continue in full force and effect thereafter in accordance with their respective terms; b. the Reorganized Debtors shall be liable in full for all of their and the Debtors’ obligations under the Chubb Insurance Program, regardless of whether any such obligations arise or become due before, on, or after the Effective Date, without the need or requirement for Chubb to file or serve any objection to a notice of proposed Cure amount (or lack of such notice) or file or serve a request, motion, or application for payment of or Proof of any Claim, Cure amount, or Administrative Claim; c. Article VIII.G of the Plan, and the second paragraph of Article XII.G of the Plan shall not apply to any Claim covered by the Chubb Insurance Program; d. nothing in the third paragraph of Article VIII.F of the Plan requires, precludes, and/or prohibits Chubb to or from administering, handling, defending, settling and/or paying claims covered by the Chubb Insurance Program in accordance with and subject to the terms and conditions of the Chubb Insurance Program and/or applicable non-bankruptcy law; and e. the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit: (i) claimants with valid workers’ compensation claims or direct action claims against Chubb under applicable non-bankruptcy law to proceed with Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 120 of 231

(Page | 121) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries such claims; (ii) Chubb to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Court, (a) workers’ compensation claims, (b) claims where a claimant asserts a direct claim against Chubb under applicable non-bankruptcy law, or an order has been entered by this Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII of the Plan to proceed with its Claim, and (b) all costs in relation to each of the foregoing; (iii) Chubb may draw against any or all of the collateral or security provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and Reorganized Debtors, as applicable) and/or apply such proceeds to the obligations of the Debtors (and the Reorganized Debtors, as applicable) under the Chubb Insurance Program, in such order as Chubb may determine; and (iv) Chubb to cancel any insurance policy under the Chubb Insurance Program, and take other actions relating to the Chubb Insurance Program (including effectuating a setoff or recoupment to the extent permitted under the Chubb Insurance Program and/or applicable non- bankruptcy law). 97. Provision Regarding International Business Machines Corporation (“IBM”). Notwithstanding anything to the contrary in the Plan, the Plan Supplement, or this Confirmation Order, IBM shall not be considered as a Releasing Party. 98. Documents, Mortgages, and Instruments. This Confirmation Order is, and shall be, binding upon and shall govern the acts of all Persons or Entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, federal state, and local officials, and corresponding officials in all applicable jurisdictions, both foreign and domestic, and all other Persons and Entities who may be required, by operation of Law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument, including, for the avoidance of doubt, the United States Patent and Trademark Office, the United States Copyright Office, and any other Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 121 of 231

(Page | 122) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries governmental intellectual property office. Each and every federal, state, local, and foreign government agency is hereby directed to accept any and all documents and instruments necessary, useful, advisable, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan, including the Restructuring Transactions and this Confirmation Order, without payment of any stamp tax or similar tax imposed by state, local, or foreign Law, or, to the extent such Persons or Entities are not identified by the Debtors or the Reorganized Debtors, as applicable, after reasonable due inquiry, the Debtors or the Reorganized Debtors, as applicable, shall be granted power of attorney to sign on behalf of such Person or Entity. 99. Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in these Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Court that are in existence upon entry of this Confirmation Order (excluding any injunctions or stays contained in the plan or this Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms. 100. Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan, and the transactions related thereto as it therefore may have been altered or interpreted by the Court, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ or the Reorganized Debtors’ consent, as applicable; provided that any such deletion or modification must be subject to and consistent with the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 122 of 231

(Page | 123) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries Amended and Restated Restructuring Support Agreement; and (c) nonseverable and mutually dependent. 101. Post-Confirmation Modifications. In accordance with Article X.A of the Plan, without need for further order or authorization of the Court, the Plan, the Plan Supplement, and any and all other documents that are necessary or desirable to effectuate the Plan may be amended or modified, subject to the terms and conditions (including any applicable consent rights and consultation rights) set forth therein or in the Amended and Restated Restructuring Support Agreement, the DIP Facilities, the DIP Documents, the Exit LC Facility, the Exit LC Facility Documents, and the UCC Settlement Trust Documents, as applicable. Subject to those restrictions on modifications set forth in the Plan, the Amended and Restated Restructuring Support Agreement, the DIP Facilities, the DIP Documents, the Exit LC Facility, the Exit LC Facility Documents, and the UCC Settlement Trust Documents, and the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in this Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article X.A of the Plan. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 123 of 231

(Page | 124) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries 102. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, or stayed by subsequent order of the Court, or any other court, such reversal, stay, modification or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or Lien incurred or undertaken by the Debtors or Reorganized Debtors, or any other party authorized or required to take action to implement the Plan, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur, including, without limitation, the validity and enforceability of the Liens securing the DIP New Money Facilities and the Exit LC Facility, as applicable. Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, (a) any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order, the Plan, the Definitive Documents, or any amendments or modifications thereto (subject to the consent rights set forth in the Amended and Restated Restructuring Support Agreement) and (b) any obligation, indebtedness or liability incurred by the Debtors or the Reorganized Debtors under the DIP New Money Interim Facility Documents, the DIP New Money Exit Facility Documents, and the Exit LC Facility Documents, as applicable, shall be governed in all respects by the provisions of this Confirmation Order, the Plan, the Definitive Documents or any amendments or modifications thereto (subject to the consent rights set forth in the Amended and Restated Restructuring Support Agreement), the DIP New Money Lenders and the Exit LC Facility Lender, as applicable shall be entitled to all of the rights, remedies, privileges and benefits granted herein and pursuant to the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 124 of 231

(Page | 125) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries DIP New Money Interim Facility Documents, the DIP New Money Exit Facility Documents, and the Exit LC Facility Documents, as applicable. 103. Applicable Non-Bankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, and any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable federal, state, or foreign Law. 104. Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to File any list, schedule, or statement with this Court or the U.S. Trustee is permanently waived as to any such list, schedule, or statement not Filed as of the Confirmation Date. 105. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the Laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement, including the documents contained in the Plan Supplement, the implementation and consummation of the Restructuring Transactions, and any other documents that are necessary or desirable to implement or consummate the Restructuring Transactions. 106. Reporting. After entry of this Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, shall have no obligation to File with this Court, serve on any parties, or otherwise provide any party with any other report that the Debtors or the Reorganized Debtors, as Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 125 of 231

(Page | 126) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries applicable, were obligated to provide under the Bankruptcy Code or an order of the Court, including obligations to provide (a) any reports to any parties otherwise required under the “first” and “second” day orders entered in these Chapter 11 Cases and (b) monthly operating reports (even for those periods for which a monthly operating report was not Filed before the Confirmation Date); provided that the Debtors or the Reorganized Debtors, as applicable, will comply with the U.S. Trustee’s quarterly reporting requirements in accordance with Article II.E of the Plan. 107. Notices of Confirmation and Effective Date. The Reorganized Debtors shall cause to be served a notice of entry of this Confirmation Order and the occurrence of the Effective Date, substantially in form attached hereto as Exhibit B (as may be revised to the applicable Debtors, the “Notice of Effective Date”), in accordance with Bankruptcy Rules 2002 and 3020(c) on all Holders of Claims and Interests within seven (7) days after the Effective Date. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed the Combined Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The Combined Hearing Notice, this Confirmation Order, and the Notice of Effective Date are adequate under the particular circumstances of these Chapter 11 Cases and no other or further notice is necessary. 108. The Notice of Effective Date will have the effect of an order of the Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 126 of 231

(Page | 127) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries and will be a recordable instrument notwithstanding any contrary provision of applicable non- bankruptcy law. 109. Termination of the Challenge Period. Notwithstanding any provision in the Cash Collateral Final Order, the Stipulation to Extend the Challenge Period By and Among the Consent Parties and the Committee [Docket No. 1233], the Stipulation to Further Extend the Challenge Period By and Among the Consent Parties and the Committee [Docket No. 1407], the Challenge Period (as defined in the Cash Collateral Final Order) for all parties in interest is terminated upon entry of this Confirmation Order, and the stipulations, admissions, findings, and releases contained in the Cash Collateral Final Order are binding on the Debtors’ Estates and all parties in interest to the same extent as provided in the Cash Collateral Final Order. 110. Failure of Consummation. If Consummation does not occur for a Debtor, the Plan and the findings in this Confirmation Order shall be null and void in all respects as to such Debtor and nothing contained in the Plan, the Disclosure Statement, or the Amended and Restated Restructuring Support Agreement as to such Debtor shall, in each case as to such Debtor: (a) constitute a waiver or release of any claims by the Debtors, Claims, or Interests; (b) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity; provided that the provisions of the Amended and Restated Restructuring Support Agreement that survive termination thereof on account of a failure of the Effective Date to occur shall remain in effect in accordance with the terms thereof; provided, further, that any Restructuring Expenses that have been paid as of the date of any revocation or Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 127 of 231

(Page | 128) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries withdrawal of the Plan shall remain paid and shall not be subject to disgorgement or repayment without further order of the Court. 111. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under section 1101(2) of the Bankruptcy Code. 112. References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan and any related document, agreement, or exhibit be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference. 113. Debtors’ Actions Post-Confirmation Through the Effective Date. During the period from entry of this Confirmation Order through and until the Effective Date, the Debtors shall continue to operate their business as debtors in possession, subject to the oversight of the Court as provided under the Bankruptcy Code, the Bankruptcy Rules, this Confirmation Order, and any Final Order of the Court and in accordance with the terms of the Plan, the Amended and Restated Restructuring Support Agreement, and the other applicable Definitive Documents. 114. Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose. 115. Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 128 of 231

(Page | 129) Debtors: WeWork Inc., et al. Case No. 23-19865 (JKS) Caption of Order: Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control. 116. Waiver of 14-Day Stay. Notwithstanding Bankruptcy Rule 3020(e), and to the extent applicable, Bankruptcy Rules 6004(h), 7062, and 9014, this Confirmation Order is effective immediately and not subject to any stay. 117. Final Order. This Confirmation Order is a Final Order, and the period in which an appeal must be Filed shall commence upon the entry hereof. 118. Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, these Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 129 of 231

Exhibit A Plan Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 130 of 231

Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main
Document Page 131 of 231

NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN OFFER, ACCEPTANCE, COMMITMENT, OR LEGALLY BINDING OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST, AND THIS PLAN IS SUBJECT TO APPROVAL BY THE BANKRUPTCY COURT AND OTHER CUSTOMARY CONDITIONS. THIS PLAN IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES.

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY

In re:	Chapter 11
WEWORK INC., *et al.*,	Case No. 23-19865 (JKS)
Debtors.[1]	(Jointly Administered)

THIRD AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF WEWORK INC. AND ITS DEBTOR SUBSIDIARIES (FURTHER TECHNICAL MODIFICATIONS)

KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Edward O. Sassower, P.C.
Joshua A. Sussberg, P.C. (admitted *pro hac vice*)
Steven N. Serajeddini, P.C. (admitted *pro hac vice*)
Ciara Foster (admitted *pro hac vice*)
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
edward.sassower@kirkland.com
joshua.sussberg@kirkland.com
steven.serajeddini@kirkland.com
ciara.foster@kirkland.com

Co-Counsel for Debtors and Debtors in Possession

COLE SCHOTZ P.C.
Michael D. Sirota, Esq.
Warren A. Usatine, Esq.
Felice R. Yudkin, Esq.
Ryan T. Jareck, Esq.
Court Plaza North, 25 Main Street
Hackensack, New Jersey 07601
Telephone: (201) 489-3000
msirota@coleschotz.com
wusatine@coleschotz.com
fyudkin@coleschotz.com
rjareck@coleschotz.com

Co-Counsel for Debtors and Debtors in Possession

1 A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors' claims and noticing agent at https://dm.epiq11.com/WeWork. The location of Debtor WeWork Inc.'s principal place of business is 12 East 49th Street, 3rd Floor, New York, NY 10017; the Debtors' service address in these chapter 11 cases is WeWork Inc. c/o Epiq Corporate Restructuring, LLC 10300 SW Allen Blvd. Beaverton, OR 97005.

i TABLE OF CONTENTS ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW ..................................................................................................................................... 1 A. Defined Terms .................................................................................................................... 1 B. Rules of Interpretation ...................................................................................................... 31 C. Computation of Time ........................................................................................................ 31 D. Governing Law ................................................................................................................. 32 E. Reference to Monetary Figures ......................................................................................... 32 F. Reference to the Debtors or the Reorganized Debtors ...................................................... 32 G. Controlling Document ...................................................................................................... 32 H. Consultation, Notice, Information, and Consent Rights. .................................................. 32 ARTICLE II. ADMINISTRATIVE CLAIMS, DIP ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES .................................................................................... 33 A. Administrative Claims ...................................................................................................... 33 B. DIP Administrative Claims ............................................................................................... 34 C. Professional Fee Claims .................................................................................................... 35 D. Priority Tax Claims ........................................................................................................... 36 E. Payment of Statutory Fees and Reporting to the U.S. Trustee ......................................... 36 F. Payment of Restructuring Expenses ................................................................................. 37 G. Payment of Stub Rent Claims and Post-Petition Rent Claims. ......................................... 37 ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ..................... 38 A. Classification of Claims and Interests ............................................................................... 38 B. Treatment of Claims and Interests .................................................................................... 39 C. Special Provision Governing Unimpaired Claims ............................................................ 44 D. Elimination of Vacant Classes .......................................................................................... 44 E. Voting Classes, Presumed Acceptance by Non-Voting Classes ....................................... 44 F. Intercompany Interests ...................................................................................................... 44 G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code .................................................................................................................................. 45 H. Controversy Concerning Impairment ............................................................................... 45 I. Subordinated Claims and Interests .................................................................................... 45 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THIS PLAN ....................................................... 45 A. General Settlement of Claims and Interests ...................................................................... 45 B. Restructuring Transactions ............................................................................................... 46 C. Reorganized Debtors ......................................................................................................... 46 D. Sources of Consideration for Plan Distributions............................................................... 47 E. Exemption from Registration Requirements and Certain DTC Matters. .......................... 51 F. Corporate Existence .......................................................................................................... 53 G. Vesting of Assets in the Reorganized Debtors ................................................................. 53 H. Cancelation of Existing Securities and Agreements ......................................................... 53 I. Corporate Action ............................................................................................................... 54 J. New Corporate Governance Documents .......................................................................... 55 K. Challenges. ........................................................................................................................ 56 L. Section 1146 Exemption ................................................................................................... 56 M. Management Incentive Plan .............................................................................................. 57 N. Employee and Retiree Benefits ......................................................................................... 57 O. Preservation of Causes of Action ...................................................................................... 57 Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 132 of 231

ii ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ............... 58 A. Assumption and Rejection of Executory Contracts and Unexpired Leases ...................... 58 B. Indemnification Obligations ............................................................................................. 61 C. Claims Based on Rejection of Executory Contracts or Unexpired Leases ....................... 61 D. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases .................... 62 E. Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases................................................................................................................................ 64 F. Insurance Contracts ........................................................................................................... 64 G. Reservation of Rights ........................................................................................................ 65 H. Nonoccurrence of Effective Date ...................................................................................... 65 I. Employee Compensation and Benefits ............................................................................. 65 J. Intellectual Property Licenses and Agreements ................................................................ 66 K. Contracts and Leases Entered into after the Petition Date ................................................ 66 ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS ............................................................. 67 A. Distributions on Account of Claims or Interests Allowed as of the Effective Date ......... 67 B. Disbursing Agent .............................................................................................................. 67 C. Rights and Powers of Disbursing Agent ........................................................................... 67 D. Delivery of Distributions and Undeliverable or Unclaimed Distributions ....................... 68 E. Manner of Payment ........................................................................................................... 70 F. Indefeasible Distributions ................................................................................................. 70 G. Compliance with Tax Requirements ................................................................................. 70 H. Allocations ........................................................................................................................ 71 I. No Postpetition Interest on Claims ................................................................................... 71 J. Foreign Currency Exchange Rate ..................................................................................... 71 K. Preservation of Setoffs and Recoupment .......................................................................... 71 L. Claims Paid or Payable by Third Parties .......................................................................... 72 ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS ................................................................................................................................. 72 A. Disputed Claims Process .................................................................................................. 72 B. Allowance of Claims ........................................................................................................ 73 C. Claims Administration Responsibilities ........................................................................... 73 D. Estimation of Claims and Interests ................................................................................... 74 E. Disputed Claims Reserve .................................................................................................. 74 F. Adjustment to Claims or Interests without Objection ....................................................... 75 G. Time to File Objections to Claims .................................................................................... 75 H. Disallowance of Claims or Interests ................................................................................. 75 I. Amendments to Claims ..................................................................................................... 76 J. No Distributions Pending Allowance ............................................................................... 76 K. Distributions After Allowance. ......................................................................................... 76 L. Single Satisfaction of Claims ............................................................................................ 76 ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS .............. 76 A. Discharge of Claims and Termination of Interests ........................................................... 76 B. Release of Liens ................................................................................................................ 77 C. Releases by the Debtors .................................................................................................... 77 D. Releases by the Releasing Parties ..................................................................................... 79 E. Exculpation ....................................................................................................................... 80 F. Injunction .......................................................................................................................... 81 G. Gatekeeper Provision ........................................................................................................ 82 Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 133 of 231

iii H. Protections Against Discriminatory Treatment ................................................................ 82 I. Document Retention ......................................................................................................... 83 J. Reimbursement or Contribution ....................................................................................... 83 ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THIS PLAN ......................... 83 A. Conditions Precedent to the Effective Date ...................................................................... 83 B. Waiver of Conditions ........................................................................................................ 85 C. Effect of Failure of Conditions ......................................................................................... 85 D. Substantial Consummation ............................................................................................... 85 ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS PLAN ....................... 85 A. Modification and Amendments......................................................................................... 85 B. Effect of Confirmation on Modifications ......................................................................... 86 C. Revocation or Withdrawal of Plan .................................................................................... 86 ARTICLE XI. RETENTION OF JURISDICTION .................................................................................... 86 ARTICLE XII. MISCELLANEOUS PROVISIONS ................................................................................. 89 A. Immediate Binding Effect ................................................................................................. 89 B. Additional Documents ...................................................................................................... 89 C. Statutory Committee and Cessation of Fee and Expense Payment................................... 89 D. Reservation of Rights ........................................................................................................ 89 E. Successors and Assigns .................................................................................................... 90 F. Notices .............................................................................................................................. 90 G. Term of Injunctions or Stays............................................................................................. 91 H. Entire Agreement .............................................................................................................. 92 I. Plan Supplement ............................................................................................................... 92 J. Nonseverability of Plan Provisions ................................................................................... 92 K. Votes Solicited in Good Faith ........................................................................................... 92 L. Closing of Chapter 11 Cases ............................................................................................. 93 M. Waiver or Estoppel ........................................................................................................... 93 Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 134 of 231

1 INTRODUCTION WeWork Inc. and the other above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) propose this joint chapter 11 plan of reorganization (together with any documents comprising the Plan Supplement, and as amended, supplemented, or otherwise modified from time to time, subject to the consent of the Required Consenting Stakeholders, and the Reasonable Consent of the Creditors’ Committee, this “Plan”) for the resolution of the outstanding Claims against, and Interests in, the Debtors. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I.A of this Plan. This Plan constitutes a single Plan for all of the Debtors. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. The classification of Claims and Interests set forth in Article III of this Plan shall be deemed to apply separately with respect to each Debtor, as applicable, for the purpose of receiving distributions pursuant to this Plan. While this Plan constitutes a single plan of reorganization for all Debtors, this Plan does not contemplate substantive consolidation of any of the Debtors. Reference is made, and Holders of Claims or Interests may refer, to the accompanying Disclosure Statement for a discussion on the Debtors’ history, businesses, assets, operations, historical financial information, valuation, projections, risk factors, a summary and analysis of this Plan, the Restructuring Transactions, and certain related matters. ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD REVIEW THE SECURITIES LAW RESTRICTIONS AND NOTICES SET FORTH IN THIS PLAN (INCLUDING, WITHOUT LIMITATION, UNDER ARTICLE IV HEREOF) IN FULL. THE ISSUANCE OF ANY SECURITIES REFERRED TO IN THIS PLAN SHALL NOT CONSTITUTE AN INVITATION OR OFFER TO SELL, OR THE SOLICITATION OF AN INVITATION OR OFFER TO BUY, ANY SECURITIES IN CONTRAVENTION OF APPLICABLE LAW IN ANY JURISDICTION. NO ACTION HAS BEEN TAKEN, NOR WILL BE TAKEN, IN ANY JURISDICTION THAT WOULD PERMIT A PUBLIC OFFERING OF ANY SECURITIES REFERRED TO IN THIS PLAN (OTHER THAN SECURITIES ISSUED PURSUANT TO SECTION 1145 OF THE BANKRUPTCY CODE IN A DEEMED PUBLIC OFFERING) IN ANY JURISDICTION WHERE SUCH ACTION FOR THAT PURPOSE IS REQUIRED. ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW A. Defined Terms. As used in this Plan, capitalized terms have the meanings set forth below. 1. “1L Equity Distribution” means the percentage of the Prepetition Secured Equity Distribution equal to (a)(i) Total 1L Claims divided by (ii) Total 1L Claims plus Adjusted 2L Notes Claims multiplied by (b)(i) 100.00% of the New Interests included in the Prepetition Secured Equity Distribution minus (ii) the Drawn DIP TLC Equity Distribution. 2. “1L Indenture” means that certain First Lien Senior Secured PIK Notes Indenture, dated as of May 5, 2023 (as amended by the First Supplemental Indenture, dated as of July 17, 2023, and the Second Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 135 of 231

2 Supplemental Indenture, dated as of August 25, 2023, and as may be further amended, amended and restated, or otherwise supplemented from time to time), by and among the Issuers, the guarantors party thereto from time to time, and U.S. Bank Trust Company, National Association (and any successor thereto), as trustee and as collateral agent. 3. “1L Notes” means, collectively, (a) the 1L Series 1 Notes, (b) the 1L Series 2 Notes, and (c) the 1L Series 3 Notes. 4. “1L Notes Claims” means any Claims arising under the 1L Notes. 5. “1L Pari Passu Intercreditor Agreement” means that certain Amended and Restated Pari Passu Intercreditor Agreement, dated as of May 5, 2023 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the Petition Date). 6. “1L Series 1 Notes” means those certain 15.00% First Lien Senior Secured PIK Notes due 2027, Series I, issued by the Issuers under the 1L Indenture. 7. “1L Series 1 Notes Claims” means any Claims arising under the 1L Series 1 Notes. 8. “1L Series 2 Notes” means those certain 15.00% First Lien Senior Secured PIK Notes due 2027, Series II, issued by the Issuers under the 1L Indenture. 9. “1L Series 2 Notes Claims” means any Claims arising under the 1L Series 2 Notes. 10. “1L Series 3 Notes” means those certain 15.00% First Lien Senior Secured PIK Notes due 2027, Series III, issued by the Issuers under the 1L Indenture. 11. “1L Series 3 Notes Claims” means any Claims arising under the 1L Series 3 Notes. 12. “1L/2L/3L Intercreditor Agreement” means that certain intercreditor agreement, dated as of May 5, 2023 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the Petition Date). 13. “2L Collateral Agency Agreement” means the Second Lien Collateral Agency Agreement as defined in the Cash Collateral Orders. 14. “2L Equity Distribution” means the percentage of the Prepetition Secured Equity Distribution equal to (a)(i) Adjusted 2L Notes Claims divided by (ii) Total 1L Claims plus Adjusted 2L Notes Claims multiplied by (b)(i) 100.00% of the New Interests included in the Prepetition Secured Equity Distribution minus (ii) the Drawn DIP TLC Equity Distribution. 15. “2L Exchangeable Indenture” means that certain Second Lien Exchangeable Senior Secured PIK Notes Indenture, dated as of May 5, 2023 (as may be amended and restated, or otherwise supplemented from time to time), by and among the Issuers, the guarantors party thereto from time to time, and U.S. Bank Trust Company, National Association (and any successor thereto), as trustee and as collateral agent. 16. “2L Exchangeable Notes” means those certain 11.00% Second Lien Exchangeable Senior Secured PIK Notes due 2027 issued by the Issuers under the 2L Exchangeable Indenture. 17. “2L Exchangeable Notes Claims” means any Claims arising under the 2L Exchangeable Notes. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 136 of 231

3 18. “2L Indenture” means that certain Second Lien Senior Secured PIK Notes Indenture, dated as of May 5, 2023 (as may be amended and restated, or otherwise supplemented from time to time), by and among the Issuers, the guarantors party thereto from time to time, and U.S. Bank Trust Company, National Association (and any successor thereto), as trustee and as collateral agent. 19. “2L Notes” means, collectively, the 2L Secured Notes and the 2L Exchangeable Notes. 20. “2L Notes Claims” means any Claims arising under the 2L Notes. 21. “2L Secured Notes” means those certain 11.00% Second Lien Senior Secured PIK Notes due 2027 issued by the Issuers under the 2L Indenture. 22. “2L Secured Notes Claims” means any Claims arising under the 2L Secured Notes. 23. “3L/Unsecured Notes Trustee Expenses” means the reasonable and documented fees and expenses of the 3L Notes Trustee and the Unsecured Notes Trustee not previously paid by, or on behalf of, the Debtors; provided that such amounts shall not exceed $1,750,000.00 in total. 24. “3L Collateral Agency Agreement” has the meaning ascribed to it in the Cash Collateral Orders. 25. “3L Exchangeable Indenture” means that certain Third Lien Exchangeable Senior Secured PIK Notes Indenture, dated May 5, 2023 (as may be amended, amended and restated, or otherwise supplemented from time to time), by and among the Issuers, the guarantors party thereto from time to time, and U.S. Bank Trust Company, National Association (and any successor thereto), as trustee and as collateral agent. 26. “3L Exchangeable Notes” means those certain 12.00% Third Lien Exchangeable Senior Secured PIK Notes due 2027 issued by the Issuers under the 3L Exchangeable Indenture. 27. “3L Exchangeable Notes Claims” means any Claims arising under the 3L Exchangeable Indenture. 28. “3L Indenture” means that certain Third Lien Senior Secured PIK Notes Indenture, dated May 5, 2023 (as may be amended, amended and restated, or otherwise supplemented from time to time), by and among the Issuers, the guarantors party thereto from time to time, CSC Delaware Trust Company (as successor to U.S. Bank Trust Company, National Association), as trustee, and U.S. Bank Trust Company, National Association, as collateral agent. 29. “3L Notes” means, collectively, the 3L Exchangeable Notes and the 3L Secured Notes. 30. “3L Notes Claims” means any Claims arising under the 3L Notes. 31. “3L Notes Trustee” means the trustee under the 3L Indenture. 32. “3L Secured Notes” means those certain 12.00% Third Lien Senior Secured PIK Notes due 2027 issued by the Issuers under the 3L Indenture. 33. “5.00% Unsecured Notes” means those certain 5.00% Senior Notes due 2025, Series II, issued by the Issuers under the 5.00% Unsecured Notes Indenture. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 137 of 231

4 34. “5.00% Unsecured Notes Indenture” means that certain Amended and Restated Senior Notes Indenture, dated as of December 16, 2021 (as it may be amended, supplemented, or otherwise modified from time to time), by and among the Issuers, the guarantors from time to time party thereto, and Computershare Trust Company, National Association (as successor to U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as successor to Wells Fargo Bank, National Association), as trustee. 35. “7.875% Unsecured Notes” means those certain 7.875% Senior Notes due 2025 issued by Issuers under the 7.875% Unsecured Notes Indenture. 36. “7.875% Unsecured Notes Indenture” means that certain Senior Notes Indenture, dated of April 30, 2018 (as it may be amended, supplemented, or otherwise modified from time to time), by and among Issuers, the guarantors from time to time party thereto, and Computershare Trust Company, National Association (as successor to U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as successor to Wells Fargo Bank, National Association), as trustee. 37. “9019 Order” means the Order (I) Approving (A) the Settlement Between the Debtors and the Ad Hoc Unsecured Noteholder Group and (B) The Opt-In Procedures Applicable to the Settlement (II) Authorizing the Debtors to Perform All of Their Obligations Thereunder and (III) Granting Related Relief [Docket No. 1966]. 38. “Ad Hoc Group” means the ad hoc group of Holders (or beneficial owners) of, or investment advisors, sub-advisors, or managers of discretionary accounts or funds that hold (or beneficially own), Secured Notes Claims, and that is represented by the Ad Hoc Group Professionals. 39. “Ad Hoc Group Professionals” means Davis Polk & Wardwell LLP, as counsel, Ducera Partners LLC, as financial advisor, Greenberg Traurig, LLP, as local co-counsel, Freshfields Bruckhaus Deringer LLP, as foreign co-counsel, and any other special or local counsel or advisors providing advice to the Ad Hoc Group in connection with the Restructuring Transactions. 40. “Ad Hoc Unsecured Noteholder Group” means that certain group of Holders of Unsecured Notes identified by the Verified Statement of the Ad Hoc Group of Holders of WeWork’s Unsecured Notes Pursuant to Bankruptcy Rule 2019 [Docket No. 1149]. 41. “Ad Hoc Unsecured Noteholder Group Expenses” means $1,000,000.00, payable to the Ad Hoc Unsecured Noteholder Group (in consideration of the fees and expenses of the Ad Hoc Unsecured Noteholder Group Professionals) pursuant to the 9019 Order. 42. “Ad Hoc Unsecured Noteholder Group Professionals” means Brown Rudnick LLP and McCarter & English, LLP, as co-counsel, providing advice to the Ad Hoc Unsecured Noteholder Group in connection with the Chapter 11 Cases. 43. “Adequate Protection Supplemental Distribution” means the New Interests to be issued to the SoftBank Parties on the Effective Date comprising approximately 2.90%2 of the New Interests, which would have otherwise been allocated to the DIP New Money Lenders (other than the DIP New Money AHG Lenders and the DIP New Money Joining Lenders) pursuant to the New Money Equity Distribution and shall instead be issued to the SoftBank Parties on account of the waiver of their Adequate Protection Obligations and Adequate Protection Claims (other than First Lien Adequate Protection Fees and Expenses) 2 This number remains subject to further adjustment based on final reconciliation of Claim amounts. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 138 of 231

5 (in each case, as defined in the Cash Collateral Final Order) under the Plan. For the avoidance of doubt, the New Interests issued as the Adequate Protection Supplemental Distribution shall be subject to dilution on the same terms as the New Interests issued to the DIP New Money AHG Lenders on the Effective Date or as otherwise modified by the Required Consenting Stakeholders. 44. “Adjusted 2L Notes Claims” means the total aggregate amount of 2L Notes Claims excluding, for the avoidance of doubt, any postpetition interest or fees, multiplied by 70.00%. 45. “Administrative Claim” means a Claim against any of the Debtors arising on or after the Petition Date and before the Effective Date for a cost or expense of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses of preserving the estates and operating the businesses of the Debtors incurred on or after the Petition Date and through the Effective Date; (b) Allowed DIP Administrative Claims; (c) Allowed Professional Fee Claims; (d) the Restructuring Expenses; (e) all fees and charges assessed against the Estates under chapter 123 of the Judicial Code; and (f) any adequate protection claims provided for in the Cash Collateral Orders. 46. “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which shall be (a) 30 days after the Effective Date for Administrative Claims other than Professional Fee Claims and (b) 45 days after the Effective Date for Professional Fee Claims. 47. “Administrative Claims Objection Bar Date” means the deadline for Filing objections to requests for payment of Administrative Claims required to File a Proof of Claim form, which shall be the first Business Day that is 60 days following the Effective Date; provided that the Administrative Claims Objection Bar Date may be extended by the Bankruptcy Court after notice and a hearing. 48. “Adyen” means Adyen NV, Simon Carmiggel Tsraat 6-50, 5th Floor, 1011 DJ, Amsterdam, the Netherlands. 49. “Adyen LC Equity Distribution” means the percentage of New Interests equal to (i) new shares issued, calculated as the aggregate amount of the Adyen LC divided by a conversion price of $20.00 divided by (ii) total shares outstanding post-equitization, with such percentage to be subject to dilution on account of the MIP, the Exit LC Assigned Cash Collateral Equity Distribution, Exit LC SoftBank Cash Collateral Equity Distribution, the DIP TLC Fee Equity Distribution, and the Exit LC Lender Fees. 50. “Adyen LCs” means, collectively (i) that certain amended standby letter of credit with the number 40000427 issued on March 6, 2024, by Goldman Sachs International Bank for the benefit Adyen, and (ii) that certain standby letter of credit with the number EGBLNS007923-EGS00792300 issued on March 25, 2024, by JPMorgan, for the benefit of Adyen. 51. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Person that is not a Debtor, the term “Affiliate” shall apply to such Person as if the Person were a Debtor. “Affiliated” has a correlative meaning. 52. “Agent” means any collateral agent or trustee, administrative agent, lien agent, term agent, indenture trustee, or similar Entity under the Prepetition LC Credit Agreement, Indentures, DIP Documents, Exit LC Facility Documents, or similar agreements, including any successors thereto. 53. “Agent Professionals” means any counsel or advisors providing advice to the Agents in connection with the Restructuring Transactions. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 139 of 231

6 54. “Aggregate Exit LC Cash Collateral” means the cash collateral supporting the Rolled Undrawn DIP TLC Claims (including any required associated “overcollateralization” necessary to provide the requisite letter of credit collateralization for the Exit LC Facility as contemplated in the Exit LC Facility Documents). 55. “Allowed” means, with respect to a Claim or Interest, any Claim or Interest (or portion thereof) against any Debtor that, except as otherwise provided in this Plan: (a) is evidenced by a Proof of Claim or Proof of Interest or request for payment of an Administrative Claim, as applicable, that is Filed on or before the applicable Claims Bar Date; (b) is not listed in the schedules as contingent, unliquidated, or disputed, and for which no contrary or superseding Proof of Claim, as applicable, has been timely Filed; (c) is allowed, compromised, settled, or otherwise resolved pursuant to the terms of this Plan, in a Final Order of the Bankruptcy Court, in any stipulation that is approved by a Final Order of the Bankruptcy Court, or pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith. For the avoidance of doubt, any Claim or Interest (or portion thereof), that has been disallowed pursuant to a Final Order shall not be an “Allowed” Claim; provided that, with respect to a Claim or Interest described in clauses (a) and (b) above, such Claim or Interest shall be considered Allowed only if, and to the extent that, it is not Disputed and the period to object to such Claim or Interest has expired. Any Claim that has been or is hereafter listed in the schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable. Any Claim or Interest that has been or is hereafter categorized as contingent, unliquidated, or Disputed, and for which no Proof of Claim or Proof of Interest, as applicable, is or has been timely Filed, is not considered Allowed, as set forth in this Plan and the Confirmation Order. For the avoidance of doubt, a Proof of Claim or Proof of Interest Filed after the applicable Claims Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim. “Allow,” “Allowing,” and “Allowance” shall have correlative meanings. 56. “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims and Causes of Action, or remedies that may be brought by, or on behalf of, the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy Law, including Claims, Causes of Action, or remedies arising under chapter 5 of the Bankruptcy Code or under similar Law. 57. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time. 58. “Bankruptcy Court” means the United States Bankruptcy Court for the District of New Jersey presiding over the Chapter 11 Cases, or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of reference under 28 U.S.C. §§ 157 and 1334 and the Standing Order of Reference to the Bankruptcy Court Under Title 11 of the United States District Court for the District of New Jersey pursuant to 28 U.S.C. § 151. 59. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, each, as amended from time to time. 60. “Bar Date Order” means the Order (I) Setting Bar Dates for Submitting Proofs of Claim, Including Requests for Payment Under Section 503(B)(9) of the Bankruptcy Code; (II) Establishing an Amended Schedules Bar Date, a Rejection Damages Bar Date, and a Stub Rent Bar Date; (III) Approving Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 140 of 231

7 the Form, Manner, and Procedures for Filing Proofs of Claim; (IV) Approving Notices Thereof; and (V) Granting Related Relief [Docket No. 1285] (as amended, modified, or supplemented from time to time in accordance with the terms thereof). 61. “Business Day” means any day other than a Saturday, Sunday, a “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or country of Japan. 62. “Cash” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items. 63. “Cash Collateral Documents” means the Cash Collateral Orders, the Cash Collateral Motion, any collateral, security, or other documentation related thereto, and any budgets (including initial and subsequent budgets) related thereto, which shall constitute “Definitive Documents” under, and be subject to and consistent in all respects with, the RSA, including the consent rights set forth therein, and as may be modified, supplemented, or amended in accordance with the RSA. 64. “Cash Collateral Final Order” means the Final Order (I) Authorizing the Debtors to Use Cash Collateral, (II) Granting Adequate Protection to the Prepetition Secured Parties, (III) Modifying the Automatic Stay and (IV) Granting Related Relief [Docket No. 428], which shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA, including the consent rights set forth therein, and as may be modified, supplemented, or amended in accordance with the RSA. 65. “Cash Collateral Interim Order” means the Interim Order (I) Authorizing the Debtors to Use Cash Collateral, (II) Granting Adequate Protection to the Prepetition Secured Parties, (III) Modifying the Automatic Stay and (IV) Granting Related Relief [Docket No. 103], which shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA, including the consent rights set forth therein, and as may be modified, supplemented, or amended in accordance with the RSA. 66. “Cash Collateral Motion” means the Debtors’ Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Use Cash Collateral, (II) Granting Related Adequate Protection to the Prepetition Secured Parties, (III) Scheduling a Final Hearing, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief [Docket No. 43], which shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA, including the consent rights set forth therein, and as may be modified, supplemented, or amended in accordance with the RSA. 67. “Cash Collateral Orders” means, collectively, the Cash Collateral Interim Order, the Cash Collateral Final Order, and any other orders entered in the Chapter 11 Cases authorizing the Debtors’ use of cash collateral, which shall constitute “Definitive Documents” under, and be subject to and consistent in all respects with, the RSA, including the consent rights set forth therein, and as may be modified, supplemented, or amended in accordance with the RSA. 68. “Causes of Action” means, collectively, any and all claims, interests, controversies, actions, proceedings, reimbursement claims, contribution claims, recoupment rights, debts, third-party claims, indemnity claims, damages, remedies, causes of action, demands, rights, suits, obligations, liabilities, accounts, judgments, defenses, offsets, powers, privileges, licenses, franchises, Liens, guaranties, Avoidance Actions, agreements, counterclaims, and cross-claims, of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, asserted or unasserted, direct or indirect, assertable directly or derivatively, choate or inchoate, reduced to judgment or otherwise, secured or unsecured, whether arising before, on, or after the Petition Date, in tort, Law, equity, Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 141 of 231

8 or otherwise pursuant to any theory of civil Law (whether local, state, or federal U.S. Law or non-U.S. Law). Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by Law or in equity; (b) any Claim (whether under local, state, federal U.S. Law or non-U.S. civil Law) based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, fraudulent transfer or fraudulent conveyance or voidable transaction Law, violation of local, state, or federal non-U.S. Law or breach of any duty imposed by Law or in equity, including securities Laws and negligence; (c) the right to object to or otherwise contest Claims or Interests and any Claim Objections; (d) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; and (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code. 69. “Chapter 11 Cases” means: (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (b) when used with reference to all Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court. 70. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors. 71. “Claim Objection” means an objection to the allowance of a Claim as set forth in section 502 of the Bankruptcy Code, Bankruptcy Rule 3007, and/or any order of the Bankruptcy Court regarding omnibus claims objections. 72. “Claims Agent” means Epiq Corporate Restructuring, LLC, the notice, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases [Docket No. 91]. 73. “Claims Bar Date” means the applicable deadline by which Proofs of Claim must be Filed, as established by: (a) the Bar Date Order; (b) a Final Order of the Bankruptcy Court; or (c) this Plan. 74. “Claims Register” means the official register of Claims maintained by the Claims Agent or the clerk of the Bankruptcy Court. 75. “Class” means a class of Claims or Interests as set forth in Article III of this Plan pursuant to section 1122(a) and 1123(a)(1) of the Bankruptcy Code. 76. “Combined Hearing” means the combined hearing held by the Bankruptcy Court to consider Confirmation, pursuant to Bankruptcy Rules 3017 and 3020(b)(2) and sections 1125, 1128, and 1129 of the Bankruptcy Code, and final approval of the Disclosure Statement, as such hearing may be continued from time to time. 77. “Compensation and Benefits Programs” means all employment, change-in-control agreements, and severance agreements and policies, and all employment, wages, compensation, and benefit plans and policies, staffing agencies and independent contractor obligations, retirement plans, savings plans, bonus and incentive programs (whether cash or equity based), reimbursable expenses, paid leave benefits, retention programs, additional benefits programs (including any fringe benefits or perquisites), payroll vendor obligations, healthcare plans, disability plans, COBRA plans, severance benefit plans and payments, life and accidental death and dismemberment insurance plans and programs, for all employees of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors and managers, in each case existing with the Debtors as of immediately prior to the Effective Date. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 142 of 231

9 78. “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases. 79. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021. 80. “Confirmation Order” means the order entered by the Bankruptcy Court confirming this Plan and approving the Disclosure Statement on a final basis, pursuant to sections 1125 and 1129 of the Bankruptcy Code, which shall be subject to the consent of the Required Consenting Stakeholders and the Reasonable Consent of the Creditors’ Committee, and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 81. “Consenting Stakeholders” has the meaning set forth in the RSA. 82. “Consummation” means the occurrence of the Effective Date. 83. “Controlled Subsidiary” means any subsidiary controlled by the Debtors in a manner that allows the Debtors to legally control whether such subsidiary initiates an Insolvency Proceeding. 84. “Corporate Governance Term Sheet” means that certain corporate governance term sheet included in the Plan Supplement and setting forth the terms of the New Corporate Governance Documents (as may be modified, supplemented, or amended in accordance with the terms hereof, thereof, and the RSA), which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 85. “Court-Ordered Cure Obligation” means, as determined and ordered by the Bankruptcy Court, any Cure Obligation with respect to any Executory Contract or Unexpired Lease that varies from the Cure Obligations set forth in the Schedule of Assumed Executory Contracts and Unexpired Leases. 86. “Creditors’ Committee” means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee pursuant to the Notice of Appointment of Official Committee of Unsecured Creditors [Docket No. 150] on November 16, 2023, as may be reconstituted from time to time. 87. “Creditors’ Committee Member” means each Entity that is a member of the Creditors’ Committee, solely in its capacity as such. 88. “Creditors’ Committee Member Expenses” means the professional fees and expenses of the Creditors’ Committee Members, other than the Unsecured Notes Trustee and 3L Notes Trustee, not to exceed $650,000.00 in the aggregate. 89. “Cupar” means Cupar Grimmond, LLC, a Delaware limited liability company. 90. “Cupar Professionals” means Cooley LLP, as counsel, and Piper Sandler & Co., as financial advisor, and any other advisors providing advice in connection with the Restructuring Transactions and pursuant to an engagement letter approved by the Debtors in their discretion in consultation with the Required Consenting Stakeholders. 91. “Cure Claim” means a monetary Claim based upon any Debtor’s defaults under an Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 143 of 231

10 an Executory Contract or Unexpired Lease) that is required to be cured pursuant to section 365 of the Bankruptcy Code. 92. “Cure Obligation” means, collectively, all (a) Cure Claims and (b) other obligations required to cure any non-monetary defaults (the performance required to cure such non-monetary defaults and the timing of such performance will be described in reasonable detail in a notice of proposed assumption and assignment) under any Executory Contract or Unexpired Lease that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code. 93. “D&O Liability Insurance Policies” means all Insurance Contracts (including any “tail policy”) issued at any time covering any of the Debtors’ current or former directors’, managers’, officers’, and/or employees’ liability. 94. “Debt Documents” means, collectively, the Prepetition LC Facility Documents, the Notes, the Indentures, the 1L/2L/3L Intercreditor Agreement, the 1L Pari Passu Intercreditor Agreement, the 2L Collateral Agency Agreement, the 3L Collateral Agency Agreement, the DIP Documents, the Cash Collateral Documents, and any other agreements, instruments, pledge agreements, intercreditor agreements, guaranties, fee letters, control agreements, supplements, and other ancillary documents related thereto (including any security agreements, intellectual property security agreements, or notes) (as amended, restated, supplemented, waived, and/or modified from time to time).3 95. “Debtor Release” means the release given by the Debtors to the Released Parties as set forth in Article VIII.C of this Plan. 96. “Definitive Chapter 11 Documents” means all agreements, instruments, pleadings, orders, forms, questionnaires, and other documents (including all exhibits, schedules, supplements, appendices, annexes, instructions, and attachments thereto) that are utilized to implement, effectuate, or that otherwise relate to, the Restructuring Transactions, including: (a) the DIP Documents; (b) the Cash Collateral Documents, (c) the Exit LC Facility Documents; (d) the New Corporate Governance Documents; (e) any documents in connection with any First Day Pleadings or “second day” pleadings and all orders sought pursuant thereto (including the First Day Pleadings) and First Day Orders; (f) this Plan; (g) the Confirmation Order and any pleadings Filed by the Debtors in support of entry thereof; (h) the Disclosure Statement and Solicitation Materials (including any motion seeking either approval of the Disclosure Statement or combined or conditional approval of the Disclosure Statement and/or Plan); (i) the Disclosure Statement Order; (j) any “key employee” retention or incentive plan and any motion or order related thereto; (k) the Restructuring Transactions Exhibit and Ruling Request, if any; (l) the Plan Supplement; (m) any material agreements, settlements, motions, pleadings, briefs, applications, orders, and other filings with the Bankruptcy Court with respect to the rejection, assumption and/or assumption and assignment of Executory Contracts and/or Unexpired Leases; (n) if applicable, any sale order and any other motions, proposed orders, and definitive documentation, including any purchase agreement or procedures, related to the sale of all or substantially all of the assets of the Debtors taken as a whole; (o) the 9019 Order; (p) any other material (with materiality determined in the reasonable discretion of the Debtors subject to the consent of the Required Consenting Stakeholders) agreements, settlements, applications, motions, pleadings, briefs, orders, and other filings with the Bankruptcy Court (including any documentation related to any equity or debt investment or offering with respect to any Debtors) that may be reasonably necessary or advisable to implement the Restructuring Transactions; and (q) any pleadings that impose or seek authority to impose sell-down orders or restrictions on the ability of the Consenting Stakeholders or other parties to trade any of 3 For the avoidance of doubt, “Exit LC Facility Documents” should not be considered “Debt Documents” for purposes of this definition. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 144 of 231

11 the Debtors’ securities, each of which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA, as may be modified, supplemented, or amended in accordance with the RSA and subject to the consent of the Required Consenting Stakeholders. 97. “Definitive Documents” means, collectively, the Definitive Chapter 11 Documents and the Definitive Insolvency Documents, which shall be consistent in all respects with the RSA and subject to the consent of the Required Consenting Stakeholders; provided that notwithstanding anything to the contrary herein, any monthly or quarterly operating reports, retention applications, fee applications, fee statements, and declarations in support thereof or related thereto shall not constitute Definitive Documents. 98. “Definitive Insolvency Documents” means all agreements, instruments, pleadings, orders, forms, questionnaires, and other documents (including all exhibits, schedules, supplements, appendices, annexes, instructions, and attachments thereto) that are utilized to implement or effectuate, or that otherwise relate to, the Restructuring Transactions, in connection with any Insolvency Proceeding other than the Chapter 11 Cases, each of which shall be (except as otherwise set forth herein) subject to the consent of the Required Consenting Stakeholders, including: (a) a certified copy of the decision commencing such Insolvency Proceeding or any analogous procedure under applicable law; (b) where applicable, an order of the relevant court in which each Insolvency Proceeding has been filed, giving orders for directions with respect to, among other things (if applicable), the convening of creditor and/or member meetings to vote on the relevant Foreign Plan; (c) any Foreign Plan; (d) where applicable, an order of the relevant court in which each Insolvency Proceeding has been filed sanctioning the relevant Foreign Plan; and (e) any other material document, deed, agreement, Filing, notification, letter, or instrument necessary or desirable entered into by a Debtor or Consenting Stakeholder in connection with the relevant Foreign Plan or Insolvency Proceeding and referred to in (a) above (including, for the avoidance of doubt, documents described in the explanatory statement relevant to any Insolvency Proceeding); provided that each of the foregoing shall be subject to the consent of the Required Consenting Stakeholders and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA, as may be modified, supplemented, or amended only in accordance with the RSA subject to the consent of the Required Consenting Stakeholders. 99. “DIP Administrative Claim” means any DIP TLC Fee Claim and any DIP New Money Claim. 100. “DIP Agents” means, collectively, the DIP LC/TLC Agent and the DIP New Money Agent. 101. “DIP Agreements” means, collectively, the DIP LC/TLC Credit Agreement and the DIP New Money Credit Agreements. 102. “DIP Claim” means, any and all Claims arising under the DIP Documents, including the DIP Administrative Claims, the Drawn DIP TLC Claims, and the Undrawn DIP TLC Claims. 103. “DIP Documents” means, collectively, the DIP LC/TLC Documents, the DIP Orders, and the DIP New Money Documents. 104. “DIP Facilities” means, collectively, the DIP LC Facility, the DIP TLC Facility, and the DIP New Money Facilities. 105. “DIP LC Facility” means that certain senior secured, first priority cash collateralized debtor-in-possession “first out” letter of credit facility provided by the DIP LC Issuers in an aggregate amount not to exceed $650,000,000 on the terms of, and subject to the conditions set forth in, the DIP LC/TLC Credit Agreement and approved by the Bankruptcy Court pursuant to the DIP LC/TLC Order. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 145 of 231

12 106. “DIP LC Issuers” Goldman Sachs International Bank and JPMorgan Chase Bank, N.A. 107. “DIP LCs” means the letters of credit issued, rolled, replaced, reissued, amended, extended, renewed, or otherwise continued by the DIP LC Issuers under the DIP LC Facility. 108. “DIP LC/TLC Agent” means, collectively, pursuant to the DIP LC/TLC Credit Agreement, Goldman Sachs International Bank as senior LC facility administrative agent, shared collateral agent, and additional collateral agent, JPMorgan as the additional collateral agent, SVF II as the junior TLC facility administrative agent, and any of their successors or assigns. 109. “DIP LC/TLC Credit Agreement” means that certain senior secured debtor-in-possession credit agreement (as the same may be amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time) entered into as of December 19, 2023, by and among WeWork Companies U.S. LLC, as borrower, Goldman Sachs International Bank, as senior LC facility administrative agent, shared collateral agent, issuing bank, additional collateral agent, sole structuring agent, joint lead arranger, joint bookrunner, JPMorgan, as issuing bank, additional collateral agent, joint lead arranger, joint bookrunner, SVF II as junior TLC facility lender and junior TLC facility administrative agent, SVF II GP (Jersey) Limited, as general partner of SVF II, and SB Global Advisors Limited, as manager of SVF II. 110. “DIP LC/TLC Documents” means, collectively, the DIP LC/TLC Credit Agreement and any other agreements, instruments, pledge agreements, guaranties, security agreements, control agreements, notes, fee letters, and other Credit Documents (as defined in the DIP LC/TLC Credit Agreement) and documents related thereto (as amended, restated, supplemented, waived, and/or modified from time to time). 111. “DIP LC/TLC Order” means the Final Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (III) Modifying the Automatic Stay, and (IV) Granting Related Relief [Docket No. 427]. 112. “DIP Lenders” means, collectively, the DIP LC Issuers, the DIP TLC Lender, and the DIP New Money Lenders. 113. “DIP New Money Agent” means the Agent in its capacity as such, under the DIP New Money Credit Agreements. 114. “DIP New Money AHG Lenders” means those Tranche A Initial Commitment Parties and/or their Related Funds (both as defined in the RSA) that are DIP New Money Lenders. 115. “DIP New Money Claims” means the DIP New Money Interim Facility Claims and the DIP New Money Exit Facility Claims. 116. “DIP New Money Credit Agreements” means the DIP New Money Interim Facility Credit Agreement and the DIP New Money Exit Facility Credit Agreement. 117. “DIP New Money Documents” means, collectively, the DIP New Money Interim Facility Documents and the DIP New Money Exit Facility Documents (each as may be modified, supplemented, or amended), which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 118. “DIP New Money Exit Facility” means a superpriority, senior secured and priming debtor-in-possession term loan credit facility consisting of an aggregate principal amount of $400 million term loans, as further described in the DIP New Money Exit Facility Documents. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 146 of 231

13 119. “DIP New Money Exit Facility Claims” means any Claims on account of the “Obligations” (as defined in the DIP New Money Exit Facility Documents, and including any interest, premiums, fees, or other amounts owed thereunder) due or payable as of the Effective Date under the DIP New Money Exit Facility Documents attributable to the DIP New Money Exit Facility. 120. “DIP New Money Exit Facility Credit Agreement” means the debtor-in-possession credit agreement, to be entered into, as the same may be amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, as set forth in the Plan Supplement or the DIP New Money Motion, as applicable, which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 121. “DIP New Money Exit Facility Documents” means, collectively, the DIP New Money Exit Facility Credit Agreement and all agreements, documents, and instruments delivered or entered into in connection with the DIP New Money Exit Facility. 122. “DIP New Money Facilities” means the DIP New Money Interim Facility and the DIP New Money Exit Facility. 123. “DIP New Money Initial Commitment Premium” means 10% of the New Interests, subject to dilution on account of the MIP, the Exit LC Assigned Cash Collateral Equity Distribution, the Exit LC Lender Fees, the Adyen LC Equity Distribution, the Exit LC SoftBank Cash Collateral Equity Distribution, and the DIP TLC Fee Equity Distribution. 124. “DIP New Money Interim Facility” means a superpriority, senior secured and priming debtor-in-possession term loan credit facility consisting of an aggregate principal amount of $50 million term loans, as further described in the DIP New Money Interim Facility Documents. 125. “DIP New Money Interim Facility Claims” means any Claims on account of the “Obligations” (as defined in the DIP New Money Interim Facility Documents, and including any interest, premiums, fees, or other amounts owed thereunder) due or payable as of the Effective Date under the DIP New Money Interim Facility Documents attributable to the DIP New Money Interim Facility. 126. “DIP New Money Interim Facility Credit Agreement” means the debtor-in-possession credit agreement, to be entered into, as the same may be amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, as set forth in the Plan Supplement or the DIP New Money Motion, as applicable, which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 127. “DIP New Money Interim Facility Documents” means, collectively, the DIP New Money Interim Facility Credit Agreement and any other agreements, instruments, pledge agreements, guaranties, security agreements, control agreements, notes, fee letters, and documents related thereto (as amended, restated, supplemented, waived, and/or modified from time to time). 128. “DIP New Money Joining Lenders” means the Holders of 1L Series 1 Notes Claims and 2L Secured Notes Claims that (a) are not the DIP New Money AHG Lenders and (b) elect to participate in the DIP New Money Facilities. 129. “DIP New Money Lenders” means the lender(s), each in its capacity as such, under the DIP New Money Facilities; provided that, subject to the consent of the Required Consenting Stakeholders, each Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 147 of 231

14 Holder of 1L Series 1 Notes Claims and 2L Secured Notes Claims is expected to be offered the opportunity to participate in the DIP New Money Facilities. 130. “DIP New Money Motion” means the Debtors’ Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Obtain New Postpetition Financing, (II) Granting Liens and Providing Claims Superpriority Administrative Expense Status, (III) Modifying the Automatic Stay, (IV) Scheduling a Final Hearing, and (V) Granting Related Relief [Docket No. 1804], as may be modified, supplemented, or amended, which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 131. “DIP New Money Orders” means, collectively, the Interim Order (I) Authorizing the Debtors to Obtain New Postpetition Financing, (II) Granting Liens and Providing Claims Superpriority Administrative Expense Status, (III) Modifying the Automatic Stay, (IV) Scheduling a Final Hearing, and (V) Granting Related Relief [Docket No. 1883] and any Final Order entered by the Bankruptcy Court approving the DIP New Money Motion, each as may be modified, supplemented, or amended and each of which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 132. “DIP New Money Supplemental Premium” means the New Interests to be issued to the DIP New Money AHG Lenders on the Effective Date comprising approximately 6.90%4 of the New Interests, which would have otherwise been allocated to the DIP New Money Lenders (other than the DIP New Money AHG Lenders and the DIP New Money Joining Lenders) pursuant to the New Money Equity Distribution, and shall instead be issued to the DIP New Money AHG Lenders in connection with the DIP New Money Exit Facility as a premium for the DIP New Money AHG Lenders providing commitments under the DIP New Money Exit Facility. For the avoidance of doubt, the New Interests issued as DIP New Money Supplemental Premium shall be subject to dilution on the same terms as the New Interests issued to the DIP New Money AHG Lenders on the Effective Date or as otherwise modified by the Required Consenting Stakeholders. 133. “DIP Orders” means, collectively, the DIP LC/TLC Order and the DIP New Money Orders, as may be modified, supplemented, or amended, which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute “Definitive Documents” under, and be subject to and consistent in all respects with, the RSA. 134. “DIP TLC Claims” means all Claims of the DIP TLC Lender arising under, derived from, or based upon the DIP LC/TLC Documents, including Claims for all Junior TLC Facility Credit Document Obligations (as defined in the DIP LC/TLC Credit Agreement), including, but not limited to, all principal amounts outstanding, interest, fees, expenses, costs, and other charges arising under the DIP LC/TLC Credit Agreement. 135. “DIP TLC Facility” means that certain first priority debtor-in-possession “last out” term loan C facility provided by the DIP TLC Lender in an aggregate principal amount of $671,237,045.94 on the terms of, and subject to the conditions set forth in, the DIP LC/TLC Credit Agreement and approved by the Bankruptcy Court pursuant to the DIP LC/TLC Order. 4 This number remains subject to further adjustment based on the final reconciliation of Claim amounts. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 148 of 231

15 136. “DIP TLC Fee Claims” means any Claims arising from the fees and expenses owing to the DIP TLC Lender under the DIP TLC Facility, including reasonable and documented professionals’ fees, which Claims are Allowed super-priority administrative expenses pursuant to the DIP LC/TLC Order. 137. “DIP TLC Fee Equity Distribution” means the percentage of New Interests equal to (i) new shares issued, calculated as the amount of DIP TLC Fee Claims divided by a conversion price of $20.00 divided by (ii) total shares outstanding post-equitization, with such percentage to be subject to dilution on account of the MIP, the Exit LC Assigned Cash Collateral Equity Distribution, Adyen LC Equity Distribution, Exit LC SoftBank Cash Collateral Equity Distribution, and the Exit LC Lender Fees. 138. “DIP TLC Lender” means SVF II in its capacity as the junior TLC facility lender under the DIP TLC Facility. 139. “Disbursing Agent” means, as applicable, the Entity or Entities selected by (a) the Debtors or the Reorganized Debtors, including, if applicable, the Agents under the relevant Indentures, or (b) the UCC Settlement Trustee (or its designee), as applicable, to make or to facilitate distributions, allocations, and/or issuances in accordance with, and pursuant to, this Plan, the Confirmation Order (as applicable), the UCC Settlement Trust Documents (as applicable), the 9019 Order (as applicable), and the Unsecured Notes Settlement (as applicable). 140. “Disclosure Statement” means the disclosure statement relating to this Plan, as may be amended, supplemented, or modified from time to time, including all exhibits, schedules, appendices, related documents, ballots, notices, and procedures related to the solicitation of votes to accept or reject this Plan, in each case, as may be amended, supplemented, or modified from time to time, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable Law, to be approved pursuant to the Disclosure Statement Order, each as may be modified, supplemented, or amended, and which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 141. “Disclosure Statement Order” means the order (and all exhibits thereto), entered by the Bankruptcy Court, conditionally approving the Disclosure Statement and the Solicitation Materials, and allowing solicitation of this Plan to commence (each as may be modified, supplemented, or amended), which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 142. “Disputed” means, as to a Claim or an Interest, any Claim or Interest (or portion thereof): (a) that is not Allowed; (b) that is not disallowed by this Plan, the Bankruptcy Code, or a Final Order, as applicable; and (c) with respect to which a party in interest has Filed a Proof of Claim or Proof of Interest or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court. 143. “Distribution Date” means, except as otherwise set forth herein, or as provided by the UCC Settlement or the UCC Settlement Trust Documents (as applicable), the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, with the first such date occurring on or as soon as is reasonably practicable after the Effective Date, subject to the requirements of any Foreign Proceeding that satisfies the consent rights with respect thereto set forth in the RSA, upon which the Disbursing Agent shall, as soon as reasonably practicable after receipt thereof, make distributions to Holders of Allowed Claims and/or Allowed Interests (as and if applicable) entitled to receive distributions under this Plan. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 149 of 231

16 144. “Distribution Record Date” means the record date for purposes of determining which Holders of Allowed Claims against or Allowed Interests in the Debtors are eligible to receive distributions under this Plan, which date shall be the Confirmation Date, or such other date as determined by the Debtors and the Required Consenting Stakeholders. The Distribution Record Date shall not apply to Securities of the Debtors deposited with DTC or another similar securities depository (including the applicable Notes), the Holders of which shall receive a distribution in accordance with Article VI of this Plan and, to the extent applicable, the 9019 Order, the UCC Settlement Trust Documents, and the customary procedures of DTC or another similar securities depository. 145. “Drawn DIP TLC Claims” means a portion of the DIP TLC Claims in an amount equal to the principal face amount due or payable under the DIP LC Facility attributable to DIP LCs that have been drawn prior to the Effective Date, including any fees or other amounts cash collateralized and actually paid to the DIP LC Issuers from the LC Cash Collateral Account (as defined in the DIP LC/TLC Credit Agreement), to the extent the beneficiary thereof has not returned the proceeds of such draw to such LC Cash Collateral Account (or such proceeds do not otherwise constitute Cash held in such LC Cash Collateral Account) prior to the Effective Date. 146. “Drawn DIP TLC Equity Distribution” means a percentage of the Prepetition Secured Equity Distribution equal to: the amount of Drawn DIP TLC Claims (i) divided by the sum of Total 1L Claims, Drawn DIP TLC Claims, and Adjusted 2L Notes Claims and (ii) multiplied by 2.00. 147. “DTC” means The Depository Trust Company, a New York corporation. 148. “Effective Date” means the first Business Day after the Confirmation Order is entered on which (a) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of this Plan have been satisfied or waived in accordance with Article IX.B of this Plan and (b) this Plan is declared effective by the Debtors. 149. “Emergence Awards” means the awards that may be allocated on or prior to the Effective Date as emergence grants to retain and recruit individuals selected to serve in key senior management positions on or after the Effective Date, subject to the terms and conditions, including, but not limited to, with respect to form, allocated percentage of the MIP, structure, and vesting, as more fully set forth in the Plan Supplement and subject to the consent of the Required Consenting Stakeholders. 150. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code. 151. “Estate” means as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code upon the commencement of such Debtor’s Chapter 11 Case. 152. “Excess DIP TLC Claims” means the portion of the DIP TLC Claims in an amount equal to the DIP TLC Claims minus the Drawn DIP TLC Claims minus the Rolled Undrawn DIP TLC Claims. 153. “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Creditors’ Committee; (d) the Creditors’ Committee Members; and (e) with respect to each of the foregoing Entities in clauses (a) through (b), each of the Related Parties of such Entity; provided that notwithstanding the foregoing, the individuals listed in the Released Parties Exception Schedule shall not be Exculpated Parties. 154. “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code, including any modifications, amendments, addenda, or supplements thereto or restatements thereof. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 150 of 231

17 155. “Existing Board Members” means each member of the board of directors (or similar governing body, if applicable) of the Debtors who holds such position between the Petition Date and immediately prior to the Effective Date. 156. “Exit LCs” means the letters of credit issued, rolled, replaced, reissued, amended, extended, renewed, or otherwise continued by the Exit LC Facility Issuing Banks under the Exit LC Facility. 157. “Exit LC Assigned Cash Collateral” means the 37.5% of the Aggregate Exit LC Cash Collateral (which shall not be less than 37.5% of the face amount of the associated Exit LCs supported by the Exit LC Facility as of the Effective Date) but excluding any associated “overcollateralization” required by the Exit LC Facility (which shall, for the avoidance of doubt, constitute Exit LC SoftBank Cash Collateral), rights to which shall be assigned to the Reorganized Debtors on the Effective Date; provided, that any amounts above those required to cash collateralize the Exit LC Facility shall be: (i) with respect to Drawn DIP TLC Claims, returned to the SoftBank Parties upon emergence; and (ii) with respect to Post-Emergence Drawn Exit LC Amounts, treated in accordance with Article IV.D.1; provided, further, that the $25 million used by the Debtors in connection with the Adyen LC shall be included in, and shall not be additive to, the Exit LC Assigned Cash Collateral. 158. “Exit LC Assigned Cash Collateral Equity Distribution” means the percentage of New Interests equal to (i) new shares issued, calculated as the amount of the Exit LC Assigned Cash Collateral minus the amount of the Adyen LCs, which on the Effective Date shall be issued and held in escrow by the Reorganized Debtors for the benefit of the DIP TLC Lender, pursuant to the terms of the Exit LC Facility Documents, divided by a conversion price of $50.00; divided by (ii) total shares outstanding post-equitization, with such percentage to be subject to dilution on account of the MIP, the DIP TLC Fee Equity Distribution, Adyen LC Equity Distribution, Exit LC SoftBank Cash Collateral Equity Distribution, and the Exit LC Lender Fees. 159. “Exit LC Credit Agreement” means the credit agreement related to the provision of credit (as the same may be amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time) to be provided on the Effective Date, as set forth in the Plan Supplement, which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 160. “Exit LC Facility” means the letter of credit facility, to be provided by the Exit LC Facility Lender and the Exit LC Facility Issuing Banks on the terms of, and subject to the conditions set forth in, the Exit LC Credit Agreement. 161. “Exit LC Facility Agents” means, the Agent(s) in its capacity as such, under the Exit LC Credit Agreement. 162. “Exit LC Facility Documents” means, collectively, the Exit LC Credit Agreement, collateral documents, mortgages, deeds of trust, Uniform Commercial Code statements, and other loan documents governing the Exit LC Facility (each as may be modified, supplemented, or amended), the material documents of which shall be included in the Plan Supplement, which shall be subject to the consent of the Required Consenting Stakeholders, and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 163. “Exit LC Facility Issuing Banks” means the issuing banks, in their capacity as such under the Exit LC Facility. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 151 of 231

18 164. “Exit LC Facility Lender” means the lender(s), in its capacity as such, under the Exit LC Facility. 165. “Exit LC Lender Fees” means fees and other running costs charged by the SoftBank Parties in connection with outstanding letters of credit, which shall be paid by the Reorganized Debtors to the Exit LC Facility Lender pursuant to the Exit LC Facility Documents. 166. “Exit LC SoftBank Cash Collateral” means (a) the 62.50% of the Aggregate Exit LC Cash Collateral (excluding any associated “overcollateralization” required by the Exit LC Facility), plus (b) 100% of the “overcollateralization” associated with the Aggregate Exit LC Cash Collateral, rights to which shall be retained by the SoftBank Parties on the Effective Date. 167. “Exit LC SoftBank Cash Collateral Equity Distribution” means the percentage of New Interests to be distributed to the Exit LC Facility Lender (or its applicable non-Debtor Affiliates) on account of Post-Emergence Drawn Exit LC Amount pursuant to the terms of the Exit LC Facility Documents. 168. “Extension Order” means any Final Order entered by the Bankruptcy Court extending the time for performance under any deadlines by which the Debtors must assume or reject Unexpired Leases. 169. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date. 170. “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. 171. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, or rehearing has expired, and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing has been timely taken; or as to which, any appeal that has been taken or any petition for certiorari that has been or may be filed has been withdrawn with prejudice, resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought, or the new trial, reargument, or rehearing has been denied, resulted in no stay pending appeal or modification of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed with respect to such order will not preclude such order from being a Final Order. 172. “First Day Orders” means, as applicable, any orders of the Bankruptcy Court with respect to the First Day Pleadings that has not been reversed, modified, or amended, which shall constitute “Definitive Documents” under, and be subject to and consistent in all respects with, the RSA, including the consent rights set forth therein, and as may be modified, supplemented, or amended in accordance with the RSA. 173. “First Day Pleadings” means the motions, declarations, pleadings and all other documents requesting certain emergency relief, or supporting the request for such relief, Filed by the Debtors on or around the Petition Date and heard at the “first day” hearing, which shall constitute “Definitive Documents” under, and be subject to and consistent in all respects with, the RSA, including the consent rights set forth therein, and as may be modified, supplemented, or amended in accordance with the RSA. 174. “Foreign Plan” means any voluntary plan, scheme, arrangement, or similar restructuring plan that is administered or implemented through a Foreign Proceeding. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 152 of 231

19 175. “Foreign Proceeding” means a “foreign main proceeding” or “foreign nonmain proceeding,” as those terms are defined in section 1502 of the Bankruptcy Code, including any Insolvency Proceeding, to the extent applicable. 176. “General Unsecured Claim” means any unsecured Claim against any of the Debtors, other than: (a) an Administrative Claim; (b) a Priority Tax Claim; (c) an Other Priority Claim; (d) a Section 510(b) Claim; (e) an Intercompany Claim; (f) any Go-Forward Guaranty Claim; (g) any other Secured Claim; (h) an Unsecured Notes Claim; (i) any unsecured deficiency claim arising from any Secured Claim (including Secured Notes Claims, DIP TLC Claims, and Prepetition LC Facility Claims); (j) any other Claim that is subordinated or entitled to priority under the Bankruptcy Code or any other Final Order of the Bankruptcy Court; or (k) any Claim paid in full prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court. For the avoidance of doubt, General Unsecured Claims include (I) unsecured Claims resulting from the rejection of Executory Contracts and Unexpired Leases, (II) unsecured Claims resulting from litigation against one or more of the Debtors, and (III) contingent Claims of any creditor on account of the guaranty obligations of any of the Debtors which Claims are not Go-Forward Guaranty Claims. 177. “Go-Forward Guaranty Claims” means the Claims and/or guarantees in favor of any creditor on account of a Debtor’s guaranty obligation under any leases for nonresidential real property, solely to the extent such guaranty obligation is associated with: (a) an Unexpired Lease that is assumed by any Debtor, in which case such guaranty obligation shall be Reinstated pursuant to the terms of such assumption (including any applicable modification approved therein) and any adequate assurance of future performance provided in connection with such assumption; and/or, without limiting the foregoing, (b) an international lease that is identified in an exhibit to the Plan Supplement or identified via written notice provided by the Debtors (or the Reorganized Debtors) to such creditor at any time on or after the Effective Date; provided that the identification of such international leases shall be subject to the consent of the Required Lenders and the Required Consenting Stakeholders and limited to those international leases that the Debtors believe are necessary for the business operations of any of the Debtors, their Affiliates, or franchisees. 178. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code. 179. “Holder” means an Entity holding a Claim against or an Interest in any Debtor, as applicable. 180. “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code. 181. “Indentures” means, collectively, the Secured Notes Indentures and the Unsecured Notes Indentures. 182. “Initial Consenting AHG Noteholders” means those Consenting AHG Noteholders (as defined in the RSA) who executed the RSA. 183. “Insolvency Proceeding” means any corporate action, legal proceeding, or other procedure or step (including commencing any Foreign Proceeding) taken in any jurisdiction in relation to: (a) the suspension of payments, a moratorium of any indebtedness, winding-up, bankruptcy, liquidation, dissolution, administration, receivership, administrative receivership, judicial composition, or reorganization (by way of voluntary arrangement, scheme, or otherwise) of any Debtor (or any of its Controlled Subsidiaries), including under the Bankruptcy Code or any Foreign Proceeding; (b) a composition, conciliation, compromise, or arrangement with the creditors generally of any Debtor (or any of its Controlled Subsidiaries) or an assignment by any Debtor (or any of its Controlled Subsidiaries) of its assets for the benefit of its creditors generally or any Debtor (or any of its Controlled Subsidiaries) Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 153 of 231

20 becoming subject to a distribution of its assets; (c) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, or other similar officer in respect of any Debtor (or any of its Controlled Subsidiaries) or any of its assets; (d) the enforcement of any security over any assets of any Debtor (or any of its Controlled Subsidiaries); (e) any request for recognition of a Foreign Proceeding such as under chapter 15 of the Bankruptcy Code; or (f) any procedure or step in any jurisdiction analogous to those set out in paragraphs (a) to (e) above. 184. “Insurance Contracts” means all insurance policies issued to or that provide coverage for any of the Debtors or any of their directors, officers, or employees, in their capacities as such, or their predecessors, and all agreements, documents and instruments relating thereto, including, for the avoidance of doubt, workers’ compensation policies. 185. “Insurer” means any issuer of or party to any of the Debtors’ Insurance Contracts, other than a Debtor or an Affiliate of a Debtor (including, for the avoidance of doubt, any third party administrator) and any successor to or affiliate thereof. 186. “Intercompany Claim” means any Claim held by a Debtor or Affiliate of a Debtor against another Debtor or Affiliate of a Debtor; provided that for the avoidance of doubt, any Claim held by any SoftBank Parties or their non-Debtor Affiliates against any Debtor or its non-SoftBank Party Affiliates, and any Claim held by any Debtor or its non-SoftBank Party Affiliates against any SoftBank Parties or their non- Debtor Affiliates, shall not be an Intercompany Claim. 187. “Intercompany Interest” means any Interest in one Debtor or Affiliate of a Debtor held by another Debtor or Affiliate of a Debtor; provided that for the avoidance of doubt, any Interest held by any SoftBank Parties or their non-Debtor Affiliates in any Debtor or its non-SoftBank Party Affiliates, and any Interest held by any Debtor or its non-SoftBank Party Affiliates in any SoftBank Parties or their non-Debtor Affiliates, shall not be an Intercompany Interest. 188. “Interests” means collectively, any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor and any shares (or any class thereof) of common stock or preferred stock, general or limited partnership interests, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor and options, warrants, rights, restricted stock awards, performance share awards, performance share units, stock appreciation rights, phantom stock rights, stock-settled restricted stock units, cash-settled restricted stock units, or other securities or agreements (including any registration rights agreements) to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of common stock or preferred stock, general or limited partnership interests, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (in each case whether or not arising under or in connection with any employment agreement, separation agreement, or employee incentive plan or program of a Debtor as of the Petition Date and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or similar security), or any Claim against, or Interest in, the Debtors subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing. 189. “IRS” means the United States Internal Revenue Service. 190. “Issuers” means, as applicable, WeWork Companies U.S. LLC, as successor to WeWork Companies LLC, WW Co-Obligor Inc., and any applicable successors thereto in their capacity as issuers under the relevant Indentures. 191. “Japan/India Sales” means those certain transactions contemplated by the Debtors and/or their Affiliates involving certain business operations in Japan and India. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 154 of 231

21 192. “JPMorgan” means JPMorgan Chase Bank, N.A. and certain of its affiliates. 193. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time. 194. “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, treaty, duty, requirement, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court). 195. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code. 196. “MIP” means an equity incentive plan, that will (i) reserve up to 7% of New Interests to be determined by the New Board (determined on a fully diluted and fully distributed basis) for awards to management (the “Pool”), and (ii) provide for the grant as of the Effective Date of up to 100% of the Pool to members of management selected by the New Board in the form of restricted stock unit awards (or the equivalent), and (iii) include other terms and conditions determined by the New Board. 197. “New Board” means the new board of directors or managers of Reorganized WeWork or each of the Reorganized Debtors (if applicable and as the context requires)—selected in accordance with the terms of the Corporate Governance Term Sheet—the identities of which shall be identified in the Plan Supplement (if known at the time of its Filing). 198. “New Corporate Governance Documents” means the form of documents providing for the corporate governance of the Reorganized Debtors, which may include any forms of certificate, articles of incorporation, bylaws, limited liability company agreement, partnership agreement, shareholders’ agreement, and such other forms of applicable formation documents, organizational, and governance documents (if any) of the Reorganized Debtors, as the same may be modified, supplemented, or amended, each of which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute “Definitive Documents” under, and be subject to and consistent in all respects with, the RSA. 199. “New Interests” means the common stock (or other equity interests) of Reorganized WeWork to be issued on or after the Effective Date in accordance with this Plan. 200. “New Money Equity Distribution” means (prior to giving effect to the DIP New Money Initial Commitment Premium and the Supplemental Distributions) 80% of New Interests (which shall be equal to 40,000,000 shares of the New Interests), subject to dilution on account of the MIP, the Exit LC Assigned Cash Collateral Equity Distribution, the Exit LC Lender Fees, the Adyen LC Equity Distribution, the Exit LC SoftBank Cash Collateral Equity Distribution, and the DIP TLC Fee Equity Distribution. 201. “New Stockholders Agreement” means the definitive stockholders agreement or other applicable agreement (including all annexes, exhibits, and scheduled thereto) governing the New Interests, as may be modified, supplemented, or amended, which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 202. “Notes” means, collectively, the Secured Notes and the Unsecured Notes. 203. “Notes Claims” means, collectively, the Secured Notes Claims and the Unsecured Notes Claims. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 155 of 231

22 204. “Notes Exchange Transactions” means, collectively, the recapitalization transactions by and among, inter alia, the Debtors, the Ad Hoc Group, SoftBank, and Cupar, consummated in May 2023. 205. “Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. 206. “Other Secured Claim” means any Secured Claim other than: (a) the Prepetition LC Facility Claims; (b) the Secured Notes Claims; (c) the Prepetition LC Subrogation Claims; or (d) the Priority Tax Claims (solely to the extent they are Secured Claims). 207. “Parent Interests” means, collectively, all Interests in WeWork Parent outstanding immediately prior to the Effective Date. 208. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code. 209. “Petition Date” means the date on which the Debtors commenced the Chapter 11 Cases. 210. “Plan Distribution” means a payment or distribution to Holders of Allowed Claims, Allowed Interests, or other eligible Entities in accordance with this Plan. 211. “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to this Plan (in each case subject to the consent of the Required Consenting Stakeholders) that will be Filed by the Debtors with the Bankruptcy Court, and any additional documents Filed prior to the Effective Date as amendments to the Plan Supplement, which shall include: (a) the Schedule of Retained Causes of Action; (b) the Schedule of Rejected Executory Contracts and Unexpired Leases; (c) the Schedule of Assumed Executory Contracts and Unexpired Leases; (d) the Exit LC Facility Documents; (e) the New Corporate Governance Documents; (f) any Ruling Request; (g) the Restructuring Transactions Exhibit (which, for the avoidance of doubt, shall remain subject to modification in accordance with the RSA until the Effective Date); (h) the schedule of Go-Forward Guaranty Claims (which shall constitute a Definitive Chapter 11 Document); (i) the Released Parties Exception Schedule; (j) the UCC Settlement Trust Documents and (k) any other necessary documentation relating to the Restructuring Transactions, all of which shall be subject to the consent of the Required Consenting Stakeholders and the Reasonable Consent of the Creditors’ Committee and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 212. “Post-Emergence Drawn Exit LC Amount” means the principal amount of Exit LCs drawn after the Effective Date, including any fees or other amounts actually paid in connection with the draw of such Exit LCs. 213. “Post-Petition Rent Claim” means a Claim of a landlord for unpaid rent under such landlord’s Unexpired Lease with a Debtor, solely to the extent such Claim became payable during the period from and including the Petition Date through the earlier of (a) the Effective Date and (b) the date such Unexpired Lease was rejected by the Debtors (if applicable). 214. “Prepetition LC Credit Agreement” means, as it may be amended, supplemented, or otherwise modified from time to time prior to the Petition Date, that certain credit agreement, dated as of December 27, 2019, by and among WeWork Companies U.S. LLC, as successor to WeWork Companies LLC, SVF II, as obligor, SVF II GP (Jersey Limited), acting in its capacity as general partner of SVF II and in its own corporate capacity, and SB Global Advisers Limited, acting in its capacity as manager of SVF II, and the several issuing creditors and letter of credit participants from time to time party thereto, Goldman Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 156 of 231

23 Sachs International Bank, as senior tranche administrative agent and shared collateral agent, Kroll Agency Service Limited, as junior tranche administrative agent, and the parties thereto from time to time. 215. “Prepetition LC Facility Claims” means all Claims arising under the Prepetition LC Facility Documents, including the Prepetition LC Subrogation Claims or the Prepetition LC Reimbursement Claims, and all unpaid accrued and deferred fees and interest, including, without limitation, any upfront fees, running fees, administrative, and fronting fees (without double counting). For the avoidance of doubt, (a) any cash collateral posted but subsequently returned to the SoftBank Parties shall not give rise to a Prepetition LC Facility Claim, (b) any Holder of a Prepetition LC Facility Claim that is a Prepetition LC Reimbursement Claim which was converted or otherwise replaced with a Prepetition LC Subrogation Claim shall, with respect to its Prepetition LC Reimbursement Claim, only be entitled to recover the amount of such Prepetition LC Reimbursement Claim that was not so converted or otherwise replaced, and (c) any Holder of a Prepetition LC Facility Claim that was converted or otherwise replaced with a DIP TLC Claim shall, with respect to its Prepetition LC Facility Claim, only be entitled to recover the amount of such Prepetition LC Facility Claim that was not so converted or otherwise replaced. 216. “Prepetition LC Facility Documents” means the Prepetition LC Credit Agreement and related documents, including, without limitation, the Prepetition LC Reimbursement Agreement. 217. “Prepetition LC Reimbursement Agreement” means that certain reimbursement agreement, dated as of December 20, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and among SVF II, SoftBank Group Corp., and WeWork Companies U.S. LLC, as successor to WeWork Companies LLC. 218. “Prepetition LC Reimbursement Claims” means all claims arising under the Prepetition LC Reimbursement Agreement. 219. “Prepetition LC Subrogation Claims” means claims for any and all Applicable Obligations (as defined in the Prepetition LC Credit Agreement) paid by SVF II, including, without limitation, the total amount required pursuant to the terms of the Prepetition LC Credit Agreement for SVF II to reimburse all drawn amounts under the Senior L/C Tranche and the Junior L/C Tranche (as both terms are defined in the Prepetition LC Credit Agreement) and to pay or cash collateralize all outstanding amounts under the Prepetition LC Credit Agreement (including, without limitation, any fees, interest, expenses, and other amounts thereunder). 220. “Prepetition Secured Equity Distribution” means 100% of the New Interests (which shall be equal to 50,000,000 shares of the New Interests) minus the New Money Equity Distribution (prior to giving effect to the DIP New Money Initial Commitment Premium and the Supplemental Distributions), subject to dilution on account of the MIP, the Exit LC Assigned Cash Collateral Equity Distribution, the Exit LC Lender Fees, Adyen LC Equity Distribution, Exit LC SoftBank Cash Collateral Equity Distribution, and the DIP TLC Fee Equity Distribution. 221. “Priority Tax Claim” means (a) any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code, or (b) any Secured Claim that, absent its secured status, would meet the description of a Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code, together with any related Secured Claim for penalties. 222. “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class or the proportion of the Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 157 of 231

24 share in the same recovery as such Allowed Claim or Allowed Interests under this Plan, unless otherwise indicated. 223. “Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 328, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or as of the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by Final Order pursuant to section 503(b)(4) of the Bankruptcy Code. 224. “Professional Fee Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Confirmation Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.C.3 of this Plan. 225. “Professional Fee Claim” means any Claim by a Professional for compensation for services rendered or reimbursement of expenses incurred by such Professionals through and including the Confirmation Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim. 226. “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the total estimated Professional Fee Amount. 227. “Proof of Claim” means a proof of Claim against any of the Debtors Filed in the Chapter 11 Cases. 228. “Proof of Interest” means a proof of Interest in any of the Debtors Filed in the Chapter 11 Cases. 229. “Reasonable Consent of the Creditors’ Committee” means the reasonable consent of the Creditors’ Committee, which consent shall (a) only be required as to provisions that directly and adversely affect recoveries and/or distributions for unsecured creditors pursuant to the Plan and the UCC Settlement, and (b) not be unreasonably withheld, conditioned, or delayed. 230. “Reinstate,” “Reinstated,” or “Reinstatement” means, with respect to a Claim or Interest, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code. 231. “Related Party” means, collectively, with respect to any Entity, in each case in its capacity as such with respect to such Entity, such Entity’s current and former directors, managers, officers, shareholders, investment committee members, special committee members, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns (whether by operation of Law or otherwise), subsidiaries, current and former associated Entities, managed or advised Entities, accounts, or funds, Affiliates, partners, limited partners, general partners, principals, members, management companies, investment or fund advisors or managers, fiduciaries, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an entity), accountants, investment bankers, consultants, other representatives, restructuring advisors, and other professionals and advisors, and Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 158 of 231

25 any such Person’s or Entity’s respective predecessors, successors, assigns, heirs, executors, estates, and nominees. 232. “Released Parties” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each Consenting Stakeholder; (d) the DIP Lenders; (e) the Creditors’ Committee; (f) each Creditors’ Committee Member; (g) each member of the Ad Hoc Unsecured Noteholder Group; (h) each Unsecured Notes Settlement Participant; (i) the Releasing Parties; (j) each Agent; and (k) each Related Party of each such Entity in clause (a) through (k); provided that, in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the releases described in Article VIII.D of this Plan; or (y) timely objects to the releases contained in Article VIII.D of this Plan and such objection is not resolved before Confirmation; provided, further, that notwithstanding the foregoing, the individuals listed in the Released Parties Exception Schedule shall not be Released Parties. 233. “Released Parties Exception Schedule” means a list of individuals, which shall be included in the Plan Supplement, shall be subject to the consent of the Required Consenting Stakeholders, and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 234. “Releasing Parties” means, collectively, and in each case in its capacity as such: (a) each Debtor; (b) each of the Reorganized Debtors; (c) each member of the Ad Hoc Unsecured Noteholder Group; (d) each Consenting Stakeholder; (e) each of the DIP Lenders; (f) each Agent; (g) the Creditors’ Committee; (h) each Creditors’ Committee Member; (i) each Unsecured Notes Settlement Participant; (j) all Holders of Claims that vote to accept this Plan; (k) all Holders of Claims that are deemed to accept this Plan who do not affirmatively opt out of the releases provided by this Plan by checking the box on the applicable notice of non-voting status indicating that they opt not to grant the releases provided in this Plan; (l) all Holders of Claims that abstain from voting on this Plan and who do not affirmatively opt out of the releases provided by this Plan by checking the box on the applicable ballot indicating that they opt not to grant the releases provided in this Plan; (m) all Holders of Claims or Interests that vote to reject this Plan or are deemed to reject this Plan and who do not affirmatively opt out of the releases provided by this Plan by checking the box on the applicable ballot or notice of nonvoting status indicating that they opt not to grant the releases provided in this Plan; (n) each current and former Affiliate of each Entity in clause (a) through (m); and (o) each Related Party of each Entity in clause (a) through (n) for which such Entity is legally entitled to bind such Related Party to the releases contained in this Plan under applicable law; provided that an Entity in clause (k) through clause (m) shall not be a Releasing Party if it: (x) elects to opt out of the releases contained in Article VIII.D of this Plan; or (y) timely objects to the releases contained in Article VIII.D of this Plan and such objection is not resolved before Confirmation. 235. “Reorganized Debtors” means the Debtors, as reorganized pursuant to and under this Plan, on and after the Effective Date, or any successors or assigns thereto including by transfer, merger, consolidation, or otherwise, and including any new Entity established in connection with the implementation of the Restructuring Transactions, including, for the avoidance of doubt, Reorganized WeWork. 236. “Reorganized WeWork” means, on and after the Effective Date, (a) a new corporation, limited liability company, partnership, or other Entity that may be formed to, among other things, directly or indirectly own and hold all or substantially all of the assets and/or stock of the Debtors, as applicable, in accordance with this Plan and the Plan Supplement, or any successor or assign thereto, including by transfer, merger, consolidation, sale, subscription or otherwise, and including any new Entity established in connection with the implementation of the Restructuring Transactions, (b) the WeWork Parent, or (c) another Reorganized Debtor, as applicable and in all cases in accordance with the RSA, this Plan, and the Plan Supplement. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 159 of 231

26 237. “Required Consenting AHG Noteholders” means, as of the relevant date, (a) at least 2 unaffiliated Initial Consenting AHG Noteholders, holding at least 50.00% of the aggregate outstanding principal amount of Secured Notes Claims that are held by the Initial Consenting AHG Noteholders, (b) if there are not at least 2 unaffiliated Initial Consenting AHG Noteholders holding at least 50.00% of the aggregate outstanding principal amount of Secured Notes Claims that are held by the Initial Consenting AHG Noteholders, then Initial Consenting AHG Noteholders holding at least 50.00% of the aggregate outstanding principal amount of Secured Notes Claims that are held by Initial Consenting AHG Noteholders, or (c) if there are no Initial Consenting AHG Noteholders party to the RSA, Consenting AHG Noteholders holding at least 50.00% of the aggregate outstanding principal amount of Secured Notes Claims that are held by Consenting AHG Noteholders (as defined in the RSA). 238. “Required Consenting Stakeholders” means, collectively, the SoftBank Parties, Cupar, and the Required Consenting AHG Noteholders. 239. “Required Consenting Stakeholders’ Advisors” means the Ad Hoc Group Professionals, Cupar Professionals, and SoftBank Professionals. 240. “Required Lenders” has the meaning ascribed to such term in the DIP New Money Credit Agreements. 241. “Restructuring Expenses” means the reasonable and documented fees and expenses of (i) the Required Consenting Stakeholders’ Advisors accrued since the inception of their respective engagements, and (ii) the Agents under the 1L Indenture (as provided in the Cash Collateral Orders), related to the Chapter 11 Cases or the Restructuring Transactions and not previously paid by, or on behalf of, the Debtors. 242. “Restructuring Transactions” means any transaction and any actions as may be necessary or appropriate to effect a restructuring of the Debtors’ respective businesses or a corporate restructuring of the overall corporate structure of the Debtors on the terms set forth in this Plan, the issuance of all Securities, notes, instruments, certificates, and other documents required to be issued or executed pursuant to this Plan, one or more intercompany mergers, amalgamations, consolidations, arrangements, continuances, restructurings, transfers, conversions, dispositions, liquidations, formations, dissolutions, or other corporate transactions described in, approved by, contemplated by, or undertaken to implement this Plan (including the Plan Supplement), the RSA, the Definitive Documents, including those described in Article IV.B hereof, in all cases, in accordance with the terms of the RSA. 243. “Restructuring Transactions Exhibit” means the exhibit to the Plan Supplement that will set forth the material components of the transactions required to effectuate the Restructuring Transactions contemplated by the RSA and this Plan, including any “tax steps memo,” or other document describing steps to be taken and the related tax considerations in connection with the Restructuring Transactions, as may be modified, supplemented, or amended, which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 244. “Retained Causes of Action” means Causes of Action that shall vest in the Reorganized Debtors on the Effective Date, which, for the avoidance of doubt, shall not include any of the Causes of Action that are settled, released, or exculpated under this Plan. 245. “Revised Joint Administration Order” means the revised Order (I) Directing Joint Administration of Chapter 11 Cases and (II) Granting Related Relief [Docket No. 1116]. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 160 of 231

27 246. “Rolled Undrawn DIP TLC Claims” means a portion of the DIP TLC Claims in the amount required to cash collateralize (in accordance with the DIP LC/TLC Credit Agreement) the aggregate face amount of DIP LCs that are undrawn as of the Effective Date. 247. “RSA” means that certain Restructuring Support Agreement, dated as of the Petition Date, by and among the Debtors and the Consenting Stakeholders, as amended and restated by that certain Amended and Restated Restructuring Support Agreement, dated as of May 5, 2024, by and among the Debtors and the Consenting Stakeholders, including all exhibits, schedules, and other attachments thereto, as such agreement may be amended, amended and restated, modified, or supplemented from time to time, solely in accordance with the terms thereof. 248. “Ruling Request” means a request for one or more private letter rulings from the IRS (if any) pertaining to certain U.S. federal income tax matters relating to the Restructuring Transactions that is submitted to the IRS in accordance with Section 4.04 of the RSA. 249. “Schedule of Assumed Executory Contracts and Unexpired Leases” means any schedule (including any amendments, supplements, or modifications thereto) listing the Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to this Plan, including (as applicable) a good faith estimate of proposed Cure Obligations (if any) with respect thereto. 250. “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule (including any amendments, supplements, or modifications thereto) of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to this Plan. 251. “Schedule of Retained Causes of Action” means the schedule of Retained Causes of Action which shall be included in the Plan Supplement. 252. “SEC” means the United States Securities and Exchange Commission. 253. “Section 510(b) Claim” means any Claim subject to subordination under section 510(b) of the Bankruptcy Code. 254. “Secured Claim” means a Claim that is: (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable Law or by reason of a Bankruptcy Court order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to this Plan, or separate order of the Bankruptcy Court, as a secured claim. 255. “Secured Notes” means the 1L Notes, 2L Notes, and 3L Notes. 256. “Secured Notes Claims” means any Claim arising under, derived from, based on, or related to the Secured Notes or Secured Notes Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, guaranties, and other charges arising thereunder or related thereto. 257. “Secured Notes Documents” means, collectively, the Secured Notes Indentures and all instruments, security agreements, collateral agreements, guaranty agreements, intercreditor agreements, pledges, and other documents with respect to the Secured Notes. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 161 of 231

28 258. “Secured Notes Indentures” means, collectively, the 1L Indenture, the 2L Indenture, the 2L Exchangeable Indenture, the 3L Indenture, and the 3L Exchangeable Indenture. 259. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder, as amended from time to time, or any similar federal, state, or local Law. 260. “Security” means any security, as defined in section 2(a)(1) of the Securities Act. 261. “SoftBank Parties” means collectively SVF II, SVF II Aggregator, SVF II WW, and SVF II WW Holdings. 262. “SoftBank Professionals” means Weil, Gotshal & Manges LLP, as counsel, Houlihan Lokey Capital, Inc., as financial advisor, Wollmuth Maher & Deutsch LLP, as local co-counsel, and any other special or local counsel or advisors providing advice to the SoftBank Parties in connection with the Restructuring Transactions. 263. “Solicitation Materials” means all materials provided in connection with the solicitation of votes on this Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code (as such materials may be modified, supplemented, or amended), which shall be subject to the consent of the Required Consenting Stakeholders and shall constitute a “Definitive Document” under, and be subject to and consistent in all respects with, the RSA. 264. “Stub Rent Claim” means a Claim of a landlord for unpaid rent under such landlord’s Unexpired Lease with a Debtor, solely to the extent such Claim is for the portion of unpaid rent for the period from the Petition Date through and including November 30, 2023. 265. “Supplemental Distributions” means the DIP New Money Supplemental Premium and the Adequate Protection Supplemental Distribution. 266. “SVF II” means SoftBank Vision Fund II-2 L.P., a limited partnership established in Jersey, acting by its manager SB Global Advisers Limited, a limited company incorporated under the Laws of England and Wales. 267. “SVF II Aggregator” means SVF II Aggregator (Jersey) L.P., a limited partnership established in Jersey, acting by its general partner, SVF II GP (Jersey) Limited, a Jersey private company. 268. “SVF II WW” means SVF II WW (DE) LLC, a Delaware limited liability company. 269. “SVF II WW Holdings” means SVF II WW Holdings (Cayman) Limited, a Cayman Islands exempted company. 270. “Tax Code” means the United States Internal Revenue Code of 1986, as amended. 271. “Total 1L Claims” means the total aggregate amount of (a) Prepetition LC Facility Claims and (b) 1L Notes Claims, in each case, including, all postpetition interest and fees. 272. “Treasury Regulations” means the regulations promulgated under the Internal Revenue Code by the United States Department of the Treasury. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 162 of 231

29 273. “UCC Settlement” means the settlement between the Debtors, the Required Consenting Stakeholders, and the Creditors’ Committee, as may be approved by the Bankruptcy Court through the 9019 Order and/or the Confirmation Order, pursuant to which, among other things, (a) Holders of 3L Notes Claims and General Unsecured Claims shall be entitled to receive their share of the UCC Settlement Proceeds from the UCC Settlement Trust, (b) Unsecured Notes Settlement Non-Participants shall be entitled to receive their share of the Unsecured Notes Pool, (c) the Debtors shall pay the Creditors’ Committee Member Expenses and the 3L/Unsecured Notes Trustee Expenses, (d) the UCC Settlement Trust shall be established and funded solely with the UCC Settlement Proceeds, (e) each party shall waive its right to assert any Avoidance Actions, and (f) the Creditors’ Committee shall support Confirmation of the Plan. 274. “UCC Settlement Consideration” means an amount of Cash equal to $33,000,000.00. 275. “UCC Settlement Deduction” means the amount equal to the sum of (a) the Unsecured Notes Settlement Proceeds, (b) the Unsecured Notes Pool, (c) the Ad Hoc Unsecured Noteholder Group Expenses, (d) the 3L/Unsecured Notes Trustee Expenses, (e) the Creditors’ Committee Member Expenses, and (f) the Allowed Professional Fee Claims of the Professionals retained by the Creditors’ Committee; provided that in no event shall such sum exceed $32,650,000.00; provided further, that the determination of the amount of the UCC Settlement Deduction shall not occur until the UCC Settlement Determination Date. 276. “UCC Settlement Determination Date” means the date that final amounts have been determined in respect of (i) the Ad Hoc Unsecured Noteholder Group Expenses, (ii) the 3L/Unsecured Notes Trustee Expenses, (iii) the Committee Member Expenses, and (iv) Allowed Professional Fee Claims of the Professionals retained by the Creditors’ Committee (including approval and Allowance of final fee applications). 277. “UCC Settlement Proceeds” means an amount of Cash equal to (a) the UCC Settlement Consideration minus (b) the UCC Settlement Deduction. 278. “UCC Settlement Trust” means that certain trust to be established on the Effective Date and funded solely with the UCC Settlement Proceeds, which trust shall be administered by the UCC Settlement Trustee and make distributions under the UCC Settlement pursuant to the UCC Settlement Trust Documents; provided, that no disbursement or distribution shall be made from the UCC Settlement Trust until the UCC Settlement Determination Date. 279. “UCC Settlement Trust Documents” means the agreements and other documents establishing and governing the UCC Settlement Trust, the form(s) of which shall be included in the Plan Supplement and shall be subject to the consent of the Required Consenting Stakeholders and the Reasonable Consent of the Creditors’ Committee. 280. “UCC Settlement Trustee” means a person or Entity designated by the Creditors’ Committee to serve as the trustee and administrator for the UCC Settlement Trust, whose identity will be disclosed in the Plan Supplement. 281. “Unclaimed Distribution” means any distribution under this Plan on account of an Allowed Claim or Allowed Interest to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check within 90 days of receipt; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution within 90 days of receipt; (c) responded to, as applicable, the Debtors’ or the Reorganized Debtors’ requests for information necessary to facilitate a particular distribution prior to the deadline included in such request for information; or (d) timely taken any other action necessary to facilitate such distribution. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 163 of 231

30 282. “Undrawn DIP TLC Claims” means a portion of the DIP TLC Claims in an amount equal to Rolled Undrawn DIP TLC Claims plus the Excess DIP TLC Claims. 283. “Unexpired Lease” means, with respect to any Debtor, a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection, by such Debtor, under section 365 of the Bankruptcy Code, including any modifications, amendments, addenda, or supplements thereto or restatements thereof. 284. “Unimpaired” means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Impaired within the meaning of section 1124 of the Bankruptcy Code. 285. “Unsecured Notes” means, collectively, the 5.00% Unsecured Notes, and the 7.875% Unsecured Notes. 286. “Unsecured Notes Claims” means, collectively, any Claim on account of the Unsecured Notes. 287. “Unsecured Notes Indentures” means, collectively, the 5.00% Unsecured Notes Indenture and the 7.875% Unsecured Notes Indenture. 288. “Unsecured Notes Pool” means an amount of Cash to be distributed to the Unsecured Notes Settlement Non-Participants, which shall be funded from the UCC Settlement Consideration in an amount not to exceed the lesser of (a) $500,000.00 and (b) the amount that results in the Unsecured Notes Settlement Non-Participants receiving a 1.00% recovery on account of their Unsecured Notes Claims. 289. “Unsecured Notes Settlement” means the settlement between the Debtors, the Required Consenting Stakeholders, and the Unsecured Notes Settlement Participants, as approved by the 9019 Order and pursuant to which, among other things, (a) the Unsecured Notes Settlement Participants shall be entitled to receive their Pro Rata share of the Unsecured Notes Settlement Proceeds, (b) the Ad Hoc Unsecured Noteholder Group shall receive payment of the Ad Hoc Unsecured Noteholder Group Expenses, (c) the Unsecured Notes Settlement Participants shall be included as Releasing Parties, and (d) the Ad Hoc Unsecured Noteholder Group shall support Confirmation of the Plan. 290. “Unsecured Notes Settlement Non-Participant” means any Holder of an Unsecured Notes Claim who is not an Unsecured Notes Settlement Participant. 291. “Unsecured Notes Settlement Participant” means any Holder of an Unsecured Notes Claim who elects to participate in the Unsecured Notes Settlement. 292. “Unsecured Notes Settlement Proceeds” means $7,500,000.00 in Cash. 293. “Unsecured Notes Trustee” means the trustee under the Unsecured Notes Indentures. 294. “U.S. Trustee” means the Office of the United States Trustee for the District of New Jersey. 295. “WeWork Parent” means Debtor WeWork Inc., a public company incorporated under the Laws of Delaware. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 164 of 231

31 B. Rules of Interpretation. For purposes of this Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed, or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented in accordance with this Plan or the Confirmation Order, as applicable; (c) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof; (e) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (f) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) subject to the provisions of any contract, charters, bylaws, partnership agreements, limited liability company agreements, operating agreements, or other organizational documents or shareholders’ agreements, as applicable, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with the applicable Law, including the Bankruptcy Code and the Bankruptcy Rules; (h) unless otherwise specified herein, any reference to “corporate action,” “corporate structure,” and other references to “corporate” and “corporation” will be deemed to include corporation, limited liability companies, partnerships, and analogous entities incorporated or formed under applicable Laws, as applicable; (i) any immaterial effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of this Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; (j) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, and for the avoidance of doubt, any variation of the word “include” is not limiting, and shall be deemed followed by the words “without limitation”; (k) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (l) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s Case Management and Electronic Case Filing system; (m) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (n) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like, as applicable; (o) captions and headings are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (p) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company Laws; (q) the term “subject to the consent rights set forth in the RSA” and other similar references shall be deemed to require the consent of Cupar, the Required Consenting AHG Noteholders and the SoftBank Parties (regardless of whether the RSA makes reference to such document or action) including, for the avoidance of doubt, if any portion of the RSA is no longer in full force and effect at any time; and (r) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective Person or Entity that have such consent, acceptance, or approval rights, including by electronic mail. C. Computation of Time. Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Subject to the requirements of the Restructuring Transactions Exhibit Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 165 of 231

32 and any other Definitive Document, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date. D. Governing Law. Except to the extent a rule of Law or procedure is supplied by federal Law (including the Bankruptcy Code or the Bankruptcy Rules), and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict of Laws principles; provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York, shall be governed by the Laws of the jurisdiction of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable. E. Reference to Monetary Figures. All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein. F. Reference to the Debtors or the Reorganized Debtors. Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires. G. Controlling Document. In the event of an inconsistency between this Plan and the Disclosure Statement, the terms of this Plan shall control in all respects. In the event of an inconsistency between this Plan and any document included in the Plan Supplement, including the schedules or exhibits, the terms of the relevant provision in this Plan shall control (unless expressly stated otherwise in the applicable provision of the Plan Supplement; provided that that in the event of an inconsistency between this Plan and the Restructuring Transactions Exhibit, the Restructuring Transactions Exhibit shall control); provided, further, that to the extent that the UCC Settlement Trust Documents provide additional specificity that is not inconsistent with the terms of the Plan, such specific provisions in the UCC Settlement Trust Documents shall control. In the event of an inconsistency between the Confirmation Order and this Plan, including the Plan Supplement or the Restructuring Transactions Exhibit, the Confirmation Order shall control. H. Consultation, Notice, Information, and Consent Rights. Notwithstanding anything herein to the contrary, all consultation, information, notice, and consent rights of the parties to the RSA, as may be modified, supplemented, or amended in accordance with the RSA and subject to the consent of the Required Consenting Stakeholders, as applicable, and as respectively set forth therein, with respect to the form and substance of this Plan, all exhibits to this Plan, the Plan Supplement, and the Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and fully enforceable as if stated in full herein until such time as the RSA is terminated in accordance with its terms. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 166 of 231

33 ARTICLE II. ADMINISTRATIVE CLAIMS, DIP ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, DIP Administrative Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof. A. Administrative Claims. Except as otherwise provided under this Plan, and except with respect to the Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code, and except to the extent that a Holder of an Allowed Administrative Claim and the Debtor(s) against which such Allowed Administrative Claim is asserted agree to less favorable treatment for such Holder, or such Holder has been paid by any Debtor on account of such Allowed Administrative Claim prior to the Effective Date, each Holder of such an Allowed Administrative Claim will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (a) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (b) if such Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (c) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holder of such Allowed Administrative Claim; (d) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (e) at such time and upon such terms as set forth in an order of the Bankruptcy Court. First Lien Adequate Protection Fees and Expenses (as defined in the Cash Collateral Final Order) that are accrued and unpaid as of the Effective Date pursuant to the terms of the Cash Collateral Orders, will be indefeasibly paid by the Debtors in full in Cash or will be provided such other treatment acceptable to the Debtors and subject to the consent of the Required Consenting Stakeholders without the need to File a request for payment of an Administrative Claim with the Bankruptcy Court on account of such First Lien Adequate Protection Fees and Expenses. The Debtors’ obligation to pay such First Lien Adequate Protection Fees and Expenses, to the extent not indefeasibly paid in full in Cash on the Effective Date, shall survive the Effective Date and shall not be released or discharged pursuant to this Plan or the Confirmation Order until indefeasibly paid in full in Cash by the Debtors. All Adequate Protection Obligations and Adequate Protection Claims (each as defined in the Cash Collateral Orders) including accrued or unpaid interest (other than the First Lien Adequate Protection Fees and Expenses) that are accrued and unpaid as of the Effective Date pursuant to the terms of the Cash Collateral Orders will be deemed to be waived and cancelled as of the Effective Date; provided that the Adequate Protection Supplemental Distribution shall be issued to the SoftBank Parties on account of the waiver of their Adequate Protection Obligations and Adequate Protection Claims (other than First Lien Adequate Protection Fees and Expenses). Except as otherwise provided below in Article II, Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims must do so by the Administrative Claims Bar Date. Objections to such requests must be Filed and served on the requesting party and the Debtors (if the Debtors are not the objecting party) by the Administrative Claims Objection Bar Date. Holders of such Claims who do not File and serve such requests by the Administrative Claims Bar Date shall Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 167 of 231

34 be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or the Reorganized Debtors, and such Administrative Claims shall be deemed compromised, settled, and released as of the Effective Date. Objections to such requests, if any, must be Filed with the Bankruptcy Court and served on the Debtors and the requesting party no later than 60 days after the Effective Date. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with the Bankruptcy Court with respect to an Administrative Claim previously Allowed. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and any prior Bankruptcy Court orders, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with, an order that becomes a Final Order of the Bankruptcy Court. HOLDERS OF ADMINISTRATIVE CLAIMS FOR UNPAID INVOICES THAT ARISE IN THE ORDINARY COURSE OF THE DEBTORS’ BUSINESS AND WHICH ARE NOT DUE AND PAYABLE ON OR BEFORE THE EFFECTIVE DATE SHALL BE PAID IN THE ORDINARY COURSE OF BUSINESS IN ACCORDANCE WITH THE TERMS THEREOF AND NEED NOT FILE ADMINISTRATIVE CLAIMS. B. DIP Administrative Claims. The DIP Administrative Claims shall be deemed Allowed in the full amount outstanding under the DIP Agreements as of the Effective Date (including any unpaid accrued interest and unpaid fees, expenses, and other obligations under the DIP Agreements as of the Effective Date). Except as otherwise expressly provided in the DIP Agreements, or the DIP Orders, upon the indefeasible payment or satisfaction in full of all Allowed DIP Claims, all commitments under the DIP Agreements shall terminate and all Liens and security interests granted to secure the DIP Claims shall be automatically terminated and of no further force and effect, without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity. Except to the extent that a Holder of a DIP Administrative Claim agrees to less favorable treatment, on the Effective Date, in full satisfaction, settlement, discharge, and release of, and in exchange for, the DIP Administrative Claims, each Holder of an Allowed DIP Administrative Claim shall receive the following treatment: 1. Each Holder of an Allowed DIP TLC Fee Claim shall receive its Pro Rata share of the DIP TLC Fee Equity Distribution. 2. Each Holder of a DIP New Money Interim Facility Claim shall receive payment in full in Cash, with the proceeds of the DIP New Money Exit Facility, or other treatment in a manner to be acceptable to the Debtors, the Required Consenting Stakeholders and the Required Lenders, pursuant to the terms of the DIP New Money Interim Facility Documents. 3. Each Holder of a DIP New Money Exit Facility Claim shall receive its Pro Rata share of the New Money Equity Distribution (subject to adjustment as necessary to account for the Supplemental Distributions); each Holder of a DIP New Money Exit Facility Claim entitled to receive the DIP New Money Initial Commitment Premium pursuant to the DIP New Money Exit Facility Credit Agreement shall receive its Pro Rata share of the DIP New Money Initial Commitment Premium; each Holder of a DIP New Money Exit Facility Claim entitled to receive the DIP New Money Supplemental Premium shall receive its Pro Rata share of the DIP New Money Supplemental Premium. The New Money Equity Distribution shall be allocated as specified in the DIP New Money Exit Facility Documents and this Plan. Any New Money Equity Distribution shall be subject to dilution on account of the MIP, the Exit LC Assigned Cash Collateral Equity Distribution, the Exit LC Lender Fees, the Adyen LC Equity Distribution, the Exit LC SoftBank Cash Collateral Equity Distribution, and the DIP TLC Fee Equity Distribution. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 168 of 231

35 On the Effective Date, the rights and obligations of the Debtors under the DIP New Money Documents shall vest in the Reorganized Debtors, as applicable. The proceeds of the DIP New Money Exit Facility shall be used by the Reorganized Debtors to repay any outstanding amounts under the DIP New Money Interim Facility and for other general corporate purposes. Notwithstanding anything to the contrary in this Plan or the Confirmation Order, the DIP Facilities and the DIP Documents shall continue in full force and effect (other than, for the avoidance of doubt, any Liens or other security interests terminated pursuant to this Article II.B) after the Effective Date with respect to any contingent or unsatisfied obligations thereunder, as applicable, including, but not limited to, those provisions relating to the rights of the DIP Agents, and the DIP Lenders to expense reimbursement, indemnification, and any other similar obligations of the Debtors to the DIP Agents, and the DIP Lenders (which rights shall be fully enforceable against the Reorganized Debtors) and any provisions thereof that may survive termination or maturity of the DIP Facilities in accordance with the terms thereof. C. Professional Fee Claims. 1. Final Fee Applications and Payment of Professional Fee Claims. All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court, Bankruptcy Rules, and Prior Bankruptcy Court orders. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court Allows, including from the Professional Fee Escrow Account, as soon as reasonably practicable after such Professional Fee Claims are Allowed, and which Allowed amount shall not be subject to disallowance, setoff, recoupment, subordination, recharacterization, or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of this Plan. 2. Professional Fee Escrow Account. No later than the Effective Date, the Debtors incorporated in the U.S. shall, in consultation with the Required Consenting Stakeholders, establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount.5 The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full pursuant to one or more Final Orders and any invoices for fees and expenses incurred after the Effective Date in connection with the final fee applications. Such funds shall not be considered property of the Debtors’ Estates. The amount of Allowed Professional Fee Claims shall be paid in Cash to the Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed. When all such Allowed Professional Fee Claims have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be transferred to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court. 5 For the avoidance of doubt, with respect to the payment of Allowed Professional Fee Amounts of Creditors’ Committee Professionals pursuant to the UCC Settlement, such fees may only be funded using the UCC Settlement Consideration. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 169 of 231

36 3. Professional Fee Amount. Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than 5 days before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment in the Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors or the Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. The total aggregate amount so estimated as of the Effective Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account; provided, further, that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are Filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates. 4. Post-Effective Fees and Expenses. Except as otherwise specifically provided in this Plan, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Reorganized Debtors or, solely as it pertains to the final fee applications, the Creditors’ Committee. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. The Debtors and the Reorganized Debtors, as applicable, shall pay, within 10 Business Days after submission of a detailed invoice to the Debtors or the Reorganized Debtors, as applicable, such reasonable Claims for compensation or reimbursement of expenses incurred by the retained Professionals of the Debtors, the Reorganized Debtors, or the Creditors’ Committee, as applicable. If the Debtors or the Reorganized Debtors, as applicable, dispute the reasonableness of any such invoice, the Debtors or the Reorganized Debtors, as applicable, or the affected Professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. D. Priority Tax Claims. Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. E. Payment of Statutory Fees and Reporting to the U.S. Trustee. All fees due and payable pursuant to 28 U.S.C. § 1930(a) shall be paid by the Debtors, the Reorganized Debtors, or the Disbursing Agent (on behalf of the Reorganized Debtors), as applicable, for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. All monthly reports shall be Filed, and all fees due and payable pursuant to section 1930(a) of title 28 of the United States Code, shall be paid by the Debtors or the Reorganized Debtors (or the Disbursing Agent on behalf of the Reorganized Debtors), as applicable, on the Effective Date. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 170 of 231

37 Following the Effective Date, the Reorganized Debtors (or the Disbursing Agent on behalf of the Reorganized Debtors) shall (a) pay such fees as such fees are assessed and come due for each quarter (including any fraction thereof) and (b) File quarterly reports in a form consistent with the Revised Joint Administration Order and reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay such quarterly fees to the U.S. Trustee and to File quarterly reports until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. F. Payment of Restructuring Expenses. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with the terms of the RSA, the Cash Collateral Orders, or any other Final Order of the Bankruptcy Court without any requirement to (1) File a fee application with the Bankruptcy Court, or (2) for review or approval by the Bankruptcy Court; provided that the foregoing shall be subject to the Debtors’ receipt of an invoice with reasonable detail (but without the need for itemized time detail) from the applicable Entity entitled to such Restructuring Expenses. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date, and such estimates shall be delivered to the Debtors at least 3 Business Days before the anticipated Effective Date; provided, however, that such estimates (and related invoices) shall not be considered an admission or limitation with respect to such Restructuring Expenses. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay, when due and payable in the ordinary course (but no sooner than within 5 Business Days of receipt of an invoice), Restructuring Expenses related to implementation, Consummation, and defense of the Plan, whether incurred before, on, or after the Effective Date without any requirement for review or approval by the Bankruptcy Court or for any party to File a fee application with the Bankruptcy Court; provided that the foregoing shall be subject to the Debtors’ receipt of an invoice with reasonable detail (but without the need for itemized time detail) from the applicable Entity entitled to such Restructuring Expenses. G. Payment of Stub Rent Claims and Post-Petition Rent Claims. Except as otherwise provided under this Plan, and except to the extent that a Holder of an Allowed Stub Rent Claim and the Debtor against which such Allowed Stub Rent Claim is asserted agree to less favorable treatment for such Holder, or such Claim has been paid or otherwise satisfied prior to the Effective Date, each Holder of such an Allowed Stub Rent Claim will receive, in full and final satisfaction of its Allowed Stub Rent Claim, an amount of Cash equal to the amount of such Allowed Stub Rent Claim on either (a) the Effective Date, or (b) at such time and upon such terms as otherwise agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable. Except as otherwise provided under this Plan, and except to the extent that a Holder of an Allowed Post-Petition Rent Claim and the Debtor against which such Allowed Post-Petition Rent Claim is asserted agree to less favorable treatment for such Holder, or such Claim has been paid or otherwise satisfied prior to the Effective Date, each Holder of such an Allowed Post-Petition Rent Claim will receive, in full and final satisfaction of its Allowed Post-Petition Rent Claim, an amount of Cash equal to the amount of such Allowed Post-Petition Rent Claim on either (a) the Effective Date, or (b) at such time and upon such terms as otherwise agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 171 of 231

38 ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS A. Classification of Claims and Interests. This Plan constitutes a single Plan for all of the Debtors. Except for the Claims addressed in Article II hereof, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest fits within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest fits within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under this Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. The classification of Claims and Interests against each Debtor pursuant to this Plan is as set forth below. All of the potential Classes for the Debtors are set forth herein. Voting tabulations for recording acceptances or rejections of this Plan shall be conducted on a Debtor-by-Debtor basis as set forth herein. Class Claims and Interests Status Voting Rights Class 1 Other Secured Claims Unimpaired Presumed to Accept Class 2 Other Priority Claims Unimpaired Presumed to Accept Class 3A Drawn DIP TLC Claims Impaired Entitled to Vote Class 3B Undrawn DIP TLC Claims Impaired Entitled to Vote Class 4A Prepetition LC Facility Claims Impaired Entitled to Vote Class 4B 1L Notes Claims Impaired Entitled to Vote Class 5 2L Notes Claims Impaired Entitled to Vote Class 6 3L Notes Claims Impaired Deemed to Reject Class 7 Unsecured Notes Claims Impaired Deemed to Reject Class 8 General Unsecured Claims Impaired Deemed to Reject Class 9 Go-Forward Guaranty Claims Unimpaired Presumed to Accept Class 10 Intercompany Claims Unimpaired / Impaired Presumed to Accept / Deemed to Reject Class 11 Intercompany Interests Unimpaired / Impaired Presumed to Accept / Deemed to Reject Class 12 Parent Interests Impaired Deemed to Reject Class 13 Section 510(b) Claims Impaired Deemed to Reject Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 172 of 231

39 B. Treatment of Claims and Interests. Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under this Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, as applicable, except to the extent different treatment is agreed to in writing by the Debtors or the Reorganized Debtors, as applicable, and the Holder of such Allowed Claim or Allowed Interest, as applicable, subject to the consent of the Required Consenting Stakeholders. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date (or, if payment is not then due, in accordance with such Claim’s or Interest’s terms in the ordinary course of business) or as soon as reasonably practicable thereafter. 1. Class 1 – Other Secured Claims (a) Classification: Class 1 consists of all Other Secured Claims. (b) Treatment: In full and final satisfaction of such Allowed Other Secured Claims, each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor (or Reorganized Debtor, as applicable) and subject to the consent of the Required Consenting Stakeholders: (i) payment in full in Cash of its Allowed Other Secured Claim; (ii) the collateral securing its Allowed Other Secured Claim; (iii) Reinstatement of its Allowed Other Secured Claim; or (iv) such other treatment that renders its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. (c) Voting: Class 1 is Unimpaired under this Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 2. Class 2 – Other Priority Claims (a) Classification: Class 2 consists of all Other Priority Claims. (b) Treatment: In full and final satisfaction of such Allowed Other Priority Claims, each Holder of an Allowed Other Priority Claim shall receive, at the option of the applicable Debtor (or Reorganized Debtor, as applicable) and subject to the consent of the Required Consenting Stakeholders: (i) payment in full in Cash of its Allowed Other Priority Claim; or (ii) treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code. (c) Voting: Class 2 is Unimpaired under this Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted this Plan pursuant to Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 173 of 231

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section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

3. Class 3A – Drawn DIP TLC Claims

(a) *Classification*: Class 3A consists of all Drawn DIP TLC Claims.

(b) *Allowanc*e: The Drawn DIP TLC Claims shall be Allowed in the full amount of such Claims outstanding under the DIP LC/TLC Credit Agreement as of the Effective Date.

(c) *Treatmen*t: In full and final satisfaction of such Allowed Drawn DIP TLC Claims, the Holder of each Allowed Drawn DIP TLC Claim shall receive its Pro Rata share of the Drawn DIP TLC Equity Distribution.

(d) *Votin*g: Class 3A is Impaired under this Plan. Holders of Allowed Drawn DIP TLC Claims are entitled to vote to accept or reject this Plan.

4. Class 3B – Undrawn DIP TLC Claims

(a) *Classification*: Class 3B consists of all Undrawn DIP TLC Claims.

(b) *Allowanc*e: The Undrawn DIP TLC Claims shall be Allowed in the full amount of such Claims outstanding under the DIP LC/TLC Credit Agreement as of the Effective Date.

(c) *Treatmen*t: In full and final satisfaction of such Allowed Undrawn DIP TLC Claims, each Allowed Undrawn DIP TLC Claim shall receive the following treatment:

(i) in the case of an Excess DIP TLC Claim, such Claim shall be paid in full in cash in an amount equal to such Excess DIP TLC Claim from amounts remaining from the proceeds of the DIP TLC Facility (or, for the avoidance of doubt, interest accrued on the amounts funded pursuant to the DIP TLC Facility), which amounts shall be funded solely from amounts which constitute DIP LC Loan Collateral (as defined in the DIP LC/TLC Order) after the funding of the SoftBank Parties' obligations to support the Exit LC Facility; and

(ii) in the case of a Rolled Undrawn DIP TLC Claim, such Claim shall be converted into obligations under the Exit LC Facility on a dollar-for-dollar basis.

(d) *Voting*: Class 3B is Impaired under this Plan. Holders of Allowed Undrawn DIP TLC Claims are entitled to vote to accept or reject this Plan.

5. Class 4A – Prepetition LC Facility Claims

(a) *Classification*: Class 4A consists of all Prepetition LC Facility Claims.

40

41 (b) Allowance: The Prepetition LC Facility Claims shall be Allowed to the full extent set forth in the Prepetition LC Facility Documents. (c) Treatment: In full and final satisfaction of such Allowed Prepetition LC Facility Claims, each Holder of an Allowed Prepetition LC Facility Claim shall receive its Pro Rata share of the 1L Equity Distribution. (d) Voting: Class 4A is Impaired under this Plan. Holders of Allowed Prepetition LC Facility Claims are entitled to vote to accept or reject this Plan. 6. Class 4B – 1L Notes Claims (a) Classification: Class 4B consists of all 1L Notes Claims. (b) Allowance: The 1L Notes Claims shall be Allowed to the full extent set forth in the applicable Secured Notes Documents. (c) Treatment: In full and final satisfaction of such Allowed 1L Notes Claims, each Holder of an Allowed 1L Notes Claim shall receive its Pro Rata share of the 1L Equity Distribution. (d) Voting: Class 4B is Impaired under this Plan. Holders of Allowed 1L Notes Claims are entitled to vote to accept or reject this Plan. 7. Class 5 – 2L Notes Claims (a) Classification: Class 5 consists of all 2L Notes Claims. (b) Allowance: The 2L Notes Claims shall be Allowed to the full extent set forth in the applicable Secured Notes Documents (excluding, for the avoidance of doubt, postpetition interest and fees). (c) Treatment: In full and final satisfaction of such Allowed 2L Notes Claims, each Holder of an Allowed 2L Notes Claim shall receive its Pro Rata share of the 2L Equity Distribution. (d) Voting: Class 5 is Impaired under this Plan. Holders of Allowed 2L Notes Claims are entitled to vote to accept or reject this Plan. 8. Class 6 – 3L Notes Claims (a) Classification: Class 6 consists of all 3L Notes Claims. (b) Allowance: The 3L Notes Claims shall be Allowed to the full extent set forth in the applicable Secured Notes Documents (excluding, for the avoidance of doubt, postpetition interest). (c) Treatment: Each Holder of an Allowed 3L Notes Claim shall receive, in full and final satisfaction of such Claim, its share of the UCC Settlement Proceeds, to be distributed by the UCC Settlement Trust in accordance with the terms of the UCC Settlement Trust Documents; provided that the SoftBank Parties, as the sole Holders of Allowed 3L Exchangeable Notes Claims, agree to waive any distribution Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 175 of 231

42 on account of such Allowed 3L Exchangeable Notes Claims and to not receive any portion of the UCC Settlement Proceeds or be entitled to any distribution from the UCC Settlement Trust; provided, further, that in connection with any distribution from the UCC Settlement Trust to any Holder of an Allowed 3L Notes Claim, such distribution shall not be subject to an intercreditor pay-over provision, or any such similar provision, under the 1L/2L/3L Intercreditor Agreement, the DIP Documents, the Exit LC Facility Documents, or any other related agreement. (d) Voting: Class 6 is Impaired under this Plan. Holders of 3L Notes Claims are conclusively deemed to have rejected the Plan. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 9. Class 7 – Unsecured Notes Claims (a) Classification: Class 7 consists of all Unsecured Notes Claims. (b) Allowance: The Unsecured Notes Claims shall be Allowed to the full extent set forth in the applicable Unsecured Notes Indentures (excluding, for the avoidance of doubt, postpetition interest). (c) Treatment: Each Holder of an Allowed Unsecured Notes Claim shall receive the following treatment: (i) any such Holder that is an Unsecured Notes Settlement Non-Participant shall receive, in full and final satisfaction of such Claim, its Pro Rata share of the Unsecured Notes Pool; provided that no such Holder shall receive more than a 1.0% recovery on account of such Claim; and (ii) any such Holder that is an Unsecured Notes Settlement Participant shall not receive or retain any distribution, property, or other value under this Article III on account of such Claim; provided that nothing in this Plan shall prevent any such Holder from receiving distributions under the 9019 Order. (d) Voting: Class 7 is Impaired under this Plan. Holders of Unsecured Notes Claims are conclusively deemed to have rejected the Plan. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 10. Class 8 – General Unsecured Claims (a) Classification: Class 8 consists of all General Unsecured Claims. (b) Treatment: Each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such Claim, its share of the UCC Settlement Proceeds, to be distributed by the UCC Settlement Trust in accordance with the terms of the UCC Settlement Trust Documents. (c) Voting: Class 8 is Impaired under this Plan. Holders of General Unsecured Claims are conclusively deemed to have rejected the Plan. Therefore, such Holders are not entitled to vote to accept or reject this Plan. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 176 of 231

43 11. Class 9 – Go-Forward Guaranty Claims (a) Classification: Class 9 consists of all Go-Forward Guaranty Claims. (b) Treatment: Each Allowed Go-Forward Guaranty Claim shall be Reinstated. (c) Voting: Class 9 is Unimpaired under this Plan. Holders of Allowed Go-Forward Guaranty Claims are conclusively presumed to have accepted this Plan. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 12. Class 10 – Intercompany Claims (a) Classification: Class 10 consists of all Intercompany Claims. (b) Treatment: Each Allowed Intercompany Claim shall be (i) Reinstated, (ii) converted to equity (other than, for the avoidance of doubt, equity of Reorganized WeWork), (iii) canceled, released, or discharged, or (iv) otherwise set off, settled, or distributed, at the option of the Debtors or the Reorganized Debtors, and subject to the consent of the Required Consenting Stakeholders, in each case in accordance with the Restructuring Transactions Exhibit. (c) Voting: Class 10 is Unimpaired under this Plan if Reinstated or Impaired under this Plan if converted to equity, canceled, released, discharged, set off, settled, or distributed. Holders of Intercompany Claims are conclusively deemed to have accepted or rejected this Plan. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 13. Class 11 – Intercompany Interests (a) Classifications: Class 11 consists of all Intercompany Interests. (b) Treatment: Each Allowed Intercompany Interest shall be (i) Reinstated, (ii) canceled, released, or discharged, or (iii) otherwise set off, settled, or distributed, at the option of the Debtors or the Reorganized Debtors, and subject to the consent of the Required Consenting Stakeholders, in each case in accordance with the Restructuring Transactions Exhibit. (c) Voting: Class 11 is Unimpaired under this Plan if Reinstated or Impaired under this Plan if canceled, released, discharged, set off, settled, or distributed. Holders of Intercompany Interests are conclusively deemed to have accepted or rejected this Plan. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 14. Class 12 – Parent Interests (a) Classification: Class 12 consists of all Parent Interests. (b) Treatment: All Parent Interests shall be canceled, released, discharged, and extinguished and will be of no further force or effect, and Holders of such Parent Interests shall not receive any distribution on account of such Interests, except as otherwise provided in the Restructuring Transactions Exhibit, and subject to the consent of the Required Consenting Stakeholders. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 177 of 231

44 (c) Voting: Class 12 is Impaired under this Plan. Holders of Interests in WeWork Parent are conclusively deemed to have rejected this Plan. Therefore, such Holders are not entitled to vote to accept or reject this Plan, except as otherwise provided in the Restructuring Transactions Exhibit. 15. Class 13 – Section 510(b) Claims (a) Classification: Class 13 consists of all Section 510(b) Claims. (b) Treatment: On the Effective Date, all Section 510(b) Claims against any applicable Debtor shall be canceled, released, discharged, and extinguished and will be of no further force or effect, and Holders of Section 510(b) Claims shall not receive or retain any distribution, property, or other value on account of such Section 510(b) Claims. (c) Voting: Class 13 is Impaired under this Plan. Holders of Section 510(b) Claims are conclusively deemed to have rejected this Plan. Therefore, such Holders are not entitled to vote to accept or reject this Plan. C. Special Provision Governing Unimpaired Claims. Except as otherwise provided in this Plan or the Plan Supplement, nothing under this Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claim. Unless otherwise Allowed, Claims that are Unimpaired shall remain Disputed Claims under this Plan. D. Elimination of Vacant Classes. Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court in any amount greater than zero as of the date of the Combined Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. E. Voting Classes, Presumed Acceptance by Non-Voting Classes. If a Class contains Claims or Interests eligible to vote on this Plan and no Holder of Claims or Interests eligible to vote in such Class votes to accept or reject this Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted this Plan. F. Intercompany Interests. To the extent Reinstated under this Plan, (a) distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure for the ultimate benefit of the Holders of New Interests, and in exchange for the Debtors’ and the Reorganized Debtors’ agreement under this Plan to make certain distributions to the Holders of Allowed Claims, and (b) other than as described in the Restructuring Transactions Exhibit, all Intercompany Interests shall be owned on and after the Effective Date by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests immediately prior to the Effective Date. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 178 of 231

45 G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by one or more Impaired Class of Claims. In the event any Debtor does not have one or more Impaired Classes of Claims, all Classes of Claims against such Debtor are presumed to have accepted the Plan. The Debtors shall seek Confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class(es) of Claims or Interests. The Debtors reserve the right to modify this Plan in accordance with Article X hereof and the terms of the RSA (subject to the consent rights of the Required Consenting Stakeholders) to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests or reclassifying Claims to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules. For the avoidance of doubt, notwithstanding any of the foregoing, the Plan shall enforce all rights and subordination arising under any intercreditor agreements in accordance with section 510(a) of the Bankruptcy Code. H. Controversy Concerning Impairment. If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date. I. Subordinated Claims and Interests. The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under this Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise, including intercreditor agreements pursuant to section 510(a) of the Bankruptcy Code. Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, subject to the consent of the Required Consenting Stakeholders, reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto. ARTICLE IV. MEANS FOR IMPLEMENTATION OF THIS PLAN A. General Settlement of Claims and Interests. To the greatest extent permissible under the Bankruptcy Code and the Bankruptcy Rules, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to this Plan. This Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, Causes of Action, and controversies, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests, as applicable, in any Class are intended to be, and shall be, final. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 179 of 231

46 Certain Claims and Causes of Action may exist between one or more of the Debtors and one or more of its Affiliates, which Claims and Causes of Action (other than any such Claims and Causes of Action that are not released pursuant to Article VIII, including any obligations arising under business or commercial agreements or arrangements among the Released Parties and any non-Debtor Entity) have been settled, and such settlement is reflected in the treatment of the Intercompany Claims and the Claims against and Interests in each Debtor Entity. This Plan shall be deemed a motion to approve the good faith compromise and settlement of such Claims and Causes of Action pursuant to Bankruptcy Rule 9019. B. Restructuring Transactions. On or before the Effective Date, or as soon as reasonably practicable thereafter, the applicable Debtors or the Reorganized Debtors, subject to the consent of the Required Consenting Stakeholders, shall consummate the Restructuring Transactions and take all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan that are consistent with and pursuant to the terms and conditions of this Plan, including: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of this Plan, the RSA, and the Plan Supplement and that satisfy the requirements of applicable Law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of this Plan, the RSA, and the Plan Supplement and having other terms for which the applicable Entities may agree; (c) the execution, delivery, and Filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial Law, including any applicable New Corporate Governance Documents; (d) such other transactions and/or Bankruptcy Court filings that are required to effectuate the Restructuring Transactions, including any sales, mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations or those conducted pursuant to the Restructuring Transactions Exhibit (including, for the avoidance of doubt, if so provided in the Restructuring Transactions Exhibit, all transactions necessary to provide for the sale/purchase of all or substantially all of the assets or Interests of any of the Debtors, which purchase may be structured as a taxable transaction for U.S. federal income tax purposes); (e) the execution, delivery, and Filing of the DIP New Money Documents; (f) the execution, delivery, and Filing of the Exit LC Facility Documents; (g) the execution and delivery of the UCC Settlement Trust Documents and all other steps that are necessary or appropriate to establish the UCC Settlement Trust; and (h) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable Law in connection with this Plan. The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate this Plan. On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors, as applicable, shall issue all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring Transactions. C. Reorganized Debtors. On the Effective Date, in accordance with the terms of the RSA and the Corporate Governance Term Sheet, the New Board shall be appointed, and the Reorganized Debtors shall adopt the New Corporate Governance Documents. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under this Plan as necessary to Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 180 of 231

47 consummate this Plan so long as such agreements, documents, instruments, and actions satisfy the requirements of the RSA. Cash payments to be made pursuant to this Plan will be made by the Debtors, the Reorganized Debtors, or the Disbursing Agent (as applicable). The Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Debtors or the Reorganized Debtors, as applicable, to satisfy their obligations under this Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of this Plan. D. Sources of Consideration for Plan Distributions. The Debtors and the Reorganized Debtors shall fund distributions under this Plan, as applicable, with (a) the proceeds from the DIP New Money Exit Facility; (b) the New Interests; (c) Cash or other proceeds from the sale of Estate property (if any); and (d) the Debtors’ Cash on hand, as applicable. The issuance, distribution, or authorization, as applicable or as described in the Restructuring Transaction Exhibit, of certain Securities in connection with this Plan, including the New Interests will be exempt from SEC registration to the fullest extent permitted by Law, as more fully described in Article IV.E, below. 1. Exit LC Facility. On the Effective Date, the Debtors and the SoftBank Parties shall enter into the Exit LC Facility pursuant to the following terms, as described in further detail in, and subject to, the Exit LC Facility Documents: (a) the Exit LC Facility shall be cash collateralized by the Aggregate Exit LC Cash Collateral, which credit support shall be committed for a 6-year term, subject to mandatory redemption on a dollar-for-dollar basis upon change of control; (b) on the Effective Date, all Undrawn DIP TLC Claims shall constitute obligations under the Exit LC Facility, and all directly associated cash collateral with respect to each letter of credit (subject to the assignment of the Exit LC Assigned Cash Collateral pursuant to Article IV.D.1(c) and (d) below) shall continue as credit support under the Exit LC Facility, in each case on a dollar-for-dollar basis (provided that, to the extent the Exit LC Facility Issuing Banks agree to reduce the level of cash collateralization required to support the Exit LC Facility, only such reduced amount of cash collateralization shall continue as credit support; provided, further, that such reduced amount shall not be less than 100% of the face amount of the associated Exit LCs), until the earlier of one of the following: (i) expiration or reduction of the letters of credit under the Exit LC Facility; (ii) a change of control; (iii) refinancing of the Exit LC Facility; or (iv) maturity/expiration of the 6-year term as described in Article IV.D.1(a) above; (c) on the Effective Date, the Reorganized Debtors shall receive rights to the Exit LC Assigned Cash Collateral and, thereafter, such Exit LC Assigned Cash Collateral shall only be released to the Reorganized Debtors as follows: (i) the portion of Exit LC Assigned Cash Collateral associated with any expired or reduced Exit LCs may be released to the Reorganized Debtors at their discretion; and Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 181 of 231

48 (ii) all Exit LC Assigned Cash Collateral shall be released to the Reorganized Debtors upon (A) a change of control; (B) refinancing of the Exit LC Facility; or (C) maturity of the 6-year term as described in Article IV.D.1(a); (d) on the Effective Date, the SoftBank Parties shall retain rights to the Exit LC SoftBank Cash Collateral and, thereafter, such Exit LC SoftBank Cash Collateral shall only be released to the SoftBank Parties as follows, subject to the potential equitization of such cash collateral to the extent such amounts may be equitized under certain circumstances pursuant to the terms of the Exit LC Facility Documents: (i) the portion of Exit LC SoftBank Cash Collateral associated with any expired or reduced Exit LCs may be released to the SoftBank Parties on a semi-annual basis, in proportion to the Exit LC Assigned Cash Collateral released to the Reorganized Debtors under Article IV.D.1(c)(i) during the same semi-annual period; and (ii) all Exit LC SoftBank Cash Collateral shall be released to the SoftBank Parties upon (A) a change of control; (B) refinancing of the Exit LC Facility; or (C) maturity of the 6-year term as described in Article IV.D.1(a); (e) on or after the Effective Date, the Reorganized Debtors shall be responsible for the payment of interests, fees and other running costs due to the Exit LC Facility Issuing Banks; (f) on or after the Effective Date, the Exit LC Lender Fees and Post-Emergence Drawn Exit LC Amount may be paid in cash or equitized pursuant to the Exit LC Facility Documents; (g) on or after the Effective Date, deposit interest or other similar amounts that accrue on the Aggregate Exit LC Cash Collateral shall be assigned as follows: (i) 37.50% to the Reorganized Debtors (which shall be available to the Debtors for general corporate purposes); and (ii) 62.50% to the SoftBank Parties (which shall not be available to the Debtors for any purpose and shall be released to the SoftBank Parties on a semi-annual basis); and (h) on the Effective Date, the Exit LC Assigned Cash Collateral Equity Distribution shall be issued and held in escrow by the Reorganized Debtors for the benefit of the DIP TLC Lender, and, on or after the Effective Date, a Pro Rata portion of the Exit LC Assigned Cash Collateral Equity Distribution shall be released from escrow to the DIP TLC Lender, (i) in a percentage equal to the percentage of Exit LC Assigned Cash Collateral that the Reorganized Debtors elect to withdraw from the applicable cash collateral accounts from time to time in accordance with the terms of the Exit LC Facility Documents, or (ii) upon maturity, change of control, or refinancing of the Exit LC Facility. To the extent not already approved, Confirmation shall be deemed approval of the Exit LC Facility and the Exit LC Facility Documents, as applicable, and all transactions and related agreements contemplated Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 182 of 231

49 thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Debtors or the Reorganized Debtors (as applicable), without further notice to or order of the Bankruptcy Court, to enter into and execute the Exit LC Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit LC Facility. Execution of the Exit LC Facility Documents by the Exit LC Facility Agents shall be deemed to bind all Exit LC Facility Lenders as if each such Exit LC Facility Lender had executed the applicable Exit LC Facility Documents with appropriate authorization. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit LC Facility Documents, to the extent applicable: (i) shall be deemed to be granted; (ii) shall be legal, binding, automatically perfected, non-avoidable, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit LC Facility Documents; (iii) shall be deemed automatically perfected on or prior to the Effective Date, subject only to such Liens and security interests as may be permitted under the respective Exit LC Facility Documents; and (iv) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy Law. To the extent applicable, the Reorganized Debtors, the applicable non-Debtor Affiliates, and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents, and to take any other actions necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other Law that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such Filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be in accordance with the Exit LC Facility Documents and necessary under applicable Law to give notice of such Liens and security interests to third parties. 2. New Interests The Confirmation Order shall authorize the issuance of Reorganized WeWork’s New Interests, and any other Securities derivative thereto, in one or more issuances without the need for any further corporate action, and the Debtors or Reorganized Debtors, as applicable, are authorized to take any action necessary or appropriate in furtherance thereof. By the Effective Date, applicable Holders of Claims shall receive the New Interests in exchange for their Claims pursuant to Articles II and III and in accordance with, to the extent applicable, the Exit LC Facility Documents. New Interests issued under the Plan shall be subject to dilution by the New Interests issued in connection with the Exit LC Facility on the terms set forth in the Exit LC Facility Documents and the New Corporate Governance Documents, including the MIP, the Exit LC SoftBank Cash Collateral Equity Distribution, and the Exit LC Lender Fees. All of the shares or units of New Interests issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of New Interests under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The Reorganized Debtors (i) shall emerge from the Chapter 11 Cases as a private company on the Effective Date and the New Interests shall not be listed on a public stock exchange, (ii) shall not be voluntarily subjected to any reporting requirements promulgated by the SEC, and (iii) shall not be required Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 183 of 231

50 to list the New Interests on a recognized U.S. stock exchange, except, in each case, as otherwise may be required pursuant to the New Corporate Governance Documents. The New Corporate Governance Documents shall be effective as of the Effective Date and, as of such date, shall be deemed to be valid, binding, and enforceable in accordance with their terms, and each holder of New Interests shall be deemed bound thereby. 3. DIP New Money Exit Facility On or before the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall enter into the DIP New Money Exit Facility (the terms of which shall be set forth in the DIP New Money Exit Facility Documents). On the later of (i) the Effective Date and (ii) the date on which the DIP New Money Exit Facility Documents have been executed and delivered, except as otherwise expressly provided in the Plan, all of the Liens and security interests to be granted in accordance therewith (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the applicable collateral in accordance with the respective terms of the DIP New Money Exit Facility Documents, (c) shall be deemed perfected on the Effective Date, subject only to the Liens and security interests as may be permitted to be senior to them under the respective DIP New Money Exit Facility Documents, and (d) shall not be subject to recharacterization or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other Law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order (subject solely to the occurrence of the Effective Date) and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. 4. UCC Settlement (a) Establishment of UCC Settlement Trust On the Effective Date, the UCC Settlement Trust Documents shall be executed by the Reorganized Debtors and the UCC Settlement Trustee, and all other necessary steps shall be taken to establish the UCC Settlement Trust in accordance with the Plan and the UCC Settlement Trust Documents. The UCC Settlement Trust Documents will provide the powers, duties, and authorities of the UCC Settlement Trustee. The Creditors’ Committee shall have the sole authority to determine the identity of the UCC Settlement Trustee in accordance with the UCC Settlement Trust Documents. The UCC Settlement Trust shall be established for the purposes of, among other things: (i) distribution of the UCC Settlement Proceeds to Holders of Allowed General Unsecured Claims and Holders of Allowed 3L Notes Claims; (ii) reconciling, contesting, objecting to, seeking to subordinate, compromising, or settling any and all Disputed General Unsecured Claims and Disputed 3L Notes Claims; and (iii) performing such other functions as are provided for in the Plan or the UCC Settlement Trust Documents. On or following the later of the Effective Date and the UCC Settlement Determination Date, the Debtors shall irrevocably transfer and shall be deemed to have irrevocably transferred the UCC Settlement Proceeds to the UCC Settlement Trust, which shall be funded exclusively with the UCC Settlement Proceeds and shall not be entitled to receive any additional value. Pursuant to section 1141 of the Bankruptcy Code, Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 184 of 231

51 the UCC Settlement Proceeds shall automatically vest in the UCC Settlement Trust free and clear of all Claims, Interests, Liens, other encumbrances or interests of any kind as of the applicable date of transfer of such UCC Settlement Proceeds to the UCC Settlement Trust. Pursuant to and to the fullest extent permitted by section 1146 of the Bankruptcy Code, such transfer(s) shall be exempt from any stamp, real estate transfer, other transfer, mortgage reporting, sales, use, or other similar tax. (b) Payment of Expenses On the Effective Date, the Debtors shall indefeasibly pay the 3L/Unsecured Notes Trustee Expenses and the Creditors’ Committee Member Expenses using the UCC Settlement Consideration, without the requirement for the 3L Notes Trustee or the Unsecured Notes Trustee to file with the Bankruptcy Court either a retention application or a fee application, which shall not be subject to setoff, recoupment, reduction, or reallocation of any kind. (c) Other Provisions of the UCC Settlement The UCC Settlement Trust Documents may provide that Holders of Allowed 3L Notes Claims who receive a distribution from the UCC Settlement Trust shall, to the extent funds are available in the UCC Settlement Trust, receive a distribution from the UCC Settlement Trust in an amount that provides such Holder with a recovery on account of its Allowed 3L Notes Claim that is equal to a 4.17% recovery on account of such Allowed 3L Notes Claims;6 provided, however, that notwithstanding the foregoing or anything to the contrary in this Plan or the UCC Settlement Trust Documents, (i) the UCC Settlement Trust shall be funded exclusively with the UCC Settlement Proceeds, and shall not be entitled to receive any other amounts or value, and (ii) neither the Debtors nor the Reorganized Debtors shall be obligated to provide any additional funding or make any additional payments to the UCC Settlement Trust or Holders of 3L Notes Claims. The remainder of the UCC Settlement Trust shall be distributed Pro Rata to Holders of Allowed General Unsecured Claims. 5. Use of Cash Consistent with the terms of the Plan, the 9019 Order, and the UCC Settlement Trust Documents, the Debtors or Reorganized Debtors, as applicable, shall use Cash on hand, proceeds of the DIP New Money Facilities, or other amounts to fund distributions to certain Holders of Allowed Claims and effectuate the UCC Settlement and the Unsecured Notes Settlement, including the payment of the 3L/Unsecured Notes Trustee Expenses, the Creditors’ Committee Member Expenses, and the Unsecured Notes Pool. E. Exemption from Registration Requirements and Certain DTC Matters. The New Interests (other than any New Interests issued pursuant to the MIP), or any other Securities, being issued, offered, or distributed under this Plan (including any Securities issued on the Effective Date or thereafter pursuant to the Exit LC Facility Documents), and any interests in the UCC Settlement Trust pursuant to this Plan and the UCC Settlement Trust Documents, to the extent constituting Securities, will be issued without registration under the Securities Act or any similar federal, state, or local Law in reliance upon section 1145 of the Bankruptcy Code to the maximum extent permitted by law. To the extent the New Interests, or any other Securities cannot be issued, offered, or distributed in reliance upon section 1145 of 6 In the event that the UCC Settlement Proceeds are insufficient for Holders of Allowed 3L Notes Claims to receive a recovery equal to a 4.17% on account of such Allowed 3L Notes Claims, the UCC Settlement Proceeds may be distributed Pro Rata to Holders of Allowed 3L Notes Claims pursuant to this Plan and the UCC Settlement Trust Documents. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 185 of 231

52 the Bankruptcy Code, including with respect to an Entity that is an “underwriter” as defined in section 1145(b) of the Bankruptcy Code relating to the definition of underwriter in section 2(a)(11) of the Securities Act, they will be issued without registration under the Securities Act or similar Law in reliance upon Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S under the Securities Act (or another applicable exemption from the registration requirements of the Securities Act). Any equity or equity-linked interests issued pursuant to the MIP (including any New Interests issued pursuant to the MIP) will be issued without registration under the Securities Act or similar Law in reliance upon Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D and/or Rule 701 promulgated thereunder, and/or Regulation S under the Securities Act (or another applicable exemption from the registration requirements of the Securities Act). Securities issued in reliance upon section 1145 of the Bankruptcy Code (to the fullest extent permitted and available) (a) are exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable Law requiring registration prior to the offering, issuance, distribution, or sale of Securities, to the maximum extent possible, (b) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (c) are freely tradeable and transferable by any holder thereof that, at the time of transfer, (i) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, (iii) has not acquired such Securities from an “affiliate” within one year of such transfer, and (iv) is not an Entity that is an “underwriter” (as defined in section 2(a)(11) of the Securities Act). The offering, issuance, distribution, and sale of any Securities in accordance with section 1145 of the Bankruptcy Code shall be made without registration under the Securities Act or any similar federal, state, or local Law in reliance upon section 1145(a) of the Bankruptcy Code. The issuance of the New Interests or any other Securities shall not constitute an invitation or offer to sell, or the solicitation of an invitation or offer to buy, any securities in contravention of any applicable Law in any jurisdiction. No action has been taken, nor will be taken, in any jurisdiction that would permit a public offering of any of the New Interests or any other Securities (other than Securities issued pursuant to section 1145 of the Bankruptcy Code) in any jurisdiction where such action for that purpose is required. Any New Interests, or any other Securities, issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S under the Securities Act will be “restricted securities.” Such Securities may not be resold, exchanged, assigned, or otherwise transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom and other applicable Law and subject to any restrictions in the New Corporate Governance Documents. The offering, issuance, distribution, and sale of such Securities shall be made without registration under the Securities Act or any similar federal, state, or local Law in reliance upon Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S under the Securities Act. Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Interests to be issued under this Plan through the facilities of DTC (or another similar depository), the Reorganized Debtors need not provide any further evidence other than this Plan or the Confirmation Order with respect to the treatment of the New Interests to be issued under this Plan under applicable securities Laws. DTC (or another similar depository) shall be required to accept and conclusively rely upon this Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Interests to be issued under this Plan is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in this Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by this Plan, including, for the avoidance of doubt, whether the New Interests to be issued under this Plan is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 186 of 231

53 It is not expected that any New Interests, or any other Securities, will be eligible for any depository services, including with respect to DTC, on or about the Effective Date. Further, it is not intended that the New Interests will be listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (or a comparable non-U.S. securities exchange) on or about the Effective Date. F. Corporate Existence. Except as otherwise provided in this Plan, the Plan Supplement, the Confirmation Order, or any agreement, instrument, or other document incorporated therein, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable Law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under this Plan or otherwise, in each case, consistent with this Plan, and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended pursuant to this Plan and require no further action or approval (other than any requisite Filings, approvals, or consents required under applicable state, provincial, or federal Law). After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. After the Effective Date, one or more of the Reorganized Debtors may be disposed of, merged with another entity, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. G. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in this Plan, the Plan Supplement, the Confirmation Order, or any agreement, instrument, or other document incorporated therein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to this Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in this Plan, the Plan Supplement, or the Confirmation Order, each Reorganized Debtor may operate its businesses and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. H. Cancelation of Existing Securities and Agreements. On the later of the Effective Date and the date on which distributions are made pursuant to this Plan (if not made on the Effective Date), except for the purpose of evidencing a right to a distribution under this Plan or as otherwise provided in this Plan, the Plan Supplement, the Confirmation Order, the DIP New Money Documents, or the Exit LC Facility Documents, or any agreement, instrument, or other document incorporated therein, all notes, Securities, instruments, certificates, credit agreements, indentures, and other documents evidencing Claims or Interests (collectively, the “Canceled Instruments”), shall be canceled and the rights of the Holders thereof and obligations of the Debtors (and, as applicable under bankruptcy and non-bankruptcy Law, of the non-Debtor Affiliates) thereunder or in any way related thereto shall be deemed satisfied in full, canceled, released, discharged, and of no force and effect without any need for further action or approval of the Bankruptcy Court or for a Holder to take further action, and the Agents and Holders, as applicable, shall be discharged and released and shall not have any continuing duties or obligations Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 187 of 231

54 thereunder. Holders of or parties to such Canceled Instruments will have no rights arising from or relating to such Canceled Instruments, or the cancelation thereof, except the rights provided for or reserved pursuant to this Plan, the Confirmation Order, the DIP New Money Documents, or the Exit LC Facility Documents. Notwithstanding anything to the contrary herein, but subject to any applicable provisions of Article VI hereof, to the extent canceled pursuant to this paragraph, the Debt Documents shall continue in effect solely to the extent necessary to: (a) permit Holders of Claims or Interests under the Debt Documents to receive and accept their respective Plan Distributions on account of such Claims or Interests, if any, subject to any applicable charging Liens;7 (b) permit the Disbursing Agent or other Agents, as applicable, to make Plan Distributions on account of the Allowed Claims under the Debt Documents, subject to any applicable charging Liens; (c) preserve any rights of each Agent (on its own behalf or on behalf of any applicable Holder) thereunder, respectively, to maintain, exercise, and enforce any applicable rights of indemnity, reimbursement, or contribution, or subrogation or any other claim or entitlement; (d) preserve any rights of each Agent (on its own behalf or on behalf of any applicable Holder) thereunder, respectively, to maintain, enforce, and exercise their respective liens, including any charging liens, as applicable, under the terms of the applicable Indentures or other agreements, or any related or ancillary document, instrument, agreement, or principle of law, against any money or property distributed or allocable on account of such Claims or Interests, as applicable; and (e) preserve the rights of each Agent (on its own behalf or on behalf of any applicable Holder), to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court, including, but not limited to, enforcing any obligations owed to any such Agent (on its own behalf or on behalf of any applicable Holder), as applicable, under this Plan, the Plan Supplement, the Confirmation Order, or other document incorporated therein. Except as provided in this Plan (including Article VI hereof), the Plan Supplement, or the Confirmation Order, or as may be necessary to effectuate the terms of this Plan, on the Effective Date, without any further action or approval of the Bankruptcy Court or any Holder, the Agents and each Holder, and their respective agents, successors, and assigns, shall be automatically and fully discharged and released of all of their duties and obligations associated with the Debt Documents, as applicable; provided that any provisions of the Debt Documents that survive their termination shall survive in accordance with their terms.8 Upon the final distributions in accordance with Article VI hereof, or notice from the Debtors or the Reorganized Debtors, as applicable, that there will be no distribution on account of any Notes Claim, (i) the applicable Notes shall thereafter be deemed null, void, and worthless, and (ii) at the request of the Agent under the applicable Indenture, DTC shall take down the relevant position relating to such Notes without any requirement of indemnification or security on the part of the Debtors, the Reorganized Debtors, any Agent, or any third party designated by the foregoing parties. I. Corporate Action. On the Effective Date, or as soon as reasonably practicable thereafter, except as otherwise provided in this Plan, the Plan Supplement, or the Confirmation Order, all actions contemplated under the 7 For the avoidance of doubt, charging Liens include any and all charging liens the applicable Agents may assert, pursuant to the Indentures, with respect to the Plan Distributions set forth herein; provided, however, that notwithstanding anything to the contrary in this Plan or the Plan Supplement, the Unsecured Notes Trustee shall not be entitled to assert any charging Liens or other right of surcharge over payment of the Unsecured Notes Settlement Proceeds to Unsecured Notes Settlement Participants pursuant to the Unsecured Notes Settlement and the 9019 Order. 8 For the avoidance of doubt, this paragraph does not and shall not be construed to cancel any Unexpired Lease and does not impair the Claims of any counterparty to an Unexpired Lease arising under letters of credit, surety bonds, security deposits (solely with respect to Unexpired Leases that are assumed pursuant to section 365 of the Bankruptcy Code), or liabilities of third parties. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 188 of 231

55 Confirmation Order, this Plan, and the Plan Supplement shall be deemed authorized and approved in all respects, including: (a) adoption or assumption, as applicable, of the Compensation and Benefit Programs in accordance with the terms set forth herein, or in the Plan Supplement, as applicable; (b) discharge of the duties of, and the dissolution of, the then-existing board of directors of WeWork Parent and selection of the directors or managers, as applicable, and officers for the Reorganized Debtors, including the appointment of the New Board, which selection, appointment, and election shall be as determined in accordance with the Corporate Governance Term Sheet; (c) the issuance and distribution of the New Interests and any other Securities contemplated in this Plan, and the Plan Supplement; (d) implementation of the Restructuring Transactions, and performance of all actions and transactions contemplated hereby and thereby (including, for the avoidance of doubt, causing Reorganized WeWork to become the new holding company of the Reorganized Debtors on or prior to the Effective Date); (e) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by this Plan (whether to occur before, on, or after the Effective Date); (f) adoption, execution, delivery, and/or Filing of the New Corporate Governance Documents; (g) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (h) entry into the Exit LC Facility and the execution, delivery, and Filing of the Exit LC Facility Documents; (i) adoption of the MIP by the New Board and issuance of any Emergence Awards (each if applicable); and (j) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions (whether before, on, or after the Effective Date). Except as otherwise provided in this Plan or the Plan Supplement, all matters provided for in this Plan and the Plan Supplement involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with this Plan and the Plan Supplement shall be deemed to have timely occurred and shall be in effect and shall be authorized and approved in all respects, without any requirement of further action by the equity holders, members, directors, managers, or officers of the Debtors or the Reorganized Debtors, as applicable. On or, as applicable, prior to the Effective Date, except as otherwise provided in this Plan or the Plan Supplement, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under this Plan (or necessary or desirable to effect the transactions contemplated under this Plan) in the name of and on behalf of the Reorganized Debtors, including the New Interests, the Exit LC Facility Documents, the New Corporate Governance Documents, the Plan Supplement, any other Definitive Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing (to the extent not previously authorized by the Bankruptcy Court). The authorizations and approvals contemplated by this Article V.I shall be effective notwithstanding any requirements under non-bankruptcy Law. J. New Corporate Governance Documents. On or as soon as reasonably practicable after the Effective Date, except as otherwise provided in this Plan or the Plan Supplement and subject to local Law requirements, the New Corporate Governance Documents (which shall be consistent with the RSA, this Plan, and the Plan Supplement) shall be automatically adopted or amended in a manner consistent with the terms and conditions set forth in the Corporate Governance Term Sheet, which shall be reasonable and customary, and shall be acceptable to the Debtors and subject to the consent of the Required Consenting Stakeholders and shall supersede any existing organizational documents. To the extent required under this Plan, the Plan Supplement, or applicable non-bankruptcy Law, each of the Reorganized Debtors will File its New Corporate Governance Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state or country of organization if and to the extent required in accordance with the applicable Law of the respective state or Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 189 of 231

56 country of organization. The New Corporate Governance Documents will (a) authorize the issuance of the New Interests and (b) prohibit the issuance of non-voting equity Securities to the extent required under section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, each Reorganized Debtor may amend and restate its respective New Corporate Governance Documents as permitted by Laws of the respective states, provinces, or countries of incorporation and the New Corporate Governance Documents. On the Effective Date, Reorganized WeWork shall enter into and deliver the New Stockholders Agreement with respect to each Holder of New Interests, which shall become effective and be deemed binding in accordance with their terms and conditions upon the parties thereto without further notice to or order of the Bankruptcy Court, act, or action under applicable Law, regulation, order, or rule or the vote, consent, authorization, or approval of an Entity (other than the relevant consents required by any Definitive Document). Holders of New Interests shall be deemed to have executed the New Stockholders Agreement and be parties thereto, without the need to deliver signature pages thereto. K. Challenges. Effective upon entry of the Confirmation Order, all Challenges (as defined in Cash Collateral Final Order) shall be deemed withdrawn, settled, overruled, or otherwise resolved. L. Section 1146 Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code and applicable Law, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under this Plan or pursuant to (a) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors, including the New Interests, the DIP New Money Exit Facility, and the Exit LC Facility, (b) the Restructuring Transactions, (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means, (d) the making, assignment, or recording of any lease or sublease, (e) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Exit LC Facility, or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or government assessment, and upon entry of the Confirmation Order, the appropriate state or local government officials or agents shall forego the collection of any such tax or government assessment and accept for filing and recordation any of the foregoing instruments or other documents without payment of such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing, other than in respect of any tax imposed under any foreign Law), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, and upon entry of the Confirmation Order, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 190 of 231

57 M. Management Incentive Plan. The MIP shall be established and reserved for grants to be made from time to time from such pool to employees (including officers), and directors of the Reorganized Debtors at the discretion of the New Board following the Effective Date. The terms and conditions (including, without limitation, with respect to participants, allocation, timing, and the form and structure of the equity or equity-based awards) shall be determined at the discretion of the New Board after the Effective Date; provided that Emergence Awards may be allocated on or prior to the Effective Date as emergence grants to retain or recruit individuals selected to serve in key senior management positions on or after the Effective Date, subject to the terms and conditions, including, but not limited to, with respect to form, allocated percentage of the MIP, structure, and vesting, determined by, in each case, the Required Consenting Stakeholders. N. Employee and Retiree Benefits. Except as otherwise provided in this Article IV.N, all Compensation and Benefits Programs shall be assumed by the Reorganized Debtors and the Reorganized Debtors shall be authorized to continue the Compensation and Benefits Programs and shall continue to honor the terms thereof (provided, for the avoidance of doubt, with respect to those individuals referenced in the term sheet agreed to by email by the Required Consenting Stakeholders on May 29, 2024 (the “Employment Agreements Term Sheet”), such terms of employment shall only be assumed as amended on the terms set forth in the Employment Agreements Term Sheet); provided, however, that in accordance with the New Corporate Governance Documents, the Reorganized Debtors may review, amend, terminate, or modify any of the foregoing programs in accordance with applicable Law and the terms of the applicable Compensation and Benefits Program. For the avoidance of doubt, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law. O. Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of this Plan to the contrary, other than any Causes of Action released by the Debtors pursuant to the releases and exculpations contained in this Plan, including in Article VIII hereof, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. The Reorganized Debtors may pursue such Retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Retained Causes of Action of the Debtors against it. The Debtors and the Reorganized Debtors (as applicable) expressly reserve all rights to prosecute any and all Retained Causes of Action against any Entity (except as set forth in Article VIII.C). Unless otherwise agreed upon in writing by the parties to the applicable Cause of Action, all objections to the Schedule of Retained Causes of Action must be Filed with the Bankruptcy Court on or before 30 days after the Effective Date. Any such objection that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion against any Reorganized Debtor without the need for any objection or responsive pleading by the Reorganized Debtors or any other party in interest or any Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 191 of 231

58 further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtors may settle any such objection without any further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute regarding the inclusion of any Cause of Action on the Schedule of Retained Causes of Action that remains unresolved by the Debtors or the Reorganized Debtors, as applicable, and the objecting party for 30 days, such objection shall be resolved by the Bankruptcy Court. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan or a Final Order (and for the avoidance of doubt, any Causes of Action on the Schedule of Retained Causes of Action shall not be expressly relinquished, exculpated, released, compromised, or settled in this Plan), the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to this Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Retained Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtors through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court except as otherwise released in this Plan. ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption and Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases will be deemed assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (1) are Unexpired Leases of non-residential real property that (a) have not been assumed by the Debtors pursuant to a Final Order and (b) are not expressly set forth in the Schedule of Assumed Executory Contracts and Unexpired Leases, which schedule shall be subject to the consent of the Required Consenting Stakeholders, and assumed by the deadline set forth in section 365(d)(4) or any applicable Extension Order; (2) are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases, which schedule shall be subject to the consent of the Required Consenting Stakeholders; (3) have previously expired or terminated pursuant to their own terms or agreement of the parties thereto, forfeiture or by operation of law; (4) have been previously rejected by the Debtors pursuant to a Final Order; (5) any obligations of WeWork Inc. arising under contracts or leases that are not assumed; or (6) are, as of the Effective Date, the subject of (a) a motion to reject that is pending or (b) an order of the Bankruptcy Court that is not yet a Final Order. For the avoidance of doubt, the Unexpired Leases described in subsection (1) of this paragraph will be deemed rejected pursuant to section 365 of the Bankruptcy Code.9 9 The foregoing is not intended to enjoin, restrain, limit, impair or impose any additional procedural prerequisites to the exercise of set off or recoupment by landlords after the Effective Date under assumed Unexpired Leases pursuant to the terms of such Unexpired Leases and applicable law. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 192 of 231

59 For the avoidance of doubt and notwithstanding anything to the contrary herein, the Debtors shall make all assumption and rejection determinations for their Executory Contracts and Unexpired Leases either through the Filing of a motion or identification in the Plan Supplement, in each case, prior to the applicable deadlines set forth in sections 365(d)(2) and 365(d)(4) of the Bankruptcy Code, as clarified by the Extension Order or any subsequent extension as agreed between the Debtors and the applicable landlord. Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases (in each case, including with agreed modifications as applicable) as set forth in this Plan, or the Schedule of Rejected Executory Contracts and Unexpired Leases or the Schedule of Assumed Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, in the Schedule of Rejected Executory Contracts and Unexpired Leases, or in the Schedule of Assumed Executory Contracts and Unexpired Leases (as applicable), assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to this Plan are effective as of the Effective Date (unless approved by the Court pursuant to an earlier order). Notwithstanding anything herein to the contrary, with respect to any Unexpired Lease that is listed on the Schedule of Rejected Executory Contracts and Unexpired Leases, the effective date of the rejection of any such Unexpired Lease shall be the later of (a) the date set forth in the Schedule of Rejected Executory Contracts and Unexpired Leases (b) the date upon which the Debtors notify the affected landlord and such landlord’s counsel (if known to Debtors’ counsel) in writing (email being sufficient) that they have surrendered the premises and, as applicable, (i) turning over keys issued by the landlord, key codes, and/or security codes, if any, to the affected landlord or (ii) notifying such affected landlord or such landlord’s counsel (if known to Debtors’ counsel) in writing (email being sufficient) that the property has been surrendered, all WeWork-issued key cards have been disabled and, unless otherwise agreed as between the Debtors and the landlord, each affected landlord is authorized to disable all WeWork-issued key cards (including those of any members using the leased location) and the landlord may rekey the leased premises. Each Executory Contract or Unexpired Lease assumed pursuant to this Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, including in accordance with any amendments executed by the Debtors and the counterparties to the applicable Executory Contract or Unexpired Lease during these Chapter 11 Cases and effective upon assumption by the Debtors; provided that, prior to the Effective Date and in connection with such assumption, any such terms that are rendered unenforceable by the provisions of this Plan or the Bankruptcy Code shall remain unenforceable solely in connection therewith. Any motions to assume Executory Contracts or Unexpired Leases pending on the Confirmation Date shall be subject to approval by a Final Order on or after the Confirmation Date in accordance with any applicable terms herein (including the consent rights of the Required Consenting Stakeholders), unless otherwise settled by the applicable Debtors and counterparties. Notwithstanding anything to the contrary in this Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases or Schedule of Assumed Executory Contracts and Unexpired Leases identified in this Article V.A and in the Plan Supplement at any time through and including 45 days after the Effective Date, subject to the consent of the Required Consenting Stakeholders. Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Unless otherwise provided by Article V.K, modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 193 of 231

60 Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. To the maximum extent permitted by Law, the transactions contemplated by this Plan shall not constitute a “change of control” or “assignment” (or terms with similar effect) under any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to this Plan, or any other transaction, event, or matter that would (a) result in a violation, breach or default under such Executory Contract or Unexpired Lease, (b) increase, accelerate or otherwise alter any obligations, rights or liabilities of the Debtors or the Reorganized Debtors under such Executory Contract or Unexpired Lease, or (c) result in the creation or imposition of a Lien upon any property or asset of the Debtors or the Reorganized Debtors pursuant to the applicable Executory Contract or Unexpired Lease. Any consent or advance notice required under such Executory Contract or Unexpired Lease in connection with assumption or assumption and assignment thereof (subject to the other provisions of this Article V.A) shall be deemed satisfied by Confirmation. To the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party or parties to such Executory Contract or Unexpired Lease to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in this Plan, after the Confirmation Date, an Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases as of the Confirmation Date may not be assumed by the applicable Debtor(s) unless the applicable lessor or contract counterparty has (a) consented to such assumption, (b) objected to the rejection of such Executory Contract or Unexpired Lease on the grounds that such Executory Contract or Unexpired Lease should not be rejected and should instead be assumed (and such objection remains outstanding), or (c) in the case of Unexpired Leases, consented to an extension of the time period in which the applicable Debtor(s) must assume or reject such Unexpired Lease pursuant to section 365(d)(4) of the Bankruptcy Code (as extended with the applicable lessor’s prior consent, the “Deferred Deadline”), in which case for purposes of clause (c) the applicable Debtor(s) shall have until the Deferred Deadline to assume such Unexpired Lease, subject to the applicable lessor’s right to object to such assumption, or such Unexpired Lease shall be deemed rejected. For any Executory Contract or Unexpired Lease assumed pursuant to this paragraph, all Cure Obligations shall be satisfied on the Effective Date or as soon as reasonably practicable thereafter, unless subject to a dispute with respect to the Cure Obligation, in which case such dispute shall be addressed in accordance with Article V.D. For the avoidance of doubt, at any time prior to the applicable deadlines set forth in section 365(d) of the Bankruptcy Code, as clarified by the Extension Order, and as the same may be extended, the Debtors may reject any Executory Contract or Unexpired Lease pursuant to a separate motion Filed with the Bankruptcy Court. To the extent any provision of the Bankruptcy Code or the Bankruptcy Rules require the Debtors to assume or reject an Executory Contract or Unexpired Lease by a deadline, including section 365(d) of the Bankruptcy Code, such requirement shall be satisfied if the Debtors make an election, either through the Filing of a motion or identification in the Plan Supplement, to assume or reject such Executory Contract or Unexpired Lease prior to the applicable deadline, regardless of whether or not the Bankruptcy Court has actually ruled on such proposed assumption or rejection prior to such deadline. If certain, but not all, of a contract counterparty’s Executory Contracts or Unexpired Leases are assumed pursuant to the Plan, the Confirmation Order shall be a determination that such counterparty’s Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 194 of 231

61 Executory Contracts or Unexpired Leases that are being rejected pursuant to the Plan are severable agreements that are not integrated with those Executory Contracts and/or Unexpired Leases that are being assumed pursuant to the Plan. Parties seeking to contest this finding with respect to their Executory Contracts and/or Unexpired Leases must file a timely objection to the Plan on the grounds that their agreements are integrated and not severable, and any such dispute shall be resolved by the Bankruptcy Court at the Combined Hearing (to the extent not resolved by the parties prior to the Combined Hearing). If the effective date of any rejection of an Executory Contract or Unexpired Lease is after the Effective Date pursuant to the terms herein, the Reorganized Debtors shall serve a notice on the affected counterparty setting forth the deadline for Filing any Claims arising from such rejection. B. Indemnification Obligations. All indemnification provisions, consistent with applicable Law, in place as of the Effective Date (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, restructuring advisors, the Unsecured Notes Trustee (whether or not such indemnification provisions are determined by a court of competent jurisdiction to be executory), and other professionals and/or agents or representatives of, or acting on behalf, of the Debtors, as applicable, shall be Reinstated and remain intact, irrevocable and shall survive the effectiveness of this Plan on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors, as applicable, than those that existed prior to the Effective Date; provided that all indemnification provisions in the agreements listed on the Schedule of Rejected Executory Contracts and Unexpired Leases will not be assumed; provided, further, that the Reorganized Debtors shall retain the ability not to indemnify former directors of the Debtors for any Claims or Causes of Action arising out of or relating to any act or omission that constitutes intentional fraud, gross negligence, or willful misconduct, or to the extent the agreement contemplating such indemnification obligation is rejected, terminated, or discharged pursuant to the Plan Supplement; provided, further, that nothing herein shall expand any of the Debtors’ indemnification obligations in place as of the Petition Date. C. Claims Based on Rejection of Executory Contracts or Unexpired Leases. Entry of the Confirmation Order shall constitute a Final Order approving the rejections, if any, of any Executory Contracts or Unexpired Leases on the Schedule of Rejected Executory Contracts and Unexpired Leases. Any objection to the rejection of an Executory Contract or Unexpired Lease under this Plan must be Filed with the Bankruptcy Court on or before 10 days after the service of notice of rejection on the affected counterparty. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to this Plan or the Confirmation Order, if any, must be Filed with the Claims Agent within 30 days after the later of (a) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection and (b) the effective date of such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Claims Agent within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Proof of Claim to the contrary. For the avoidance of doubt, unless otherwise agreed, any property remaining on the premises subject to a rejected Unexpired Lease shall be deemed abandoned by the Debtors or the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 195 of 231

62 Reorganized Debtors, as applicable, as of the effective date of the rejection, and the counterparty to such Unexpired Lease shall be authorized to (i) use or dispose of any property left on the premises in its sole and absolute discretion without notice or liability to the Debtors or the Reorganized Debtors, as applicable, or any third party, and (ii) shall be authorized to assert a Claim for any and all damages arising from the abandonment of such property by Filing a Claim in accordance with this Article V.C. Claims arising from the rejection of any of the Debtors’ Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims. D. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, on the Effective Date or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors, as applicable, shall, in accordance with the Schedule of Assumed Executory Contracts and Unexpired Leases and the Final Orders otherwise assuming Executory Contracts and Unexpired Leases, satisfy all Cure Obligations relating to Executory Contracts and Unexpired Leases that are being assumed under this Plan; provided that, if the effective date of such assumption occurs prior to the Effective Date, such payment shall be on the effective date of such assumption or as soon as reasonably practicable thereafter. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all objections to any Cure Obligations set forth in the Schedule of Assumed Executory Contracts and Unexpired Leases must be Filed with the Bankruptcy Court on or before 14 days after the service of the Schedule of Assumed Executory Contracts and Unexpired Leases on affected counterparties. Any such objection that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Debtor or Reorganized Debtor, without the need for any objection by the Debtors or the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Each such objection shall constitute a request for allowance and payment of an Administrative Claim. Any Cure Obligations shall be deemed fully satisfied, released, and discharged upon satisfaction by the Debtors or the Reorganized Debtors of the applicable Cure Obligations; provided, however, that nothing herein shall prevent the Reorganized Debtors from satisfying any Cure Obligations despite the failure of the relevant counterparty to File such request for satisfaction of such Cure Obligations. The Reorganized Debtors also may settle Cure Obligations or disputes related thereto without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under this Plan must be Filed with the Bankruptcy Court on or before 14 days after the service of notice of assumption on affected counterparties. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption or assumption and assignment, as applicable, of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption or assumption and assignment. If there is any dispute regarding any Cure Obligations, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption or assumption and assignment, then satisfaction of any Cure Obligations shall occur as soon as reasonably practicable after (a) entry of a Final Order resolving such dispute and approving such assumption (and, if applicable, assignment) or (b) as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. Any such disputes shall be scheduled for hearing upon request of the affected counterparty or the Debtors or the Reorganized Debtors, as applicable, at the earliest convenience of the Court; provided that no hearing will be scheduled on less than 10 days’ notice to the affected counterparty and the Debtors or the Reorganized Debtors, as applicable, and that no such hearing shall be scheduled less than 30 days after the Effective Date unless agreed to between the Debtors or the Reorganized Debtors, as applicable, and the affected counterparty. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 196 of 231

63 In the event of a Court-Ordered Cure Obligation, the Debtors shall have the right (subject to the consent of the Required Consenting Stakeholders) to (a) satisfy the Court-Ordered Cure Obligation as soon as reasonably practicable thereafter and assume such Executory Contract or Unexpired Lease in accordance with the terms herein or, (b) within 14 days of such determination, add such Executory Contract or Unexpired Lease to the Schedule of Rejected Executory Contracts and Unexpired Leases, in which case such Executory Contract or Unexpired Lease will be deemed rejected on the later of the (i) date of entry of the Court-Ordered Cure Obligation and, (ii) solely with respect to Unexpired Leases, the date upon which the Debtors notify the landlord in writing (email being sufficient) that they have surrendered the premises to the landlord and returned the keys, key codes, or security codes, as applicable, and in the case of an Unexpired Lease, the Debtors shall, pursuant to section 365(d)(4) of the Bankruptcy Code, immediately surrender the related premises to the lessor unless otherwise agreed with the applicable lessor, subject to the applicable counterparty’s right to object to such rejection; provided that, after the deadline to assume an Executory Contract or Unexpired Lease set forth in section 365(d) of the Bankruptcy Code, as clarified by the Extension Order, an Executory Contract or Unexpired Lease may only be added to the Schedule of Rejected Executory Contracts and Unexpired Leases if (1) the applicable counterparty consents to such rejection, (2) the applicable counterparty objected to the assumption or cure of such Executory Contract or Unexpired Lease on the grounds that such Executory Contract or Unexpired Lease should not be assumed and should instead be rejected, including alleging an incurable default (and such objection remains outstanding), or (3) the court orders a Court-Ordered Cure Obligation. Notwithstanding anything to the contrary herein, the Reorganized Debtors and the applicable counterparty shall be entitled to the full benefits of the Executory Contract or Unexpired Lease (including without limitation, any license thereunder) pending the resolution of any Cure Obligation dispute. At least 7 days prior to the first day of the Combined Hearing, the Debtors shall provide for notices of proposed assumption or assumption and assignment and proposed Cure Obligations to be sent to applicable parties. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption or assumption and assignment, as applicable, of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption or assumption and assignment. Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall result in the full release and satisfaction of any Cure Obligations, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or any bankruptcy-related defaults, arising at any time prior to the effective date of assumption, upon the satisfaction of all applicable Cure Obligations. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the later of (i) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such assumption, (ii) the effective date of such assumption, or (iii) the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court; provided, however, that nothing herein shall affect the allowance of Claims or any Cure Obligation agreed to by the Debtors in any written agreement amending or modifying any Executory Contract or Unexpired Lease (subject to the consent of the Required Consenting Stakeholders) prior to assumption pursuant to this Plan or otherwise. Notwithstanding anything herein to the contrary, upon assumption of an Unexpired Lease, the Debtors or the Reorganized Debtors, as applicable, shall be obligated to pay or perform, unless waived or otherwise modified by any amendment to such Unexpired Lease mutually agreed to by the applicable landlord and Debtor(s), any accrued, but unbilled and not yet due to be paid or performed, obligations as of the applicable deadline to File objections or disputes to the Cure Obligations for such Unexpired Lease under such assumed Unexpired Lease, including, but not limited to, common area maintenance charges, taxes, year-end adjustments, indemnity obligations, and repair and maintenance obligations, under the Unexpired Lease, regardless of whether such obligations arose before or after the Effective Date, when such obligations Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 197 of 231

64 become due in the ordinary course; provided that all rights of the parties to any such assumed Unexpired Lease to dispute amounts asserted thereunder are fully preserved; provided, further, that nothing herein shall relieve the Debtors or the Reorganized Debtors, as applicable, from any amounts that come due between (a) the applicable deadline to File objections or disputes to the Cure Obligation for such Unexpired Lease and (b) the effective date of assumption for such Unexpired Lease. E. Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases. Rejection of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any applicable non-bankruptcy Law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases. F. Insurance Contracts. Unless otherwise provided in this Plan, and notwithstanding anything to the contrary in the Definitive Documents, on the Effective Date: (a) pursuant to sections 105 and 365 of the Bankruptcy Code, the Debtors shall be deemed to have assumed all Insurance Contracts such that the Reorganized Debtors shall become and remain liable in full for all of their and the Debtors’ obligations under the Insurance Contracts, regardless of whether such obligations arose before or arise after the Effective Date, without the requirement or need for any Insurer to file a Proof of Claim, an Administrative Claim, or a Cure Claim or motion for payment and Insurers shall not be subject to any claims bar date or similar deadline governing cure amounts; (b) such Insurance Contracts shall revest in the Reorganized Debtors; and (c) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article VIII.F of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit: (i) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (ii) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) covered losses pursuant to any of the Insurance Contracts, including workers’ compensation claims, (B) claims pursuant to which a claimant asserts a direct claim against any Insurer under applicable non- bankruptcy law, or an order has been entered by this Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII.F of the Plan to proceed with its Claim, and (C) all costs in relation to each of the foregoing; (iii) the Insurers to draw against any or all of the collateral or security provided in connection with the applicable Insurance Contracts, by or on behalf of the Debtors (or the Reorganized Debtors, as applicable), subject to the terms of the Exit LC Facility Documents, at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and Reorganized Debtors, as applicable) and/or apply such proceeds to the obligations of the Debtors (and the Reorganized Debtors, as applicable) under the applicable Insurance Contracts, in such order as the applicable Insurer may determine; and (iv) the Insurers to cancel any Insurance Contract or take other reasonable actions relating to the Insurance Contracts (including effectuating a setoff), to the extent permissible under applicable nonbankruptcy Law and the terms of the applicable Insurance Contracts. Notwithstanding anything in this Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in this Plan, Confirmation shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 198 of 231

65 foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under this Plan as to which no Proof of Claim need be Filed. In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect, on or after the Petition Date, with respect to conduct occurring prior to, on, or after the Petition Date, and all members, directors, managers, and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such members, directors, managers, and officers remain in such positions after the Effective Date; provided, however, that the Reorganized Debtors shall retain the ability to supplement, terminate or otherwise modify the coverage under any D&O Liability Insurance Policies for any Causes of Action arising out of or related to any act or omission that is a criminal act or constitutes actual fraud, gross negligence, bad faith, or willful misconduct. G. Reservation of Rights. Nothing contained in this Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, subject to the consent of the Required Consenting Stakeholders, or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. H. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code. I. Employee Compensation and Benefits. 1. Compensation and Benefit Programs. Subject to the provisions of this Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under this Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code (provided, for the avoidance of doubt, with respect to those individuals referenced in the Employment Agreements Term Sheet, such terms of employment shall only be assumed as amended on the terms set forth in the Employment Agreements Term Sheet), except for: (a) all employee equity or equity-based incentive plans (and the awards granted thereunder), and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire Parent Interests; provided that, notwithstanding the foregoing or anything to the contrary herein, the Debtors are authorized and directed to pay the Cash component of any bonus programs in accordance with the terms of such program (including, for the avoidance of doubt, the timing of any payments, which shall not be accelerated); (b) Compensation and Benefits Programs that have been rejected pursuant to an order of a Bankruptcy Court; Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 199 of 231

66 (c) any Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any Compensation and Benefits Program; and (d) any Compensation and Benefits Programs for the benefit of the Existing Board Members. Any assumption of Compensation and Benefits Programs pursuant to the terms herein shall be deemed not to trigger (a) any applicable change of control, immediate vesting, or termination (including, in each case, any similar provisions therein) or (b) an event of “Good Reason” (or a term of like import), in each case as a result of the consummation of the Restructuring Transactions or any other transactions contemplated by this Plan. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to this Plan other than those applicable immediately prior to such assumption. 2. Workers’ Compensation Programs. As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation Laws in states in which the Reorganized Debtors operate or have operated; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, plans, and Insurance Contracts, for workers’ compensation and workers’ compensation insurance. All Proofs of Claims filed by workers’ compensation claimants on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in this Plan shall limit, diminish, or otherwise alter the Debtors’ or the Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable Law, including non-bankruptcy Law, with respect to any such contracts, agreements, policies, programs, plans, and Insurance Contracts; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state Law and the terms of the applicable Insurance Contracts. J. Intellectual Property Licenses and Agreements. All intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtors have any rights or obligations in effect as of the date of the Confirmation Order shall be deemed and treated as Executory Contracts pursuant to this Plan and shall be assumed by the respective Debtors or Reorganized Debtors, as applicable, and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion Filed by the Debtors as set forth in this Plan. Unless otherwise noted hereunder, all other intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the Reorganized Debtors and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein. K. Contracts and Leases Entered into after the Petition Date. Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order, except as may be agreed to by the counterparties to such contracts and leases. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 200 of 231

67 ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Distributions on Account of Claims or Interests Allowed as of the Effective Date. Unless otherwise provided in this Plan, on or as soon as reasonably practicable after the Effective Date (or, if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive the full amount of the distributions that this Plan provides for Allowed Claims in the applicable Class. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII hereof. Except as otherwise provided in this Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. Notwithstanding the foregoing, (a) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (b) Allowed Priority Tax Claims shall be paid in accordance with Article II.D of this Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy Law or in the ordinary course of business. Thereafter, a Distribution Date shall occur no less frequently than once in every 180-day period, as necessary, in the discretion of the Reorganized Debtors. B. Disbursing Agent. Except as otherwise set forth in this Plan, the Plan Supplement, or the UCC Settlement Trust Documents (solely with respect to the UCC Settlement), all distributions under this Plan shall be made by the applicable Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties (unless otherwise ordered by the Bankruptcy Court). C. Rights and Powers of Disbursing Agent. 1. Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to, as applicable: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof. 2. Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 201 of 231

68 reasonable compensation and expense reimbursement Claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors in the ordinary course of business without any further notice to, or action, order, or approval of the Bankruptcy Court. D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. 1. Record Date for Distribution. On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions is and shall be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. Unless otherwise provided in a Final Order from the Bankruptcy Court, if a Claim, other than one based on a Security that is traded on a recognized securities exchange, is transferred 20 or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. 2. Delivery of Distributions in General. Except as otherwise provided herein or in the Plan Supplement, the applicable Disbursing Agent shall make distributions to Holders of Allowed Claims and Allowed Interests, as applicable, as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of, the date of any such distribution (to the extent such address is not available in the Debtors’ records, such Holder must provide sufficient information to deliver the distribution); provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors; provided, further, that distributions of Securities with DTC or another similar securities depository (including the applicable Notes), shall be made pursuant to the customary procedures of DTC of the similar securities depository (as applicable).10 3. Delivery of Distributions on Notes Claims. All distributions to Holders of Allowed Notes Claims shall be made by or at the direction of the respective Agent for further distribution to the relevant Holders of Allowed Notes Claims under the terms of the relevant Indenture or as provided herein or in the Plan Supplement. The Agents shall hold or direct such distributions for the benefit of the respective Holders of Allowed Notes Claims. As soon as practicable in accordance with the requirements set forth in this Article VI, the Agents shall arrange to deliver such distributions to or on behalf of such Holders, subject to the rights of the Agents to assert their respective charging liens. If the Agents are unable to make, or the Agents consent to the Disbursing Agent making such distributions, the Disbursing Agent, with the cooperation of the Agents, shall make such distributions to the extent practicable. The Agents shall have no duties or responsibility relating to any form of distribution to Holders of Allowed Notes Claims that are not DTC eligible and the Debtors, the Reorganized Debtors and/or the Disbursing Agent, as applicable, shall use reasonably commercial efforts to seek the cooperation of DTC so that any distribution on account of an Allowed Notes Claim that is held in the name of, or by a nominee of, DTC, shall be made to the extent possible through the facilities of DTC (whether by means of book-entry 10 For the avoidance of doubt, no later than 2 Business Days before the Effective Date, at 5:00 p.m. (prevailing Eastern Time), any of the Tranche A Initial Commitment Parties (as defined in the RSA) shall have the right to designate its entitlement to any or all of the Prepetition Secured Equity Distribution, the DIP New Money Initial Commitment Premium, the DIP New Money Supplemental Premium, and the New Money Equity Distribution to any Related Funds (as defined in the RSA) of such parties. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 202 of 231

69 exchange, or otherwise) on the Effective Date or as soon as practicable thereafter. The Agents shall retain all rights under the relevant Indentures to exercise their respective charging liens against distributions to their respective Holders. Regardless of whether such distributions are made by any Agent, or by the Distribution Agent at the reasonable direction of any Agent, the applicable charging liens shall attach to such distributions in the same manner as if such distributions were made through the applicable Agent. No Agent shall incur any liability whatsoever on account of any distributions under the Plan, whether such distributions are made by any Agent, or by the Distribution Agent at the reasonable direction of any Agent, except for fraud, gross negligence, or willful misconduct. 4. Minimum Distributions. The applicable Disbursing Agent shall not make any distributions to a Holder of an Allowed Claim or Allowed Interest on account of such Allowed Claim or Allowed Interest of Cash or otherwise where such distribution is valued, in the reasonable discretion of the applicable Disbursing Agent, at less than $100. When any distribution pursuant to this Plan on account of an Allowed Claim or Allowed Interest, as applicable, would otherwise result in the issuance of a number of shares of the New Interests that is not a whole number, the actual distribution of shares of the New Interests shall be rounded as follows: (a) fractions of one-half or greater shall be rounded to the next higher whole number; and (b) fractions of less than one- half shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of the New Interests to be distributed under this Plan shall be adjusted as necessary to account for the foregoing rounding. No fractional shares of the New Interests shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. Each Allowed Claim or Interest to which these limitations apply shall be discharged pursuant to Article VIII.A of this Plan and its Holder shall be forever barred pursuant to Article VIII.A of this Plan from asserting that Claim against or Interest in the Reorganized Debtors or their property pursuant to Article VIII.A of this Plan. Any amounts owed to a Holder of an Allowed Claim that is entitled to distributions in an amount less than $100 shall not receive distributions on account thereof, and each Claim shall be discharged pursuant to Article VIII.A of this Plan and its Holder is forever barred pursuant to Article VIII.A of this Plan from asserting that Claim against the Reorganized Debtors or their property and such amount shall revest in the applicable Reorganized Debtor automatically (and without need for a further order by the Bankruptcy Court). 5. Undeliverable and Unclaimed Distributions. If any distribution to a Holder of an Allowed Claim is returned to the applicable Disbursing Agent as undeliverable, no distribution shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such Holder on the next Distribution Date without interest. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors or is canceled pursuant to this Article VI, and shall not be supplemented with any interest, dividends, or other accruals of any kind. Any distribution under this Plan that is an Unclaimed Distribution or remains undeliverable for a period of 90 days after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution or undeliverable distribution shall revest in the applicable Reorganized Debtor automatically (and without need for a further order by the Bankruptcy Court, notwithstanding any applicable federal, provincial, or estate escheat, abandoned, or unclaimed property Laws to the contrary) and, to the extent such Unclaimed Distribution is comprised of the New Interests, such New Interests shall be canceled. Upon such revesting, the Claim of the Holder or its successors with respect to such property shall be canceled, released, discharged, and forever barred notwithstanding any applicable Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 203 of 231

70 federal or state escheat, abandoned, or unclaimed property Laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary. The Disbursing Agent shall adjust the distributions of the New Interests to reflect any such cancelation. 6. Surrender of Canceled Instruments or Securities. On the Effective Date or as soon as reasonably practicable thereafter, each holder of a certificate or instrument evidencing a Claim or an Interest that has been canceled in accordance with Article IV.H hereof shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be canceled solely with respect to the Debtors, and such cancelation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under this Plan, charging Liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Unimpaired under this Plan. E. Manner of Payment. Except as otherwise provided in this Plan, the Plan Supplement, or any agreement, instrument, or other document incorporated in this Plan or the Plan Supplement, all distributions of the New Interests to the Holders of the applicable Allowed Claims or Allowed Interests, in each case if any, under this Plan shall be made by the Disbursing Agent on behalf of the Debtors or the Reorganized Debtors, as applicable. All distributions of Cash to the Holders of the applicable Allowed Claims or Allowed Interests, in each case if any, under this Plan shall be made by the Disbursing Agent on behalf of the applicable Debtor or Reorganized Debtor. At the option of the applicable Disbursing Agent, any Cash payment to be made hereunder may be made by check, automated clearing house (ACH), or wire transfer or as otherwise required or provided in applicable agreements. F. Indefeasible Distributions. Except as otherwise provided in Article VI.L, any and all distributions made under this Plan shall be indefeasible and not subject to clawback or turnover provisions. G. Compliance with Tax Requirements. In connection with this Plan, to the extent applicable, the Debtors, the Reorganized Debtors, the Disbursing Agent, the UCC Settlement Trustee, and any other applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to this Plan shall be subject to such withholding and reporting requirements; provided that any amounts withheld shall be deemed distributed to and received by the applicable recipient for all purposes under this Plan. Notwithstanding any provision in this Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and the Reorganized Debtors reserve the right to allocate all Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 204 of 231

71 distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, and similar spousal awards, Liens, and encumbrances. Any person entitled to receive any property as an issuance or distribution under this Plan shall deliver to the applicable Disbursing Agent or, if different, the applicable withholding agent for U.S. federal income tax purposes, a properly completed and duly executed IRS Form W-9 or (if the payee is a foreign Person) an appropriate IRS Form W-8 (including any supporting documentation) (as applicable). H. Allocations. Distributions in respect of Allowed Claims shall be, with respect to each specific Claim, allocated first to the principal amount of such Claims (as determined for U.S. federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest. I. No Postpetition Interest on Claims. Unless otherwise specifically provided for in the DIP Orders, this Plan, or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy Law, postpetition interest shall not accrue or be paid on any prepetition Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on such Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim. J. Foreign Currency Exchange Rate. Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Petition Date. K. Preservation of Setoffs and Recoupment. Except as expressly provided in this Plan or the Plan Supplement, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Reorganized Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (a) agreed in amount among the relevant Reorganized Debtor(s) and the Holder of the Allowed Claim or (b) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or their applicable successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or their applicable successor may possess against the applicable Holder. In no event shall any Holder of a Claim be entitled to recoup such Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.F hereof on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment. Notwithstanding anything to the contrary herein, nothing in this Plan or the Confirmation Order shall modify the rights, if any, of any counterparty to an Executory Contract or Unexpired Lease to assert Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 205 of 231

72 any right of setoff or recoupment that such party may have under applicable bankruptcy Law or non-bankruptcy Law, including, but not limited to, the (i) ability, if any, of such parties to setoff or recoup a security deposit held pursuant to the terms of their Unexpired Lease(s) with the Debtors, or any successors to the Debtors, under this Plan, (ii) assertion of rights of setoff or recoupment, if any, in connection with Claims reconciliation, or (iii) assertion of setoff or recoupment as a defense, if any, to any Claim or action by the Debtors, the Reorganized Debtors, or any successors of the Debtors. L. Claims Paid or Payable by Third Parties. 1. Claims Paid by Third Parties. The Debtors or the Reorganized Debtors (as applicable) shall reduce in full a Claim, and such Claim shall be disallowed without a Claim Objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or Reorganized Debtor on account of such Claim, such Holder shall, within 14 days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid. 2. Claims Payable by Third Parties. No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Contracts until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Contract. To the extent that one or more of the Debtors’ Insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such Insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim Objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Applicability of Insurance Contracts. Except as otherwise provided in this Plan or the Plan Supplement, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable Insurance Contract. Nothing contained in this Plan shall constitute or be deemed a waiver of any rights, defenses, or Cause of Action that the Debtors or any Insurer may hold against any other Entity under any Insurance Contracts, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any defenses or related rights, including coverage defenses, held by such Insurers under applicable Insurance Contracts. ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Disputed Claims Process. 1. Except with respect to any 3L Notes Claim and any General Unsecured Claim, the Debtors and the Reorganized Debtors, as applicable, shall have the exclusive authority with Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 206 of 231

73 respect to all Claims (subject to the consent of the Required Consenting Stakeholders) to: (i) determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that a claim subject to any Proof of Claim that is Filed is Allowed; and (ii) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under this Plan. 2. With respect to any 3L Notes Claim and any General Unsecured Claim, the UCC Settlement Trustee shall have the exclusive authority to: (i) determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that a claim subject to any Proof of Claim that is Filed is Allowed; and (ii) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under this Plan. 3. All Proofs of Claim required to be Filed by this Plan that are Filed after the date that they are required to be Filed pursuant to this Plan shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court. B. Allowance of Claims. After the Effective Date, each of the Reorganized Debtors or the UCC Settlement Trust (as applicable) shall have and retain any and all rights and defenses the applicable Debtor had with respect to any Claim or Interest immediately before the Effective Date. The Debtors or the UCC Settlement Trust (as applicable), in their sole discretion, may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be Allowed under applicable non-bankruptcy Law. Except as expressly provided in this Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim or Interest shall become an Allowed Claim or Interest unless and until such Claim or Interest, as applicable, is deemed Allowed under this Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim or Interest. C. Claims Administration Responsibilities. With respect to all Classes of Claims and Interests, and except as otherwise specifically provided in this Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors or the UCC Settlement Trust (as applicable) shall have the sole authority (with respect to any Stub Rent Claims, subject to the consent rights set forth in the Bar Date Order and subject to the consent of the Required Consenting Stakeholders, as applicable) to: (a) File and prosecute Claim Objections; (b) settle, compromise, withdraw, litigate to judgment, or otherwise resolve any and all Claim Objections, regardless of whether such Claims are in a Class or otherwise; (c) settle, compromise, or resolve any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (d) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. After the Effective Date, the Reorganized Debtors or the UCC Settlement Trust (as applicable) shall resolve Disputed Claims in accordance with their fiduciary duties and pursuant to the terms of this Plan. For the avoidance of doubt, except as otherwise provided in this Plan, from and after the Effective Date, each Reorganized Debtor or the UCC Settlement Trust (as applicable) shall have and retain any and all the rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim, including the Causes of Action retained pursuant to Article IV.N of this Plan, unless such Causes of Action were released pursuant to Article VIII of this Plan. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 207 of 231

74 D. Estimation of Claims and Interests. Before, on, or after the Effective Date, the Debtors, the Reorganized Debtors, or the UCC Settlement Trust (as applicable), may (but are not required to) at any time request that the Bankruptcy Court estimate any Claim or Interest pursuant to applicable Law, including pursuant to section 502(c) of the Bankruptcy Code and/or Bankruptcy Rule 3012, for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the pendency of any appeal relating to such objection. Notwithstanding any provision to the contrary in this Plan, a Claim or Interest that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Claim or Interest and does not provide otherwise, such estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under this Plan (including for purposes of distributions and discharge) and may be used as evidence in any supplemental proceedings, and the Debtors, the Reorganized Debtors, or the UCC Settlement Trust (as applicable) may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim or Interest that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 7 days after the date on which such Claim or Interest is estimated. Each of the foregoing Claims and Interests and objection, estimation, and resolution procedures are cumulative, not exclusive of one another, and shall be consistent with any procedures set forth in the Bar Date Order and subject to the consent of the Required Consenting Stakeholders. Claims or Interest may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. E. Disputed Claims Reserve. On or before the Effective Date, the Reorganized Debtors incorporated in the U.S., subject to the consent of the Required Consenting Stakeholders, shall establish one or more reserves of the applicable consideration for any Claims against any Debtor that are Disputed Claims as of the Distribution Record Date other than General Unsecured Claims, which reserves shall be administered by the Disbursing Agent. After the Effective Date, the applicable Disbursing Agent shall hold such consideration in such reserve(s) in trust for the benefit of such Disputed Claims as of the Distribution Record Date, that are ultimately determined to be Allowed after the Distribution Record Date. The Disbursing Agent shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date under Article III of this Plan solely to the extent of the amounts available in the applicable reserve(s). Upon a Disputed Claim becoming disallowed by a Final Order or pursuant to Article VII.A, the applicable amount of the consideration that was in the disputed claims reserve on account of such Disputed Claim shall be canceled by the Reorganized Debtors or the applicable Disbursing Agent. The Disbursing Agent shall adjust the distributions of the consideration to reflect any such cancelation. The Debtors or the UCC Settlement Trust (as applicable) may take the position that grantor trust treatment applies in whole or in part to any assets held in a disputed claims reserve. To the extent such treatment applies to any such account or fund, for all U.S. federal income tax purposes, the beneficiaries of Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 208 of 231

75 any such account or fund would be treated as grantors and owners thereof, and it is intended, to the extent reasonably practicable, that any such account or fund would be classified as a liquidating trust under section 301.7701-4 of the Treasury Regulations. Accordingly, subject to the immediately foregoing sentence, if such intended U.S. federal income tax treatment applied, then for U.S. federal income tax purposes, the beneficiaries of any such account or fund would be treated as if such beneficiaries had received an interest in such account or fund’s assets and then contributed such interests (in accordance with the Restructuring Transactions Exhibit) to such account or fund. Alternatively, any assets held in a disputed claim reserve may be subject to the tax rules that apply to “disputed ownership funds” under section 1.468B – 9 of the Treasury Regulations. To the extent such U.S. federal income tax treatment applies, any such assets will be subject to entity-level taxation, which will be borne by such disputed ownership funds and the Reorganized Debtors, shall be required to comply with the relevant rules. However, it is unclear whether these U.S. tax principles will apply to any such reserve and, as a result, the tax consequences of such reserve may vary. F. Adjustment to Claims or Interests without Objection. Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged (including pursuant to this Plan) on the Claims Register by the Reorganized Debtors (without the Reorganized Debtors or the UCC Settlement Trust (as applicable) having to File an application, motion, complaint, objection, Claim Objection, or any other legal proceeding seeking to object to such Claim or Interest) and without any further notice to or action, order, or approval of the Bankruptcy Court. G. Time to File Objections to Claims. Any objections to Claims or Interests shall be Filed on or before the later of (a) 180 days after the Effective Date and (b) such other period of limitation as may be specifically fixed by the Bankruptcy Court upon a motion by the Debtors, the Reorganized Debtors, or the UCC Settlement Trust, as applicable. H. Disallowance of Claims or Interests. Except as otherwise expressly set forth herein, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (a) the Entity, on the one hand, and the Debtors, the Reorganized Debtors, or the UCC Settlement Trust, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order. Except as otherwise provided herein or as agreed to by the Debtors, the Reorganized Debtors, or the UCC Settlement Trust (as applicable) any and all Proofs of Claim Filed after the Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such disallowed Claims shall not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely Filed by a Final Order; provided, however, that not less than 14 days’ notice to any Holders of General Unsecured Claims affected by the foregoing in this paragraph shall be provided (which such notice may be served on the affected claimants and may be Filed on an aggregate basis consistent with Bankruptcy Rule 3007(d)). Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 209 of 231

76 I. Amendments to Claims. Except as provided in this Plan or the Confirmation Order, on or after the Effective Date, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court, the Reorganized Debtors, or the UCC Settlement Trust, as applicable, and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court to the maximum extent provided by applicable Law. J. No Distributions Pending Allowance. Notwithstanding any other provision of this Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest; provided that, if only the Allowed amount of an otherwise valid Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount. K. Distributions After Allowance. To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under this Plan as of such date, without any interest to be paid on account of such Claim or Interest. L. Single Satisfaction of Claims. Holders of Allowed Claims or Allowed Interests may assert such Claims against or Interests in the Debtors obligated with respect to such Claims or Interests, and such Claims and Interests shall be entitled to share in the recovery provided for the applicable Claim against or Interest in the Debtors based upon the full Allowed amount of such Claims or Interests. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under this Plan on account of any Allowed Claim or Allowed Interest exceed the amount of the Allowed Claim or Allowed Interest. ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Discharge of Claims and Termination of Interests. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in this Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created or entered into pursuant to this Plan or the Plan Supplement, the distributions, rights, and treatment that are provided in this Plan shall be in complete satisfaction and discharge, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 210 of 231

77 relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted this Plan. Any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of the Filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims (other than the Reinstated Claims), Interests (other than the Intercompany Interests that are Reinstated), and Causes of Action subject to the occurrence of the Effective Date. B. Release of Liens. Except as otherwise provided herein, in the DIP New Money Documents, Exit LC Facility Documents, the Plan Supplement, the Confirmation Order, or in any contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors or the Reorganized Debtors, or any other Holder of a Secured Claim. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Liens and/or security interests, including the execution, delivery, and Filing or recording of such releases. The presentation or Filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such mortgages, deeds of trust, Liens, pledges, and other security interests. To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to this Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors, the DIP New Money Agents, the Exit LC Facility Agents, that are necessary or desirable to record or effectuate the cancelation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. C. Releases by the Debtors. Except as expressly set forth in this Plan or the Confirmation Order, effective as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, including the obligations of the Debtors under this Plan and the contributions and services of the Released Parties in facilitating the expeditious reorganization of the Debtors and Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 211 of 231

78 implementation of the restructuring contemplated by this Plan, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, finally, and forever released and waived, to the fullest extent permissible under applicable Law, by each and all of the Debtors, and each of their respective current and former non-SoftBank Parties Affiliates, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, including any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities, whether known or unknown, foreseen or unforeseen, asserted or unasserted, matured or unmatured, fixed or contingent, liquidated or unliquidated, accrued or unaccrued, existing or hereinafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, or their Estates that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Cause of Action against, or Interest in, a Debtor or any other Entity, based on or relating to (including the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable), or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors or their Estates (including the capital structure, management, ownership, or operation thereof), the purchase, sale, exchange, issuance, termination, repayment, extension, amendment, or rescission of any debt instrument or Security of the Debtors or the Reorganized Debtors, the assertion or enforcement of rights and remedies against the Debtors, the formulation, preparation, dissemination, negotiation, consummation, entry into, or Filing of, as applicable, the Debt Documents, the Exit LC Facility Documents, and the RSA, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, the Notes Exchange Transactions, the decision to File the Chapter 11 Cases, any intercompany transactions, the Chapter 11 Cases, the Restructuring Transactions, and any related adversary proceedings, the formulation, preparation, dissemination, negotiation, consummation, entry into, or Filing of, as applicable the Definitive Documents or any other contract instrument, release, or other agreement or document created or entered into in connection with the Definitive Documents, the Restructuring Transactions, the pursuit of Confirmation and Consummation, the administration and implementation of this Plan, any action or actions taken in furtherance of or consistent with the administration of this Plan, including the issuance or distribution of Securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, the solicitation of votes on this Plan, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any obligations arising on or after the Effective Date of any party or Entity under this Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan as set forth in this Plan; or (b) any Retained Causes of Action. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing this Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 212 of 231

79 hearing; (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action of any kind whatsoever released pursuant to the Debtor Release; (g) essential to the Confirmation of this Plan; and (h) an exercise of the Debtors’ business judgment. D. Releases by the Releasing Parties. Effective as of the Effective Date, except as expressly set forth in this Plan or the Confirmation Order, in exchange for good and valuable consideration, including the obligations of the Debtors under this Plan and the contributions and services of the Released Parties in facilitating the expeditious reorganization of the Debtors and implementation of the restructuring contemplated by this Plan, pursuant to section 1123(b) of the Bankruptcy Code, in each case except for Claims arising under, or preserved by, this Plan, to the fullest extent permissible under applicable Law, each Releasing Party (other than the Debtors or the Reorganized Debtors), in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of a Releasing Party, is deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, to the fullest extent permissible under applicable Law, each Debtor, Reorganized Debtor, and each other Released Party from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities, whether known or unknown, foreseen or unforeseen, asserted or unasserted, matured or unmatured, fixed or contingent, liquidated or unliquidated, accrued or unaccrued, existing or hereinafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, or their estates that such Entity would have been legally entitled to assert in their own right (whether individually or collectively), based on or relating to (including the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable), or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors or their estates (including the capital structure, management, ownership, or operation thereof), the Chapter 11 Cases, the Restructuring Transactions, the purchase, sale, exchange, issuance, termination, repayment, extension, amendment, or rescission of any debt instrument or Security of the Debtors or the Reorganized Debtors, the assertion or enforcement of rights and remedies against the Debtors, the formulation, preparation, dissemination, negotiation, consummation, entry into, or Filing of, as applicable, the Debt Documents, the Exit LC Facility Documents, and the RSA, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, the Notes Exchange Transactions, the decision to File the Chapter 11 Cases, any intercompany transactions, and any related adversary proceedings, the formulation, preparation, dissemination, negotiation, consummation, entry into, or Filing of, as applicable, the Definitive Documents or any other contract instrument, release or other agreement or document created or entered into in connection with the Definitive Documents, or the Restructuring Transactions, the pursuit of Confirmation and Consummation, the administration and implementation of this Plan, any action or actions taken in furtherance of or consistent with the administration of this Plan, including the issuance or distribution of Securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, the solicitation of votes on this Plan, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations arising on or after the Effective Date of any party or Entity under this Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan as set forth in this Plan. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 213 of 231

80 Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases set forth in this Section D, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the releases set forth in this Section D are: (a) consensual; (b) essential to the Confirmation of this Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing this Plan; (d) a good faith settlement and compromise of the Claims released pursuant to this Article VIII.D; (e) in the best interests of the Debtors and their estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action of any kind whatsoever released pursuant to this Article VIII.D. E. Exculpation. Except as otherwise specifically provided in this Plan or the Confirmation Order, and to the fullest extent permitted by law, no Exculpated Party shall have or incur liability for, and each Exculpated Party is exculpated from, any and all Claims, Interests, obligations, rights, suits, damages, or Causes of Action whether direct or derivative, for any claim related to any act or omission arising prior to the Effective Date, in connection with, relating to, or arising out of, the administration of the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, consummation, entry into, or Filing of, as applicable, the Chapter 11 Cases, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into before or during the Chapter 11 Cases in connection with the Restructuring Transactions, any preference, fraudulent transfer, or other avoidance Claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the Disclosure Statement or this Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes for, or Confirmation of, this Plan, the funding of this Plan, the occurrence of the Effective Date, the administration and implementation of this Plan, including the issuance of Securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors in connection with this Plan and the Restructuring Transactions, or the transactions in furtherance of any of the foregoing, or upon any other act or omission, transaction, agreements, event, or other occurrence taking place on or before the Effective Date related to or relating to any of the foregoing (including, for the avoidance of doubt, providing any legal opinion effective as of the Effective Date requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by this Plan), except for Claims or Causes of Action related to any act or omission of an Exculpated Party that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan. The Exculpated Parties have, and upon Consummation of this Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to this Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or such distributions made pursuant to this Plan. Notwithstanding the foregoing, the exculpation shall not release any obligation or liability of any Entity for any Effective Date obligation under this Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan. The exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 214 of 231

81 F. Injunction. Upon entry of the Confirmation Order, except as otherwise expressly provided in this Plan or the Confirmation Order, or for obligations issued or required to be paid pursuant to this Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been extinguished, released, discharged, or are subject to exculpation, whether or not such Entities vote in favor of, against or abstain from voting on this Plan or are presumed to have accepted or deemed to have rejected this Plan, and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, Affiliates, and Related Parties are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing, conducting, or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, Causes of Action, or liabilities; (b) enforcing, levying, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action, or liabilities; (c) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action, or liabilities; (d) except as otherwise provided under this Plan (including Article V.K), asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, Causes of Action, or liabilities unless such Holder has timely Filed a motion with the Bankruptcy Court expressly requesting the right to perform such setoff, subrogation, or recoupment on or before the Effective Date, and notwithstanding an indication of a Claim, Interest, Cause of Action, liability or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims, Interests, or Causes of Action released or settled pursuant to this Plan; and (f) if such Entity (alone or together with a group of people that is treated as a single entity under the applicable rules) is a “50-percent shareholder” as defined under section 382(g)(4)(D) of the Tax Code with respect to any Debtor, claiming a worthless stock deduction for U.S. federal income tax purposes with respect to the Interests of WeWork Parent for any tax period of such Entity ending prior to the Effective Date. Upon entry of the Confirmation Order, all Holders of Claims and Interests shall be precluded and permanently enjoined from taking any actions to interfere with the implementation or Consummation of this Plan. With respect to Claims or Causes of Action that have not been released, discharged, or are not subject to exculpation, no Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Debtors, the Reorganized Debtors, any Exculpated Party, or any Released Party that relates to any act or omission occurring from the Petition Date to the Effective Date in connection with, relating to, or arising out of, in whole or in part, the Chapter 11 Cases (including the Filing and administration thereof), the Debtors, the governance, management, transactions, ownership, or operation of the Debtors, the purchase, sale, exchange, issuance, termination, repayment, extension, amendment, or rescission of any debt instrument or Security of the Debtors or the Reorganized Debtors, the RSA, the subject matter of, or the transactions or events giving rise to any Claim or Interest that is treated in this Plan, the business or contractual or other arrangements or other interactions between any Releasing Party and any Released Party or Exculpated Party, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, any other in- or out-of-court restructuring efforts of the Debtors; any intercompany transactions, any Restructuring Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 215 of 231

82 Transaction, the RSA, the formulation, preparation, dissemination, negotiation, or Filing of the RSA and the Definitive Documents, or any other contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement, this Plan, or any of the other Definitive Documents, the Notes and the Indentures, the pursuit of Confirmation, the administration and implementation of this Plan, including the issuance of securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by this Plan or the reliance by any Exculpated Party on this Plan or the Confirmation Order in lieu of such legal opinion), without the Bankruptcy Court (a) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action. To the extent the Bankruptcy Court may have jurisdiction over such colorable Claim or Cause of Action, the Bankruptcy Court shall have sole and exclusive jurisdiction to adjudicate such underlying Claim or Cause of Action should it permit such Claim or Cause of Action to proceed. G. Gatekeeper Provision. No party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Cause of Action of any kind against the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties that relates to, or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of, a Cause of Action subject to Article VIII.C, Article VIII.D, Article VIII.E, and Article VIII.F of this Plan without first: (a) requesting a determination from the Bankruptcy Court (which request must attach to the complaint or petition proposed to be filed by the requesting party), after notice and a hearing, that such Cause of Action (i) represents a colorable claim against a Debtor, Reorganized Debtor, Exculpated Party, or Released Party and (ii) was not discharged, released, enjoined, or otherwise prohibited under this Plan; and (b) obtaining from the Bankruptcy Court the foregoing determination as well as specific authorization for such party to bring such Cause of Action against any such Debtor, Reorganized Debtor, Exculpated Party, or Released Party. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Cause of Action constitutes a direct or derivative claim, is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Cause of Action. H. Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 216 of 231

83 I. Document Retention. On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors. J. Reimbursement or Contribution. If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (a) such Claim has been adjudicated as non-contingent or (b) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent. ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THIS PLAN A. Conditions Precedent to the Effective Date. It shall be a condition to the Effective Date that the following conditions shall have been satisfied, subject to the consent of the Required Consenting Stakeholders, (and, solely with respect to Article IX.A.7 below as it pertains to the Agent Professionals, to the applicable Agents) or waived by the Required Consenting Stakeholders, subject to the consent of the Required Consenting Stakeholders and the Reasonable Consent of the Creditors’ Committee (and, solely with respect to Article IX.A.7 below as it pertains to the Agent Professionals, the applicable Agents (or as otherwise indicated)), pursuant to the provisions of Article IX.B hereof: 1. the RSA shall remain in full force and effect, all conditions shall have been satisfied or waived thereunder (other than any conditions related to the occurrence of the Effective Date), and there shall be no breach thereunder that, after the expiration of any applicable notice period or any cure period, would give rise to a right to terminate the RSA; 2. the Cash Collateral Final Order shall be consistent with the RSA in all respects (including the consent rights set forth therein) and shall not have been vacated, stayed, or modified without the prior written consent of the Required Consenting Stakeholders; 3. the DIP LC/TLC Order shall be consistent with the RSA in all respects (including the consent rights set forth therein) and shall not have been vacated, stayed, or modified without the prior written consent of the Required Consenting Stakeholders; 4. the DIP New Money Orders shall be consistent with the RSA in all respects (and subject to the consent of the Required Consenting Stakeholders) and shall not have been vacated, stayed, or modified without the prior written consent of the Required Consenting Stakeholders and the Required Lenders; 5. each document or agreement constituting a Definitive Document shall have been executed and/or effectuated, in form and substance consistent with this Plan, the Restructuring Transactions contemplated herein, and the Plan Supplement, and shall be subject to the consent of the Required Consenting Stakeholders; Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 217 of 231

84 6. the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate this Plan, and all applicable regulatory or government-imposed waiting periods shall have expired or been terminated; 7. all obligations of the Debtors and the DIP New Money Lenders under the DIP New Money Documents shall have been satisfied in accordance with the terms thereof and this Plan; 8. the DIP New Money Documents shall have been duly executed and delivered by all Entities party thereto and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the DIP New Money Documents shall have been satisfied or duly waived in writing in accordance with the terms of the DIP New Money Documents and the closing of the DIP New Money Facilities shall have occurred; 9. the Exit LC Facility Documents shall have been duly executed and delivered by all Entities party thereto and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the Exit LC Facility Documents shall have been satisfied or duly waived in writing in accordance with the terms of the Exit LC Facility Documents and the closing of the Exit LC Facility shall have occurred; 10. all fees, expenses, and premiums payable pursuant to the RSA, Plan, Definitive Documents, or pursuant to any order of the Bankruptcy Court shall have been paid by the Debtors or the Reorganized Debtors, as applicable, and the Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall have been paid in full in Cash on the Effective Date as set forth in Article II.F of this Plan; 11. all Allowed Professional Fee Claims required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses in full after the Effective Date have been placed in the professional fee escrow account as set forth in, and in accordance with, this Plan; 12. the Bankruptcy Court shall have entered the Confirmation Order, which shall be in form and substance consistent with the RSA and subject to the consent of the Required Consenting Stakeholders, and such order shall have become a final and non-appealable order, which shall not have been stayed, reversed, vacated, amended, supplemented, or otherwise modified, unless waived by the Required Consenting Stakeholders; 13. the UCC Settlement Trust Documents shall have been executed and/or effectuated, in form and substance consistent with this Plan, the Restructuring Transactions contemplated herein, and the Plan Supplement; and the UCC Settlement Proceeds shall have been funded into the UCC Settlement Trust or otherwise reserved for such funding (to the extent the UCC Settlement Determination Date has not yet occurred); 14. the Debtors shall have otherwise substantially consummated the Restructuring Transactions (subject to the consent of the Required Consenting Stakeholders), and all transactions contemplated by this Plan and in the Definitive Documents, in a manner consistent in all respects with this Plan, unless waived by the Required Consenting Stakeholders; 15. the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein (and any amendment(s) thereto) shall have been Filed and all documents Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 218 of 231

85 therein shall continue to satisfy the RSA in all respects, unless waived by the Required Consenting Stakeholders; 16. all financing necessary for this Plan shall have been obtained and any documents related thereto, without duplication of the conditions described otherwise in this Article IX.A, shall have been executed, delivered, and be in full force and effect (with all conditions precedent thereto, other than the occurrence of the Effective Date or certification by the Debtors that the Effective Date has occurred, having been satisfied or waived), and subject to the consent of the Required Consenting Stakeholders; and 17. immediately prior to, or in connection with, the Effective Date, the Debtors and their non-SoftBank Party Affiliates shall possess no less than $300 million in cash (inclusive of the proceeds of the DIP New Money Exit Facility), which amount shall be exclusive of (i) any proceeds generated by the Japan/India Sales, (ii) amounts required to satisfy all outstanding DIP New Money Interim Facility Claims, (iii) amounts required to either establish reserves for or satisfy Administrative Claims, including, for the avoidance of doubt, Cure Claims, and (iv) amounts constituting Aggregate Exit LC Cash Collateral. B. Waiver of Conditions. Except as otherwise specified in this Plan, and subject to the limitations contained in and other terms of the RSA, any one or more of the conditions to Consummation (or any component thereof) set forth in this Article IX may be waived only if waived in writing (email being sufficient) by the Debtors and the Required Consenting Stakeholders without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate this Plan. C. Effect of Failure of Conditions. If Consummation does not occur, this Plan shall be null and void in all respects and nothing contained in this Plan, the Disclosure Statement, the RSA, or any other Definitive Document shall: (a) constitute a waiver or release of any claims by the Debtors, Claims, or Interests; (b) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by the Debtors, any Holders of Claims or Interests, or any other Entity; provided that all provisions of this Plan, the RSA, or any other Definitive Document that survive termination thereof shall remain in effect in accordance with the terms thereof. D. Substantial Consummation. “Substantial Consummation” of this Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date. ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS PLAN A. Modification and Amendments. Except as otherwise specifically provided in this Plan and subject to the consent rights of the Required Consenting Stakeholders and the Creditors’ Committee (as applicable), the Debtors reserve the right to modify this Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan; provided that any such modification (whether material or immaterial) shall be acceptable in form and substance to the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 219 of 231

86 Required Consenting Stakeholders. Subject to those restrictions on modifications set forth in this Plan, the RSA, the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify this Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify this Plan, or remedy any defect or omission, or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of this Plan. B. Effect of Confirmation on Modifications. Entry of the Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and shall constitute a finding that such modifications or amendments to this Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. C. Revocation or Withdrawal of Plan. To the extent permitted by the RSA and subject to the consent of the Required Consenting Stakeholders, the Debtors reserve the right to revoke or withdraw this Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or Consummation does not occur, then: (a) this Plan shall be null and void in all respects; (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain of any claims by the Debtors, Claims or Interests, or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void; and (c) nothing contained in this Plan shall: (i) constitute a waiver or release of any claims by the Debtors, Claims, or Interests; (ii) prejudice in any manner the rights of such Debtor or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. ARTICLE XI. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: (a) allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests; (b) decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or this Plan; (c) resolve any matters related to: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 220 of 231

87 necessary, liquidate, any Claims arising therefrom, including Cure Obligations pursuant to section 365 of the Bankruptcy Code; (ii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (iii) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (iv) any dispute regarding whether a contract or lease is or was executory or expired; (d) ensure that distributions to Holders of Allowed Claims and Holders of Allowed Interests (as applicable) are accomplished pursuant to the provisions of this Plan and adjudicate any and all disputes arising from or relating to distributions under this Plan; (e) adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date; (f) adjudicate, decide, or resolve any and all matters related to sections 1141 and 1145 of the Bankruptcy Code; (g) enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with this Plan, the Confirmation Order, or the Disclosure Statement, including the RSA; (h) enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code; (i) resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan; (j) issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of this Plan, including any action that is intended or is reasonably likely to directly or indirectly prevent, impede, hinder, adversely affect, and/or delay any of the Restructuring Transactions, or any actions or efforts of the Debtors and Reorganized Debtors and/or their ability to consummate this Plan; (k) resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the exculpations, discharges, injunctions, releases, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (l) resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.L hereof; Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 221 of 231

88 (m) enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; (n) issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of this Plan; (o) determine any other matters that may arise in connection with or relate to this Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan or the Disclosure Statement, including the RSA; (p) enter an order or final decree concluding or closing the Chapter 11 Cases; (q) adjudicate any and all disputes arising from or relating to distributions under this Plan or any transactions contemplated therein; (r) consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; (s) determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; (t) hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan; (u) hear and determine matters concerning U.S. state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; (v) hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in this Plan, including under Article VIII hereof, whether occurring prior to or after the Effective Date; (w) enforce all orders previously entered by the Bankruptcy Court; and (x) hear any other matter not inconsistent with the Bankruptcy Code. As of the Effective Date, notwithstanding anything in this Article XI to the contrary, the New Corporate Governance Documents and any documents related thereto shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 222 of 231

89 ARTICLE XII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect. Subject to Article IX.A hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan (including, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims or Interests (irrespective of whether such Holders of Claims or Interests have, or are deemed to have, accepted this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan regardless of whether any Holder of a Claim or Interest has voted on this Plan. B. Additional Documents. On or before the Effective Date, and consistent in all respects with the terms of the RSA, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of this Plan and the RSA; provided that any and all such agreements and documents shall be in form and substance acceptable to the Debtors and subject to the consent of the Required Consenting Stakeholders and the Reasonable Consent of the Creditors’ Committee. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan. C. Statutory Committee and Cessation of Fee and Expense Payment. On the Effective Date, the Creditors’ Committee and any other statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases, except in connection with final fee applications of Professionals for services rendered prior to the Effective Date. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors’ Committee or any other statutory committees after the Effective Date. D. Reservation of Rights. Except as expressly set forth in this Plan, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by any Debtor, Consenting Stakeholder, Agent, or party under the DIP Facilities, as applicable, with respect to this Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor, or Agent, as applicable, with respect to the Holders of Claims or Interests prior to the Effective Date. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 223 of 231

90 E. Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. F. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by email) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered, addressed as follows: If to the Debtors: If to Counsel to the Debtors: WeWork Inc. 12 East 49th Street, 3rd Floor New York, NY 10017 Attention: Pamela Swidler, Chief Legal Officer Email address: pamela.swidler@wework.com Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attention: Edward O. Sassower, P.C., Joshua A. Sussberg, P.C., Steven N. Serajeddini, P.C., Ciara Foster, Connor K. Casas Email address: edward.sassower@kirkland.com, joshua.sussberg@kirkland.com, steven.serajeddini@kirkland.com, ciara.foster@kirkland.com, connor.casas@kirkland.com -and- Cole Schotz P.C. Court Plaza North, 25 Main Street Hackensack, New Jersey 07601 Attention: Michael D. Sirota, Esq., Warren A. Usatine, Esq., Felice R. Yudkin, Esq., Ryan T. Jareck, Esq. Email address: msirota@coleschotz.com, wusatine@coleschotz.com, fyudkin@coleschotz.com, rjareck@coleschotz.com If to the U.S. Trustee: If to Counsel to the DIP Agent: Office of The United States Trustee One Newark Center 1085 Raymond Boulevard, Suite 2100 Newark, NJ 07102 Attention: Fran B. Steele, Esq., Peter J. D'Auria, Esq. Email address: Fran.B.Steele@usdoj.gov, Peter.J.D'Auria@usdoj.gov Milbank LLP 55 Hudson Yards New York, NY 10001-2163 Attention: Brian Kinney, Michael Price, George Zhang Email address: bkinney@milbank.com, mprice@milbank.com, gzhang@milbank.com, Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 224 of 231

91 If to Counsel to the Creditors’ Committee: If to Counsel to the SoftBank Parties: Paul Hastings LLP 200 Park Avenue New York, New York 10166 Attention: Kris Hansen, Gabe Sasson, Frank Merola, Matt Friedrick Email address: krishansen@paulhastings.com, gabesasson@paulhastings.com, frankmerola@paulhastings.com, matthewfriedrick@paulhastings.com Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Gabriel A. Morgan, Kevin H. Bostel, Eric L. Einhorn Email address: gabriel.morgan@weil.com, kevin.bostel@weil.com, eric.einhorn@weil.com -and- Wollmuth Maher & Deutsch LLP 500 Fifth Avenue, 25 Main Street New York, NY 10110 Attention: Paul R. DeFilippo, James N. Lawlor Email address: pdefilippo@wmd-law.com, jlawlor@wmd-law.com If to Counsel to the Ad Hoc Group: If to Counsel to Cupar: Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attention: Eli J. Vonnegut; Natasha Tsiouris; Jonah A. Peppiatt Email address: eli.vonnegut@davispolk.com, natasha.tsiouris@davispolk.com, jonah.peppiatt@davispolk.com Greenberg Traurig, LLP 500 Campus Drive, Suite 400 Florham Park, NJ 07932 Attention: Alan J. Brody Email address: brodya@gtlaw.com Cooley LLP 55 Hudson Yards New York, NY 10001 Attention: Tom Hopkins, Cullen D. Speckhart, Logan Tiari, Michael A. Klein Email address: thopkins@cooley.com, cspeckhart@cooley.com, ltiari@cooley.com, mklein@cooley.com After the Effective Date, the Reorganized Debtors have the authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, an Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests. G. Term of Injunctions or Stays. Unless otherwise provided in this Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 225 of 231

92 Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. Notwithstanding anything to the contrary herein (except with respect to indemnification obligations under assumed Unexpired Leases, which shall remain Unimpaired), the automatic stay imposed by section 362 of the Bankruptcy Code and the injunctions set forth in Article VIII.F of this Plan shall remain applicable to Claims that have the benefit of an applicable insurance policy arising prior to the Effective Date up to the amount of the applicable SIR or deductible, which Claims shall be treated as General Unsecured Claims. H. Entire Agreement. Except as otherwise indicated, and without limiting the effectiveness of the RSA, this Plan (including, for the avoidance of doubt, the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan. I. Plan Supplement. All exhibits and documents included in the Plan Supplement are an integral part of this Plan and are incorporated into and are a part of this Plan as if set forth in full in this Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://dm.epiq11.com/WeWork or the Bankruptcy Court’s website at https://www.njb. uscourts.gov/. J. Nonseverability of Plan Provisions. If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided that any such alteration shall be consistent with the RSA and subject to the consent of the Required Consenting Stakeholders and the Reasonable Consent of the Creditors’ Committee. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to this Plan and may not be deleted or modified without the Debtors’ or the Reorganized Debtors’ consent, as applicable (but subject to the terms of the RSA); and (c) nonseverable and mutually dependent. K. Votes Solicited in Good Faith. Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on this Plan in good faith and in compliance with section 1125(g) of the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 226 of 231

93 the offer, issuance, sale, and purchase of Securities offered and sold under this Plan and any previous plan, and, therefore, no such parties nor individuals nor the Reorganized Debtors will have any liability for the violation of any applicable Law, rule, or regulation governing the solicitation of votes on this Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under this Plan and any previous plan. L. Closing of Chapter 11 Cases. On and after the Effective Date, upon the filing of an appropriate motion, the Debtors or the Reorganized Debtors shall be permitted to close all of the Chapter 11 Cases of the Debtors except for the Chapter 11 Case(s) listed in the Restructuring Transactions Exhibit as having those Chapter 11 Case(s) remain open following the Effective Date (as the Debtors may determine subject to the consent rights set forth therein), and all contested matters relating to any of the Debtors, including Claim Objections and any adversary proceedings, shall be administered and heard in the Chapter 11 Case(s) of such Debtor(s), irrespective of whether such Claim(s) were Filed or such adversary proceeding was commenced against a Debtor whose Chapter 11 Case was closed. When all Disputed Claims have become Allowed or disallowed and all distributions have been made in accordance with this Plan, the Reorganized Debtors shall seek authority to close any remaining Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules. M. Waiver or Estoppel. Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date. Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 227 of 231

94 Dated: May 30, 2024 WEWORK INC. on behalf of itself and all other Debtors /s/ David Tolley David Tolley Chief Executive Officer Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 228 of 231

Exhibit B Proposed Notice of Effective Date Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main Document Page 229 of 231

Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main
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KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Edward O. Sassower, P.C.
Joshua A. Sussberg, P.C. (admitted *pro hac vice*)
Steven N. Serajeddini, P.C. (admitted *pro hac vice*)
Ciara Foster (admitted *pro hac vice*)
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
edward.sassower@kirkland.com
joshua.sussberg@kirkland.com
steven.serajeddini@kirkland.com
ciara.foster@kirkland.com

Co-Counsel for Debtors and
Debtors in Possession

COLE SCHOTZ P.C.
Michael D. Sirota, Esq.
Warren A. Usatine, Esq.
Felice R. Yudkin, Esq.
Ryan T. Jareck, Esq.
Court Plaza North, 25 Main Street
Hackensack, New Jersey 07601
Telephone: (201) 489-3000
msirota@coleschotz.com
wusatine@coleschotz.com
fyudkin@coleschotz.com
rjareck@coleschotz.com

Co-Counsel for Debtors and
Debtors in Possession

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY

In re:	Chapter 11
WEWORK INC., *et al.*,	Case No. 23-19865 (JKS)
Debtors.[1]	(Jointly Administered)

NOTICE OF (I) ENTRY OF AN ORDER CONFIRMING THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF WEWORK INC. AND ITS DEBTOR SUBSIDIARIES AND (II) OCCURRENCE OF EFFECTIVE DATE

On [May 30], 2024, the Honorable John K. Sherwood, United States Bankruptcy Judge for the United States Bankruptcy Court for the District of New Jersey (the "Court"), entered the *Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries* [Docket No. [●]] (the "Confirmation Order") confirming the Plan[2] of the above-captioned debtors and debtors in possession (collectively, the "Debtors").

[1] A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors' claims and noticing agent at https://dm.epiq11.com/WeWork. The location of Debtor WeWork Inc.'s principal place of business is 12 East 49th Street, 3rd Floor, New York, NY 10017; the Debtors' service address in these chapter 11 cases is WeWork Inc. c/o Epiq Corporate Restructuring, LLC 10300 SW Allen Blvd. Beaverton, OR 97005.

[2] Capitalized terms not otherwise defined herein have the meanings ascribed to them in the *Debtors' Third Amended Joint Chapter 11 Plan of Reorganization of WeWork Inc. and Its Debtor Subsidiaries* [Docket No. 1816] (with all supplements and exhibits thereto, the "Plan") or the Confirmation Order, as applicable.

Case 23-19865-JKS Doc 2060 Filed 05/30/24 Entered 05/30/24 16:44:07 Desc Main
Document Page 231 of 231

The Effective Date of the Plan occurred on **[●], 2024**.

The Confirmation Order, the Plan, and copies of all documents Filed in these Chapter 11 Cases are available free of charge by visiting https://dm.epiq11.com/WeWork or by calling the Debtors' restructuring hotline at (877) 959-5845 (Toll-free from US / Canada) or +1 (503) 852-9067 (International). You may also obtain copies of any pleadings Filed in these Chapter 11 Cases for a fee via PACER at: https://ecf.njb.uscourts.gov.

The Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan.

The Plan and its provisions are binding on the Debtors, the Reorganized Debtors, the Disbursing Agent, and any Holder of a Claim or an Interest and such Holder's respective successors and assigns, whether or not the Claim or the Interest of such Holder is Impaired under the Plan, and whether or not such Holder voted to accept the Plan.

The Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

Dated: [____], 2024

/s/ DRAFT

COLE SCHOTZ P.C.
Michael D. Sirota, Esq.
Warren A. Usatine, Esq.
Felice R. Yudkin, Esq.
Ryan T. Jareck, Esq.
Court Plaza North, 25 Main Street
Hackensack, New Jersey 07601
Telephone: (201) 489-3000
msirota@coleschotz.com
wusatine@coleschotz.com
fyudkin@coleschotz.com
rjareck@coleschotz.com

Co-Counsel for Debtors and
Debtors in Possession

KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Edward O. Sassower, P.C.
Joshua A. Sussberg, P.C. (admitted *pro hac vice*)
Steven N. Serajeddini, P.C. (admitted *pro hac vice*)
Ciara Foster (admitted *pro hac vice*)
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
edward.sassower@kirkland.com
joshua.sussberg@kirkland.com
steven.serajeddini@kirkland.com
ciara.foster@kirkland.com

Co-Counsel for Debtors and
Debtors in Possession

IF YOU HAVE ANY QUESTIONS ABOUT THIS NOTICE, PLEASE CONTACT EPIQ CORPORATE RESTRUCTURING, LLC BY CALLING (877) 959-5845 (TOLL FREE) or +1 (503) 852-9067 (INTERNATIONAL)

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